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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
OPTIO SOFTWARE, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☐	No fee required.
☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies: Common Stock, no par value, of Optio Software, Inc.
(2)	Aggregate number of securities to which transaction applies:
        22,222,280 shares of Common Stock (as of February 28, 2008) and 3,799,367 shares of Common Stock underlying outstanding options to purchase Common Stock, of which 3,670,814 shares underlie options with an exercise price of less than $1.85 (as of February 28, 2008).

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
        The filing fee of $1,766 was calculated pursuant to Exchange Act Rule 0-11(c) and is equal to $39.30 per million of the aggregate merger consideration of $44,932,327. The aggregate merger consideration is calculated as the sum of (a) the product of 22,220,280 shares of Common Stock and the merger consideration of $1.85 per share in cash and (b) the difference between (i) the product of 3,670,814 times the merger consideration of $1.85, and (ii) the sum of the exercise prices of the 3,670,814 Common Stock options that have an exercise price less than $1.85 per share.

	(4)	Proposed maximum aggregate value of transaction: $44,932,327
	(5)	Total fee paid: $1,766
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Preliminary Copy—Subject to Completion

                                    , 2008

Dear Shareholder:

        You are cordially invited to attend a special meeting of shareholders of Optio Software, Inc. to be held on [day], [date], 2008, at [time], local time, at [venue], [address], [city], [state] [zip].

        At the special meeting, you will be asked to consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated as of March 3, 2008, by and among Bottomline Technologies (de), Inc., Olive Acquisition Corp., a wholly owned subsidiary of Bottomline Technologies (de), Inc., and Optio Software, Inc. Pursuant to the Agreement and Plan of Merger, Olive Acquisition Corp. will merge with and into Optio Software, Inc. and Optio Software, Inc. will become a wholly owned subsidiary of Bottomline Technologies (de), Inc.

        If the merger is completed, Optio Software, Inc. shareholders will receive $1.85 in cash, without interest and less any applicable withholding tax, for each share of Optio Software, Inc. common stock owned by them as of the date of the merger.

        After careful consideration, our board of directors unanimously determined that the merger agreement and the merger are in the best interests of Optio Software, Inc. and its shareholders. Our board of directors has unanimously adopted the merger agreement and unanimously recommends that you vote "FOR" the approval of the merger agreement at the special meeting.

        Our board of directors considered a number of factors in evaluating the transaction and consulted with its legal and financial advisors. Included in the attached proxy statement is the opinion of ValueScope, Inc., relating to the fairness, from a financial point of view, to the holders of our common stock of the consideration provided for in the merger. The enclosed proxy statement also provides detailed information about the merger agreement and the merger. We encourage you to read this proxy statement carefully, including its annexes.

        Your vote is very important, regardless of the number of shares you own. The merger must be approved by the holders of a majority of the outstanding shares of our common stock entitled to vote at the special meeting. Therefore, if you do not return your proxy card, vote via the Internet or telephone or attend the special meeting and vote in person, it will have the same effect as if you voted "AGAINST" approval of the merger agreement. Only shareholders who owned shares of Optio Software, Inc. common stock at the close of business on March 14, 2008, the record date for the special meeting, will be entitled to vote at the special meeting. To vote your shares, you may use the enclosed proxy card, vote via the Internet or telephone or attend the special meeting and vote in person. On behalf of the board of directors, I urge you to complete, sign, date and return the enclosed proxy card, or vote via the Internet or telephone as soon as possible, even if you currently plan to attend the special meeting.

        Thank you for your support of our company. I look forward to seeing you at the special meeting.

Sincerely,
Wayne Cape Chairman of the Board, President and Chief Executive Officer

This proxy statement is dated [proxy date], 2008 and is being mailed to shareholders of Optio Software, Inc. on or about [mailing date], 2008.

OPTIO SOFTWARE, INC.
NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

Date and Time:	[time] a.m., [day], [date], 2008
Place:	[venue] [address] [city], [state] [zip]
Items of Business:	1.
Consider and vote upon the approval of the Agreement and Plan of Merger, dated as of March 3, 2008, by and among Bottomline Technologies (de), Inc., a Delaware corporation, Olive Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Bottomline Technologies (de), Inc., and Optio Software, Inc., a Georgia corporation, as more fully described in the enclosed proxy statement; and
2.
Adjourn or postpone the special meeting, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes in favor of approval of the merger agreement or not sufficient shares present to constitute a quorum at the time of the special meeting; and
	3.	Transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting.
Who May Vote:
You can vote if you were a shareholder of record as of the close of business on March 14, 2008. Your vote is important. The affirmative vote of the holders of a majority of Optio Software, Inc.'s outstanding common stock entitled to vote at the special meeting is required to approve the merger agreement.
Proxy Voting:
All shareholders are cordially invited to attend the special meeting in person. Even if you plan to attend the special meeting in person, we request that you complete, sign, date and return the enclosed proxy or vote via the Internet or telephone and thus ensure that your shares will be represented at the special meeting if you are unable to attend. If you sign, date and return your proxy card without indicating how you wish to vote, your proxy will be counted as a vote in favor of approval of the merger agreement and in favor of adjournment or postponement of the special meeting, if necessary or appropriate, to permit solicitations of additional proxies. If you fail to return your proxy card, do not vote via the Internet or by telephone, and do not attend the meeting and vote in person, your shares will effectively be counted as a vote against approval of the merger agreement and will not be counted for purposes of determining whether a quorum is present at the special meeting or for purposes of the vote to adjourn or postpone the special meeting, if necessary or appropriate, to solicit additional proxies. If you do attend the special meeting and you wish to vote in person, you may withdraw your proxy and vote in person at the special meeting if your shares are registered in your name or, if your shares are held in "street name," you hold a proxy from your broker or bank.

Recommendations:
The board of directors unanimously recommends that you vote "FOR" the approval of the merger agreement at the special meeting. The board of directors also recommends that you vote "FOR" the approval of any proposal to adjourn or postpone the special meeting, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes in favor of approval of the merger agreement or not sufficient shares present to constitute a quorum at the time of the special meeting.
Dissenters' Rights:
Optio Software, Inc. shareholders who do not vote in favor of approval of the merger agreement and who perfect their dissenters' rights by complying with all the required procedures under Georgia law will have the right to seek payment for the fair value of their shares if the merger is completed. See "The Merger—Dissenters' Rights," beginning on page 40, and Annex C to the accompanying proxy statement.

By Order of the Board of Directors, Caroline Bembry, Chief Financial Officer and Secretary, [proxy date], 2008.

OPTIO SOFTWARE, INC.
SPECIAL MEETING OF SHAREHOLDERS
TABLE OF CONTENTS

FORWARD-LOOKING INFORMATION	iii
QUESTIONS AND ANSWERS ABOUT THE MERGER	1
SUMMARY	7
The Companies	7
Merger Consideration	7
Market Prices and Dividend Data	8
Material United States Federal Income Tax Consequences of the Merger	8
Reasons for the Merger and Recommendation of Optio's Board of Directors	8
Opinion of Our Financial Advisor	10
The Special Meeting	10
Interests of Optio's Executive Officers and Directors in the Merger	11
The Voting Agreement	11
Conditions to the Closing of the Merger	12
Limitation on Considering Other Acquisition Proposals	13
Termination of the Merger Agreement	13
Termination Fees and Expenses	14
Dissenters' Rights	15
MARKET PRICES AND DIVIDEND DATA	16
THE SPECIAL MEETING	16
Date, Time and Place	16
Purpose of the Special Meeting	17
Record Date; Shares Entitled to Vote; Quorum	17
Vote Required	17
Voting by Optio Directors and Executive Officers	17
Voting of Proxies	17
Revocability of Proxies	18
Board of Directors' Recommendations	18
Abstentions and Broker Non-Votes	19
Solicitation of Proxies	19
Householding of Special Meeting Materials	19
Shareholder List	19
THE COMPANIES	20
Optio Software, Inc.	20
Bottomline Technologies (de), Inc.	20
Olive Acquisition Corp.	20
THE MERGER	21
Background of the Merger	21
Reasons for the Merger and Recommendation of Optio's Board of Directors	26
Opinion of Our Financial Advisor	27
Interests of Optio's Executive Officers and Directors in the Merger	34
Dissenters' Rights	40
Form of the Merger	43
Merger Consideration	43
Effect on Outstanding Options	43
Effective Time of the Merger	43
Deregistration of Optio Common Stock	43
Material United States Federal Income Tax Consequences of the Merger	43

i

THE MERGER AGREEMENT	46
Effective Time	46
Conversion of Shares; Procedures for Exchange of Certificates	46
Treatment of Outstanding Options	47
Representations and Warranties	47
Conduct of Business Pending the Merger	49
Limitation on Considering Other Acquisition Proposals	52
Conditions to the Closing of the Merger	53
Termination of the Merger Agreement	54
Termination Fees and Expenses	56
Indemnification and Insurance for Optio's Directors and Officers	57
Material Adverse Effect	57
Extension, Waiver and Amendment of the Merger Agreement	58
THE VOTING AGREEMENT	58
Agreement to Vote and Irrevocable Proxy	58
Transfer and Solicitation Restrictions	59
Termination	59
SECURITY OWNERSHIP OF EXECUTIVE OFFICERS AND CERTAIN BENEFICIAL OWNERS	60
Five Percent Beneficial Owners	60
Beneficial Ownership of Directors and Named Executive Officers	62
FUTURE SHAREHOLDER PROPOSALS	64
OTHER MATTERS	64
WHERE YOU CAN FIND MORE INFORMATION	64
MISCELLANEOUS	65
CERTAIN INFORMATION REGARDING OPTIO AND BOTTOMLINE	65

Annexes

Annex A—Agreement and Plan of Merger and Voting Agreement
Annex B—Opinion of ValueScope, Inc.
Annex C—Article 13 of the Georgia Business Corporation Code

ii

FORWARD-LOOKING INFORMATION

        This proxy statement contains "forward-looking statements," as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are based on our current expectations, assumptions, beliefs, estimates and projections about our company and our industry. The forward-looking statements are subject to various risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Generally, these forward-looking statements can be identified by the use of forward-looking terminology such as "anticipate," "believe," "estimate," "expect," "intend," "project," "should" and similar expressions. Factors that may affect those forward-looking statements include, among other things:

  •
  the risk that the merger may not be consummated in a timely manner if at all,

  •
  the risk that the merger agreement may be terminated in circumstances which require us to pay Bottomline a termination fee of $1.5 million,

  •
  risks regarding a loss of or substantial decrease in purchases by our major customers as a result of the announcement or pendency of the merger,

  •
  risks related to diverting management's attention from ongoing business operations as a result of the pendency of the merger,

  •
  risks regarding employee retention as a result of the announcement or pendency of the merger, and

  •
  other risks detailed in our current filings with the Securities and Exchange Commission, including our most recent filings on Form 10-K or Form 10-Q, which discuss these and other important risk factors concerning our operations.

        We caution you that reliance on any forward-looking statement involves risks and uncertainties, and that although we believe that the assumptions on which our forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate, and, as a result, the forward-looking statements based on those assumptions could be incorrect. In light of these and other uncertainties, you should not conclude that we will necessarily achieve any plans and objectives or projected financial results referred to in any of the forward-looking statements. We do not undertake to release the results of any revisions of these forward-looking statements to reflect future events or circumstances.

iii

QUESTIONS AND ANSWERS ABOUT THE MERGER

        The following Q&A is intended to address some commonly asked questions regarding the merger. These questions and answers may not address all questions that may be important to you as an Optio Software, Inc. shareholder. We urge you to read carefully the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents we refer to in this proxy statement.

        Except as otherwise specifically noted in this proxy statement, "we," "our," "us" and similar words in this proxy statement refer to Optio Software, Inc. In addition, we refer to Optio Software, Inc. as "Optio" or the "Company," to Bottomline Technologies (de), Inc. as "Bottomline," to Olive Acquisition Corp., a wholly owned subsidiary of Bottomline, as "Merger Sub" and to ValueScope, Inc. as "ValueScope."

Q:
Why am I receiving this proxy statement?

A:
Our board of directors is furnishing this proxy statement in connection with the solicitation of proxies to be voted at a special meeting of shareholders, or at any adjournments, postponements or continuations of the special meeting.

Q:
What am I being asked to vote on?

A:
You are being asked to vote to approve an Agreement and Plan of Merger, or merger agreement, that provides for the acquisition of Optio by Bottomline. The proposed acquisition would be accomplished through a merger of Merger Sub with and into Optio. As a result of the merger, Optio will become a wholly-owned subsidiary of Bottomline, the registration of Optio common stock under the Securities Exchange Act of 1934, as amended, or the Exchange Act, will be terminated, and the shares will cease to be eligible for quotation on the Over-the-Counter Bulletin Board quotation service. See "The Merger—Form of the Merger" beginning on page 43 and "The Merger—Deregistration of Optio Common Stock" beginning on page 43.

  In addition, you are being asked to grant Optio's management discretionary authority to adjourn or postpone the special meeting. If, for example, we do not receive proxies from shareholders holding a sufficient number of shares to approve the proposed transaction or to constitute a quorum, we could use the additional time to solicit additional proxies in favor of approval of the merger agreement.

Q:
What will I receive in the merger?

A:
As a result of the merger, our shareholders will receive $1.85 in cash, without interest and less any applicable withholding tax, for each share of Optio common stock they own as of the date of the merger. For example, if you own 1,000 shares of Optio common stock, you will receive $1,850 in cash, less any applicable withholding tax, in exchange for your 1,000 shares. See "The Merger—Merger Consideration" beginning on page 43.

Q:
What do I need to do now?

A:
We urge you to read this proxy statement carefully and consider how the merger affects you. Then mail your completed, dated and signed proxy card in the enclosed return envelope as soon as possible, or vote via the Internet or telephone, so that your shares can be voted at the special meeting of our shareholders. Please do not send your stock certificates with your proxy card. See "The Special Meeting—Voting of Proxies" beginning on page 17.

Q:
How does Optio's board recommend that I vote?

A:
At a meeting held on March 1, 2008, Optio's board of directors unanimously approved the merger agreement and determined that the merger agreement and the merger are in the best interests of Optio and its shareholders. Our board of directors unanimously recommends that you vote "FOR" the approval of the merger agreement and "FOR" the proposal to adjourn or postpone the special meeting, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes in favor of the approval of the merger agreement or not sufficient shares present to constitute a quorum at the time of the special meeting. See "The Special Meeting—Board of Directors' Recommendations" beginning on page 18.

Q:
Do any of Optio's directors or officers have interests in the merger that may differ from those of Optio shareholders?

A:
Yes.    Optio has entered into change of control agreements pursuant to which each of our executive officers, upon the effectiveness of the merger, would be entitled to receive six months of salary, with the exception of Mr. C. Wayne Cape, our President and Chief Executive Officer. Mr. Cape, in accordance with his employment agreement, will receive 12 months of salary and continued benefits if his employment is terminated without cause or he resigns with good reason within one year of the merger. Each of our other executive officers would receive six months of continued benefits if his or her employment is terminated without cause or he or she resigns with good reason within one year of the merger. All holders (including our executive officers and directors) of Optio options that are not exercised prior to the closing of the merger will receive, for each option with an exercise price less than $1.85, a cash payment equal to the difference between the per-share exercise price of the option and $1.85, and all unvested options will vest at the effectiveness of the merger. See "The Merger—Interests of Optio's Executive Officers and Directors in the Merger" beginning on page 34 for a description of these agreements and more information with respect to the rights, payments and benefits that come into effect upon effectiveness of the merger or upon termination of employment without cause or resignation for good reason within one year after the merger.

Q:
What factors did the Optio board of directors consider in making its recommendation?

A:
In making its recommendation, our board of directors took into account, among other things, the $1.85 per share cash consideration to be received by holders of our common stock in the merger in relation to recent market prices of our common stock, the fact that the cash payment would provide certainty and immediate value to our shareholders and an opportunity for all of our shareholders to sell all of their shares at a fair price, the fact that the merger is not subject to any financing condition, the fact that we engaged in a competitive process to obtain the highest price for our shares and Bottomline was the bidder who submitted the highest price, the social and economic effects on employees, customers, suppliers, and other constituencies and the communities in which we operate, the desirability of maintaining Optio's independence from its competitors, the timing of the proposed merger, the opinion of ValueScope, and the terms and conditions of the merger agreement, including our ability to furnish information to, and conduct negotiations with, a third party should we receive an unsolicited offer that we believe is reasonably likely to result in a superior offer. See "The Merger—Reasons for the Merger and Recommendation of Optio's Board of Directors" beginning on page 26 for a description of the factors, risks and potentially negative factors weighed by the board of directors.

Q:
What vote is required to approve the merger agreement?

A:
Approval of the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to vote at the special meeting. See "The Special Meeting—Vote Required" beginning on page 17.

  As of March 14, 2008, the record date for determining who is entitled to vote at the special meeting, there were [total number outstanding as of March 14, 2008] shares of Optio common stock issued and outstanding. In connection with the execution of the merger agreement, C. Wayne Cape, Donald H. French and Trinad Capital Master Fund, Ltd. have agreed to vote their shares of Optio common stock for the approval of the merger agreement, and against any competing transaction. An aggregate of 8,612,775 shares, or 39%, of Optio common stock outstanding on the record date are subject to this agreement. See "The Voting Agreement" beginning on page 58. Jay A. Wolf is a portfolio manager and managing director of Trinad Management, LLC, the investment manager of Trinad Capital Master Fund, Ltd., and a managing director of Trinad Advisors II, LLC, the general partner of Trinad Capital LP, a principal stockholder of Trinad Capital Master Fund, Ltd. Messrs. Cape and Wolf are members of our board of directors, and Messrs. Cape and French are executive officers of Optio. See "The Voting Agreement" beginning on page 58.

Q:
Where and when is the special meeting of shareholders?

A:
The Optio special meeting will be held on [day], [date], 2008 at [time] a.m., local time, at the [venue], [address], [city], [state] [zip].

Q:
Who is entitled to vote at the special meeting?

A:
Only shareholders of record as of the close of business on March 14, 2008 are entitled to receive notice of the special meeting and to vote the shares of our common stock that they held at that time at the special meeting, or at any adjournments or postponements of the special meeting. See "The Special Meeting—Record Date; Shares Entitled to Vote; Quorum" beginning on page 17.

Q:
May I vote in person?

A:
If your shares are not held in "street name" through a broker or bank you may attend the special meeting and vote your shares in person, rather than signing and returning your proxy card or voting via the Internet or telephone. If your shares are held in "street name," you must get a proxy from your broker or bank in order to vote in person. Even if you plan to attend the special meeting in person, we urge you to complete, sign, date and return the enclosed proxy or vote via the Internet or telephone to ensure that your shares will be represented at the special meeting. See "The Special Meeting—Voting of Proxies" beginning on page 17.

Q:
May I vote via the Internet or telephone?

A:
If your shares are registered in your name, you may vote by returning a signed proxy card or voting in person at the special meeting. Additionally, you may submit a proxy authorizing the voting of your shares over the Internet at https://www.proxyvote.com or telephonically by calling 1-800-690-6903. Proxies submitted over the Internet or by telephone must be received by 11:59 p.m. Eastern Standard Time on the day before the special meeting. You must have the enclosed proxy card available, and follow the instructions on the proxy card, in order to submit a proxy over the Internet or telephone.

  If your shares are held in "street name" through a broker or bank, you may vote by completing and returning the voting instruction form provided by your broker or bank, or by the Internet or telephone through your broker or bank if such a service is provided. To vote via the Internet or telephone through your broker or bank, you should follow the instructions on the voting form provided by your broker or bank. See "The Special Meeting—Voting of Proxies" beginning on page 17.

Q:
What happens if I do not return my proxy card, vote via the Internet or telephone or attend the special meeting and vote in person?

A:
The approval of the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to vote at the special meeting. Therefore, if you do not return your proxy card, vote via the Internet or telephone or attend the special meeting and vote in person, it will have the same effect as if you voted "AGAINST" approval of the merger agreement. For the proposal to adjourn or postpone the special meeting, if necessary or appropriate, to solicit additional proxies, abstentions will have no effect on the outcome. See "The Special Meeting—Vote Required" beginning on page 17.

Q:
May I change my vote after I have mailed my signed proxy card?

A:
Yes.    You may change your vote at any time before your proxy card is voted at the special meeting. You can do this in one of three ways. See "The Special Meeting—Revocability of Proxies" beginning on page 18.

•
First, you can deliver to the Corporate Secretary of Optio a written notice bearing a date later than the proxy you delivered to Optio stating that you would like to revoke your proxy, provided the notice is received by 11:59 p.m. Eastern Standard Time on the day before the special meeting.

•
Second, you can complete, execute and deliver to the Corporate Secretary of Optio a new, later-dated proxy card for the same shares. If you submitted the proxy you are seeking to revoke via the Internet or telephone, you may submit this later-dated new proxy using the same method of transmission (Internet or telephone) as the proxy being revoked, provided the new proxy is received by 11:59 p.m. Eastern Standard Time on the day before the special meeting.

•
Third, you can attend the meeting and, if your shares are registered in your name, vote in person. Your attendance at the special meeting alone will not revoke your proxy.

  Any written notice of revocation or subsequent proxy should be delivered to Optio at 3015 Windward Plaza, Windward Fairways II, Alpharetta, Georgia 30005, Attention: Corporate Secretary, or hand-delivered to our Corporate Secretary at or before the taking of the vote at the special meeting.

  If you have instructed a broker to vote your shares, you must follow directions received from your broker to change those instructions.

Q:
If my broker holds my shares in "street name," will my broker vote my shares for me?

A:
Your broker will not be able to vote your shares without instructions from you. You should instruct your broker to vote your shares following the procedure provided by your broker. Without instructions, your shares will not be voted, which will have the same effect as if you voted against approval of the merger agreement. See "The Special Meeting—Abstentions and Broker Non-Votes" beginning on page 19.

Q:
What should I do if I receive more than one set of voting materials?

A:
You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy forms or voting instruction forms. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a shareholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return (or vote via the Internet or telephone with respect to) each proxy card and voting instruction card that you receive.

Q:
What happens if I sell my shares of Optio common stock before the special meeting?

A:
The record date for the special meeting is earlier than the date of the special meeting and the date the merger is expected to be completed. If you transfer your shares of Optio common stock after the record date but before the merger is effective, you will retain your right to vote at the special meeting, but will transfer the right to receive the merger consideration.

Q:
Will the merger be taxable to me?

A:
Yes.    Generally, for U.S. federal income tax purposes, a shareholder will recognize gain or loss equal to the difference between the amount of cash received by the shareholder in the merger and the shareholder's adjusted tax basis in the shares of Optio common stock converted into cash in the merger. Because individual circumstances may differ, we recommend that you consult your own tax advisor to determine the particular tax effects on you. See "The Merger—Material United States Federal Income Tax Consequences of the Merger" beginning on page 43.

Q:
What will the holders of Optio stock options receive in the merger?

A:
At the effective time of the merger, all unvested stock options outstanding will accelerate, so that each stock option shall become fully vested. Unless exercised prior to the effective time of the merger, each outstanding stock option will be cancelled in exchange for a cash payment in an amount equal to the excess, if any, of $1.85 over the per share exercise price multiplied by the number of shares subject to such option. Such amount will be reduced by all applicable withholding taxes. "The Merger—Effect on Outstanding Options" beginning on page 43.

Q:
What regulatory approvals and filings are needed to complete the merger?

A:
Other than shareholder approval, the merger is not subject to any filings with or approvals of any federal or state regulatory agency.

Q:
When do you expect the merger to be completed?

A:
We are working toward completing the merger as quickly as possible and currently expect to consummate the merger in the first quarter of fiscal 2009.

Q:
What rights do I have if I oppose the merger?

A:
Optio's shareholders are entitled to exercise dissenters' rights in connection with the merger. If you do not vote in favor of the merger and it is completed, you may dissent and seek payment of the fair value of your shares under Georgia law. To do so, however, you must comply with all of the required procedures under Georgia law. See "The Merger—Dissenters' Rights" beginning on page 40.

Q:
Should I send in my stock certificates now?

A:
No.    After the merger is completed, you will receive written instructions for exchanging your shares of our common stock for the merger consideration of $1.85 in cash, without interest and less any applicable withholding tax, for each share of our common stock you hold. See "The Merger Agreement—Conversion of Shares; Procedures for Exchange of Certificates" beginning on page 46.

Q:
Who can help answer my questions?

A:
If you would like additional copies, without charge, of this proxy statement or if you have questions about the merger, including the procedures for voting your shares, you should contact:

    Optio Software, Inc.
    Attn: Caroline Bembry
    3015 Windward Plaza
    Windward Fairways II
    Alpharetta, Georgia 30005
    Telephone: (770) 576-3525

        Neither the Securities and Exchange Commission, or the SEC, nor any state securities regulatory agency has approved or disapproved the merger, passed upon the merits or fairness of the merger or passed upon the adequacy or accuracy of the disclosures in this proxy statement. Any representation to the contrary is a criminal offense.

SUMMARY

        This summary highlights selected information from this proxy statement and may not contain all of the information that is important to you. To understand the merger fully and for a more complete description of the legal terms of the merger, you should read carefully this entire proxy statement, the annexes to this proxy statement and the documents we refer to in this proxy statement. See "Where You Can Find More Information" on page 64. The merger agreement is attached as Annex A to this proxy statement. We encourage you to read the merger agreement, the legal document that governs the merger.

The Companies (page 20)

  Optio Software, Inc.
  3015 Windward Plaza
  Windward Fairways II
  Alpharetta, Georgia, 30005
  Telephone: (770) 576-3500

        Optio, founded in 1981 as Technology Marketing, Inc., is a software solutions company dedicated to automating, managing and controlling the entire lifecycle of document-intensive processes, while extending the value of its customers' enterprise resource planning and hospital information systems. Optio, with over 5,500 customers, is headquartered in Alpharetta, Georgia, and maintains European, Middle Eastern and African (EMEA) headquarters in the United Kingdom and sales offices in the United States, France, Germany and the Netherlands.

  Bottomline Technologies (de), Inc.
  325 Corporate Drive
  Portsmouth, New Hampshire 03801
  Telephone: (603) 436-0700

        Bottomline provides collaborative payment, invoice and document automation solutions to corporations, financial institutions and banks around the world. Its solutions are used to streamline, automate and manage processes and transactions involving global payments, invoice approval, purchase-to-pay, collections, cash management and document process automation. Bottomline believes that its solutions help its customers meet their needs for cost reduction, competitive differentiation and optimization of working capital. Headquartered in the United States, Bottomline also maintains offices in Europe and Asia-Pacific.

  Olive Acquisition Corp.
  325 Corporate Drive
  Portsmouth, New Hampshire 03801
  Telephone: (603) 436-0700

        Incorporated on February 26, 2008, Merger Sub, a Delaware corporation and a wholly owned subsidiary of Bottomline, was organized solely for the purpose of entering into the merger agreement with Optio and completing the merger. Merger Sub has not conducted any business operations.

Merger Consideration (page 43)

        If the merger is completed, you will receive $1.85 in cash, without interest and less any applicable withholding tax, in exchange for each share of Optio common stock that you own and for which you have not properly exercised dissenters' rights.

        After the merger is completed, you will have the right to receive the merger consideration, but you will no longer have any rights as an Optio shareholder and will have no rights as a Bottomline stockholder as a result of the merger. Optio shareholders will receive the merger consideration after exchanging their Optio certificates in accordance with the instructions contained in the letter of transmittal to be sent to our shareholders shortly after closing of the merger. See "The Merger Agreement—Conversion of Shares; Procedures for Exchange of Certificates" beginning on page 46.

Market Prices and Dividend Data (page 16)

        Our common stock is quoted on the Over-the-Counter Bulletin Board under the symbol "OPTO.OB." On February 29, 2008, the last full trading day before the public announcement of the merger, the closing price for our common stock was $1.25 per share and on [day before printing of proxy], 2008, the latest practicable trading day before the printing of this proxy statement, the closing price for our common stock was $[            ] per share.

Material United States Federal Income Tax Consequences of the Merger (page 43)

        The receipt of cash in exchange for Optio common stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes, and may also be a taxable transaction under applicable state, local or foreign income or other tax laws. Generally, for U.S. federal income tax purposes, a shareholder will recognize gain or loss equal to the difference between the amount of cash received by the shareholder in the merger and the shareholder's adjusted tax basis in the shares of Optio common stock converted into cash in the merger. Because individual circumstances may differ, we recommend that you consult your own tax advisor to determine the particular tax effects to you.

Reasons for the Merger and Recommendation of Optio's Board of Directors (page 26)

        Our board of directors unanimously recommends that you vote "FOR" approval of the merger agreement and "FOR" the proposal to adjourn or postpone the special meeting, if necessary or appropriate, to solicit additional proxies. At a special meeting of our board of directors on March 1, 2008, after careful consideration, including consultation with financial and legal advisors, our board of directors unanimously determined that the merger agreement and the merger are in the best interests of Optio and its shareholders and unanimously adopted the merger agreement. In the course of reaching its decision, our board of directors reviewed a significant amount of information and considered a number of factors, including, among others, the following:

  •
  the $1.85 per share in cash to be paid as merger consideration represents a 48% premium over the closing price of our common stock on February 29, 2008, the last trading day before the announcement of the merger agreement, and a premium of 53% to the average closing price for the thirty trading days ended on February 29, 2008;

  •
  the financial analysis presented by representatives of ValueScope, as well as the opinion of ValueScope to the effect that, based upon and subject to the respective factors, assumptions and limitations set forth in its opinion, the $1.85 per share cash consideration to be received by the holders of our common stock pursuant to the merger agreement is fair, from a financial point of view, to such shareholders;

  •
  the fact that the consideration would be paid in cash, which provides certainty and immediate value to our shareholders;

  •
  the fact that the merger is not subject to any financing condition;

  •
  the fact that Optio engaged in a competitive process to obtain the highest price for its shares and Bottomline was the bidder who submitted the highest price;

  •
  the timing of the merger and the risk that if we do not accept Bottomline's offer now, we may not have another opportunity to do so;

  •
  the possible alternatives to the merger (including the possibility of continuing to operate Optio as an independent entity and the desirability and perceived risks of that alternative), the range of potential benefits to our shareholders of the possible alternatives and the timing and the likelihood of accomplishing the goals of such alternatives, and our board of directors' assessment that none of such alternatives were reasonably likely to present superior opportunities for Optio or create greater value for our shareholders, taking into account risks of execution as well as business, competitive, industry and market risks;

  •
  the experience, reputation and financial capabilities of Bottomline;

  •
  the fact that the thin trading market and lack of liquidity of our common stock makes it difficult for any large shareholder to sell its shares in the public market without depressing the market price of our shares and the opportunity that the proposed merger would permit all our shareholders to sell all of their shares at a fair price;

  •
  the fact that the merger agreement and the transactions contemplated thereby were the product of extensive arms' length negotiations between representatives of Bottomline and of Optio;

  •
  the social and economic effects of the merger on employees, customers, suppliers and other constituencies of Optio and its subsidiaries and on the communities in which we operate or are located;

  •
  the desirability of maintaining independence from any other entity which is a competitor of Optio;

  •
  the fact that under the terms of the merger agreement, we can furnish information to and negotiate with a third party in response to an unsolicited bona fide acquisition proposal reasonably likely to lead to a superior offer and accept a superior offer should one be made and not matched by Bottomline; and

  •
  the likelihood that the proposed acquisition would be completed, in light of the financial capabilities and reputation of Bottomline.

        In the course of its deliberations, our board of directors also considered a variety of risks and other potentially negative factors, including the following:

  •
  the fact that we will no longer exist as an independent public company and our shareholders will forgo any future increase in our value beyond $1.85 per share;

  •
  the risks and contingencies related to the announcement and pendency of the merger, including the possibility of disruption to our operations, employees, customers and relationships with third parties and the resulting potentially adverse effect on Optio if the merger were not to close;

  •
  the conditions to Bottomline's obligation to complete the merger and the right of Bottomline to terminate the merger agreement in certain circumstances;

  •
  the fact that under the terms of the merger agreement, we cannot solicit other acquisition proposals and must pay to Bottomline a termination fee of $1.5 million if the merger agreement is terminated under certain circumstances;

  •
  the fact that the income realized by shareholders as a result of the merger generally will be taxable to our shareholders;

  •
  the interests that our directors and executive officers may have with respect to the merger, in addition to their interests as shareholders of Optio generally, as described in "The Merger—Interests of Optio's Executive Officers and Directors in the Merger" beginning on page 34; and

  •
  the fact that, pursuant to the merger agreement, we must generally conduct our business in the ordinary course and we are subject to a variety of other restrictions on the conduct of our business prior to closing of the merger or termination of the merger agreement, any of which may delay or prevent us from pursuing business opportunities that may arise or delay or preclude us from taking actions that would be advisable if we were to remain an independent public company.

        Our board of directors did not assign any particular weight or rank to any of the positive or potentially negative factors or risks discussed in this section, and our board of directors carefully considered all of these factors as a whole in reaching its determination and recommendation.

Opinion of Our Financial Advisor (page 27)

        In connection with the merger, ValueScope delivered a written opinion to Optio's board of directors to the effect that, based upon and subject to the factors, assumptions and limitations set forth in the opinion, the merger consideration to be received by the holders of the outstanding shares of Optio common stock pursuant to the merger agreement is fair, from a financial point of view, to those holders.

        The full text of the written opinion of ValueScope, dated March 3, 2008, sets forth the assumptions made, procedures followed, matters considered, and limitations on the review undertaken in connection with such opinion, and is attached as Annex B. We encourage you to read this opinion carefully in its entirety. ValueScope provided its opinion for the information and assistance of Optio's board of directors in connection with its consideration of the merger. ValueScope's opinion is directed to the Optio board of directors and does not constitute a recommendation as to how any holder of Optio common stock should vote with respect to the merger.

The Special Meeting (page 16)

        Date, Time and Place.    A special meeting of our shareholders will be held on [day], [date], 2008, at [venue], [address], [city], [state] [zip], at [time] a.m., local time, to:

  •
  consider and vote upon the approval of the merger agreement,

  •
  adjourn or postpone the special meeting, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes in favor of approval of the merger agreement at the time of the special meeting, and

  •
  transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

        Record Date and Voting Power.    You are entitled to vote at the special meeting if you owned shares of our common stock at the close of business on March 14, 2008, the record date for the special meeting. You will have one vote at the special meeting for each share of our common stock you owned at the close of business on the record date. There are [total number outstanding at March 14, 2008] shares of our common stock entitled to be voted at the special meeting.

        Required Vote.    The approval of the merger agreement requires the affirmative vote of a majority of the shares of our common stock outstanding at the close of business on the record date. Approval of any proposal to adjourn or postpone the special meeting, if necessary or appropriate, to solicit additional proxies requires the affirmative vote of at least a majority of the votes cast by holders of our common stock, present in person or represented by proxy, at the special meeting, provided a quorum is present.

Interests of Optio's Executive Officers and Directors in the Merger (page 34)

        When considering the recommendation of Optio's board of directors, you should be aware that the members of Optio's board of directors and Optio's executive officers have interests in the merger other than their interests as Optio shareholders generally, including those described below. These interests may be different from your interests as Optio shareholders. The members of our board of directors were aware of these additional interests, and considered them, when they adopted the merger agreement. For descriptions and amounts of payments to which executive officers are entitled as a result of the merger, see "The Merger—Interests of Optio's Executive Officers and Directors in the Merger" beginning on page 34.

  •
  On February 29, 2008, in order to comply with applicable requirements of Section 409A of the Internal Revenue Code of 1986, the employment agreement of our President and Chief Executive Officer, Mr. C. Wayne Cape, was amended and restated. Mr. Cape's amended and restated employment agreement provides for separation payments equal to 12 months of his salary and 12 months of continued health insurance and other employee benefits, if he resigns for good reason or his employment is terminated without cause within one year of the merger. Mr. Cape would have good reason to resign if, among other things, his employment agreement is not assumed by Bottomline or if there is a reduction in his title, duties or responsibilities. Assuming the merger becomes effective as anticipated, the amount of Mr. Cape's annual performance-based cash bonus for the fiscal year ending January 31, 2009, as shown in "—Change of Control Annual Performance-Based Cash Bonus Payments" beginning on page 37, will become payable upon the earlier of (i) termination of his employment or resignation as described above within one year of a change of control, or (ii) the payment schedule set forth in his annual incentive bonus plan.

  •
  Between August 17, 2007 and September 6, 2007, we entered into change of control agreements with our other executive officers: Caroline Bembry, Chief Financial Officer and Secretary; Donald H. French, Senior Vice President of Healthcare Research and Development; Michael McGuire, Senior Vice President and General Manager of Healthcare; Steven E. Kaye, Senior Vice President of Sales, Services and Marketing; and Daryl Hatton, Chief Technology Officer and Senior Vice President of Enterprise Research and Development. Upon the effectiveness of the merger, each of these executives will be entitled to be paid an amount equal to six months of his or her salary and the amount of such executive's annual performance-based cash bonus for the year, as shown in "—Change of Control Annual Performance-Based Cash Bonus Payments" beginning on page 37, and will be entitled to accelerated vesting of all unvested stock options. Each agreement also provides for six months of continued health insurance and other employee benefits, if the executive resigns for good reason or his or her employment is terminated without cause prior to or within one year following the merger. Each executive would have good reason to resign if, among other things, Optio fails to obtain the assumption of such executive's change of control agreement by Bottomline or if there is a reduction in the respective titles, duties or responsibilities of the executive.

  •
  All of our outstanding stock options will fully vest upon the effectiveness of the merger, and each holder of unexercised options, including our executive officers and directors, will receive a cash payment equal to the amount, if any, by which the merger consideration exceeds the exercise price multiplied by the number of shares subject to such options.

  •
  All obligations under Mr. Cape's employment agreement and the change of control agreements described above will continue with and be performed by the surviving corporation in the merger.

The Voting Agreement (page 58)

        In connection with the merger agreement, C. Wayne Cape, Donald H. French and Trinad Capital Master Fund, Ltd., have agreed to vote their shares of Optio common stock in favor of the approval of the merger agreement and against any competing transaction. An aggregate of 8,612,775 shares, or 39%, of Optio common stock outstanding on the record date are subject to the voting agreement. Messrs. Cape and Jay A. Wolf, who is affiliated with Trinad Capital Master Fund Ltd., are members of the board of directors of Optio, and Messrs. Cape and French are executive officers of Optio.

Conditions to the Closing of the Merger (page 53)

        Each party's obligation to effect the merger is subject to the satisfaction or waiver of various conditions, which include the following

        Bottomline and we are obligated to effect the merger only if the following conditions are satisfied or waived:

  •
  the merger agreement is approved by our shareholders at the special meeting;

  •
  no court or other governmental judgment, order or proceeding is outstanding which prohibits or restricts or threatens to invalidate the merger; and

  •
  Optio and Bottomline shall be satisfied that Optio's employee benefit plans and arrangements have been treated in the manner provided in the merger agreement.

        Bottomline will not be obligated to effect the merger unless the following conditions are satisfied or waived:

  •
  our representations and warranties made pursuant to the merger agreement are true and correct as of the signing of the merger agreement and the closing, except where the failure of such representations and warranties to be true and correct would not have, and would not reasonably be expected to have, a material adverse effect on Optio;

  •
  we have performed in all material respects all obligations required to be performed by us under the merger agreement at or prior to the closing of the merger;

  •
  we have not suffered a material adverse effect since the date of the merger agreement;

  •
  all actions required by Optio to authorize the merger agreement and the closing of the merger have been taken by our board of directors and shareholders;

  •
  we have obtained consents from third parties to certain of our agreements; and

  •
  Bottomline receives the resignations of all members of our board of directors and the boards of our subsidiaries.

        We will not be obligated to effect the merger unless the following conditions are satisfied or waived:

  •
  Bottomline's representations and warranties made pursuant to the merger agreement are true and correct as of the signing of the merger agreement and closing, except where the failure of such representations and warranties to be true and correct does not have, and would not reasonably be expected to have, a material adverse effect on Bottomline; and

  •
  each of Bottomline and Merger Sub has performed in all material respects all obligations required to be performed by it under the merger agreement at or prior to the closing date of the merger.

Limitation on Considering Other Acquisition Proposals (page 52)

        We have agreed that we will not, nor will we authorize any of our officers, directors, employees or any of our investment bankers, financial advisors, attorneys, accountants or other representatives to:

  •
  initiate, solicit or knowingly encourage or facilitate any inquiries or the making of any proposals that could reasonably be expected to lead to a competing transaction;

  •
  furnish to any person any information or assistance with respect to any competing transaction;

  •
  enter into or continue negotiations or discussions in furtherance of any inquiries or to obtain a competing transaction;

  •
  agree to or endorse any competing transaction; or

  •
  approve, recommend, execute or enter into any letter of intent or agreement related to any competing proposal.

        At any time prior to the special meeting and after having executed an appropriate confidentiality agreement, our board of directors may nevertheless, in response to an unsolicited bona fide written acquisition proposal following the date of the merger agreement that is not otherwise obtained in violation of the restrictions set forth above and that our board of directors concludes in good faith is or is reasonably likely to become an offer that is superior to the merger:

  •
  engage in discussions or negotiations with the person making the acquisition proposal;

  •
  furnish to the person making the acquisition proposal information with respect to us and our subsidiaries; or

  •
  recommend such superior acquisition proposal to the holders of our common stock.

        We must give Bottomline three calendar days' prior notice of our intent to determine that a competing proposal (or a modification of such a proposal) is or is reasonably likely to become an offer that is superior to the merger with Bottomline, and we must consider any modifications to the terms of the merger which Bottomline proposes during such three-day period in making any determination about whether a competing proposal is a superior proposal. No competing proposal will be considered superior if any financing required to consummate it is not committed.

        Our board may withdraw or modify its recommendation to our shareholders for approval of the merger agreement if it determines in good faith, after consultation with outside legal counsel, that failure to do so would be inconsistent with its fiduciary duties. In the event that our board withdraws or modifies its recommendation in a manner adverse to Bottomline and the merger agreement is terminated, we may be required to pay a termination fee of $1.5 million to Bottomline.

Termination of the Merger Agreement (page 54)

        Bottomline and we can terminate the merger agreement under certain circumstances, including:

  •
  by mutual written agreement;

  •
  by either Bottomline or us, if the merger has not been completed by June 30, 2008;

  •
  by either Bottomline or us, if our shareholders do not approve the merger agreement at the special meeting and, in our case, the failure to obtain shareholder approval is not the result of our violation of the merger agreement;

  •
  by either Bottomline or us, if there has been a breach by the other party of the representations and warranties made by that party under the merger agreement that causes a material adverse effect on the breaching party, or if there has been a failure by the other party to perform its obligations, in either case, that is not cured within 30 days;

  •
  by us if, prior to the receipt of shareholder approval, our board of directors authorizes us to accept a definitive agreement providing for a bona fide superior offer, we have not violated any of the limitations on our ability to consider competing proposals, and our board of directors has reasonably determined in good faith, after consultation with outside counsel, that the failure to exercise such right of termination would be inconsistent with its fiduciary duties under applicable law; or

  •
  by Bottomline if, prior to the receipt of shareholder approval, our board of directors

  •
  fails to recommend approval of the merger agreement at the special meeting;

  •
  withdraws or modifies in a manner adverse to Bottomline its recommendation in favor of the approval of the merger agreement to our shareholders;

  •
  recommends any other acquisition proposal to our shareholders;

  •
  recommends a tender offer or exchange offer for our common stock (other than by Bottomline);

  •
  fails to recommend against acceptance of a tender or exchange offer for our common stock (other than by Bottomline) within 10 business days after commencement; or

  •
  if we willfully and materially breach the limitations on our ability to consider competing proposals, and the breach is not cured within 5 days after notice or cannot be cured within such time period.

Termination Fees and Expenses (page 56)

        The merger agreement provides that regardless of whether the merger is consummated, all fees and expenses incurred by the parties in connection with the merger will be borne by the party incurring such fees and expenses.

        The merger agreement requires, however, that we pay Bottomline a termination fee of $1.5 million if:

  •
  Bottomline or we terminate the merger agreement because our shareholders fail to approve the agreement and within 12 months of such termination we sign an agreement with a third party to acquire Optio;

  •
  Bottomline terminates the merger agreement prior to our obtaining shareholder approval of the merger agreement after our board of directors

  •
  fails to recommend approval of the merger agreement at the special meeting;

  •
  withdraws or modifies its favorable recommendation to shareholders in a manner adverse to Bottomline;

  •
  recommends any other acquisition proposal to our shareholders; or

  •
  recommends or fails to make a statement recommending the rejection of a tender or exchange offer for our common stock by someone other than Bottomline;

  •
  We terminate the merger agreement after

  •
  our board of directors authorizes us to sign a definitive agreement with respect to a bona fide superior offer,

    •
    we have not violated any of the limitations on our ability to consider competing proposals, and

    •
    our board of directors has reasonably determined in good faith, after consultation with outside counsel, that the failure to exercise such right of termination would be inconsistent with its fiduciary duties under applicable law; or
  •
  Bottomline terminates the merger agreement after there has occurred a willful and material breach of the limitations on our ability to consider competing proposals and the breach is not cured within 5 days after notice or cannot be cured within such time period.

Dissenters' Rights (page 40)

        Under Georgia law, you are entitled to dissenters' rights in connection with the merger.

        If you do not vote in favor of the merger agreement and instead follow the appropriate procedures for demanding and perfecting dissenters' rights, you will receive a cash payment for the "fair value" of your shares of our common stock instead of the $1.85 per share merger consideration to be received by our shareholders in connection with the merger. This value could be more than, less than or the same as the merger consideration for our common stock.

        Generally, in order to exercise dissenters' rights, among other things, you must:

  •
  send a written notice of your intent to dissent in compliance with Georgia law before the vote on the merger; and

  •
  not vote in favor of the merger.

        Merely voting against the merger will not preserve your dissenters' rights. In order to preserve your dissenters' rights, you must take all the steps provided under Georgia law within the appropriate time periods. Failure to take all of the steps required under Georgia law within the appropriate time periods may result in the loss of your dissenters' rights. The relevant section of Georgia law regarding dissenters' rights is reproduced and attached as Annex C to this proxy statement. We encourage you to read these provisions carefully and in their entirety.

IF YOU VOTE FOR THE MERGER, YOU WILL WAIVE YOUR DISSENTERS' RIGHTS UNDER GEORGIA LAW.

MARKET PRICES AND DIVIDEND DATA

        Our common stock is quoted on the Over-the-Counter Bulletin Board under the symbol "OPTO.OB." The following table shows, for the periods indicated, the range of intraday high and low per share sales prices for our common stock as reported on the Over-the-Counter Bulletin Board.

	Fiscal Quarters
	First	Second	Third	Fourth
Fiscal Year 2009*
High	$1.29	—	—	—
Low	$1.15	—	—	—
Fiscal Year 2008
High	$1.80	$1.75	$1.72	$1.51
Low	$1.30	$1.11	$1.33	$1.05
Fiscal Year 2007
High	$1.47	$1.52	$1.40	$1.61
Low	$1.11	$1.20	$1.03	$1.17
Fiscal Year 2006
High	$1.45	$1.38	$1.23	$1.34
Low	$0.95	$0.92	$0.80	$1.05

*
Through February 29, 2008.

        The following table sets forth the closing price per share of our common stock, as reported on the Over-the-Counter Bulletin Board on February 29, 2008, the last full trading day before the public announcement of the merger, and on [day before printing proxy], 2008, the latest practicable trading day before the printing of this proxy statement:

	Common Stock Closing Price
February 29, 2008		$1.25
, 2008	$

        Following the merger there will be no further market for our common stock and our stock will no longer qualify to be quoted on the Over-the-Counter Bulletin Board and will be deregistered under the Exchange Act.

        Optio has never paid dividends on its common stock. Optio retained all of its earnings to finance the expansion of its business, for general corporate purposes and to purchase shares of its common stock pursuant to its share repurchase program. In addition, Optio's line of credit with Silicon Valley Bank contains a covenant that prohibits the payment of dividends.

THE SPECIAL MEETING

        The enclosed proxy is solicited on behalf of the board of directors of Optio for use at the special meeting of shareholders or at any adjournment or postponement thereof.

Date, Time and Place

        We will hold the special meeting at [venue], [address], [city], [state] [zip], at [time] a.m., local time, on [day], [date], 2008.

Purpose of the Special Meeting

        At the special meeting, we will ask the shareholders of our common stock to approve the merger agreement, and, if there are not sufficient votes in favor of the approval of the merger agreement or not sufficient shares present to constitute a quorum, to adjourn or postpone the special meeting to a later date to solicit additional proxies.

Record Date; Shares Entitled to Vote; Quorum

        Only holders of record of our common stock at the close of business on March 14, 2008, the record date, are entitled to notice of, and to vote at, the special meeting. On the record date, [total number outstanding on March 14, 2008] shares of our common stock were issued and outstanding and held by approximately [record holders at March 14, 2008] holders of record. Holders of record of our common stock on the record date are entitled to one vote per share at the special meeting on the proposal to approve the merger agreement and the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies.

        A quorum of shareholders is necessary to hold a valid special meeting. Under our bylaws, a quorum is present at the special meeting if a majority of the shares of our common stock entitled to vote on the record date are present, in person or represented by proxy. In the event that a quorum is not present at the special meeting, it is expected that the meeting will be adjourned or postponed to solicit additional proxies. For purposes of determining the presence or absence of a quorum, votes withheld, abstentions and "broker non-votes" (where a broker or nominee does not exercise discretionary authority to vote on a matter) will be counted as present.

Vote Required

        The approval of the merger agreement requires the affirmative vote of the holders of at least a majority of the shares of our common stock entitled to vote at the special meeting. Approval of the merger agreement is a condition to the closing of the merger. If an Optio shareholder abstains from voting or does not vote, either in person or represented by proxy, it will count as a vote against the approval of the merger agreement. Each "broker non-vote" will also count as a vote against the approval of the merger agreement.

        Approval of any proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies requires the affirmative vote of at least a majority of the votes cast by holders of our common stock, present in person or represented by proxy, at the special meeting.

Voting by Optio Directors and Executive Officers

        In connection with the merger agreement, C. Wayne Cape, Donald H. French and Trinad Capital Master Fund, Ltd., have agreed to vote their shares for the approval of the merger agreement and against any competing transaction. An aggregate of 8,612,775 shares, or 39%, of Optio common stock outstanding on the record date are subject to the voting agreement. Jay A. Wolf is a portfolio manager and managing director of Trinad Management, LLC, the investment manager of Trinad Capital Master Fund, Ltd., and a managing director of Trinad Advisors II, LLC, the general partner of Trinad Capital LP, a principal stockholder of Trinad Capital Master Fund, Ltd. Messrs. Cape and Wolf are members of our board of directors, and Messrs. Cape and French are executive officers of Optio.

Voting of Proxies

        You may vote by returning a signed proxy card or, if your shares are registered in your name, by voting in person at the meeting. Additionally, you may submit a proxy authorizing the voting of your shares via the Internet at https://www.proxyvote.com or by telephone by calling 1-800-690-6903.

Authorizations for voting submitted via the Internet or telephone must be received by 11:59 p.m. Eastern Standard Time on the day before the special meeting. You must have the enclosed proxy card available, and follow the instructions on the proxy card, in order to submit a proxy via the Internet or telephone.

        If you plan to attend the special meeting and wish to vote in person, you will be given a ballot at the meeting. You are encouraged to vote by proxy even if your shares are registered in your name and you plan to attend the special meeting in person.

        Voting instructions are included on your proxy card. All shares represented by properly executed proxies received in time for the special meeting will be voted at the special meeting in accordance with the instructions of the shareholder. Properly executed proxies that do not contain voting instructions will be voted "FOR" the approval of the merger agreement and "FOR" the proposal to adjourn or postpone the special meeting, if necessary or appropriate, to solicit additional proxies.

        If your shares are held in "street name" through a broker or bank, you may vote by completing and returning the voting form provided by your broker or bank or via the Internet or by telephone through your broker or bank if such a service is provided. To vote via the Internet or telephone, you should follow the instructions on the voting form provided by your broker or bank. If you plan to attend the special meeting, you will need a proxy from your broker or bank in order to be given a ballot to vote the shares. If you do not return your bank's or broker's voting form, vote via the Internet or telephone through your broker or bank, if possible, or attend the special meeting and vote in person with a proxy from your broker or bank, it will have the same effect as if you voted "AGAINST" approval of the merger agreement.

Revocability of Proxies

        Any proxy you give pursuant to this solicitation may be revoked by you at any time before it is voted. Proxies may be revoked by one of three ways:

        First, you can deliver to the Corporate Secretary of Optio a written notice bearing a date later than the proxy stating that you would like to revoke your proxy, provided the notice is received by 11:59 p.m. Eastern Standard Time on the day before the special meeting.

        Second, you can complete, execute and deliver to the Corporate Secretary of Optio a new, later-dated proxy card for the same shares. If you submitted the proxy you are seeking to revoke via the Internet or telephone, you may submit this later-dated new proxy using the same method of transmission (Internet or telephone) as the proxy being revoked, provided the new proxy is received by 11:59 p.m. Eastern Standard Time on the day before the special meeting.

        Third, if your shares are registered in your name, you may vote in person at the special meeting. Your attendance at the special meeting alone will not revoke your proxy.

        Any written notice of revocation or subsequent proxy should be delivered to Optio Software, Inc., 3015 Windward Plaza, Windward Fairways II, Alpharetta, Georgia 30005, Attention: Corporate Secretary, or hand-delivered to our Corporate Secretary at or before the taking of the vote at the special meeting.

        If you have instructed a broker or bank to vote your shares, you must follow directions received from your broker or bank to change those instructions.

Board of Directors' Recommendations

        After careful consideration, our board of directors has unanimously adopted the merger agreement and determined that the merger agreement and the merger are in the best interests of Optio and its shareholders and unanimously recommends that you vote "FOR" the approval of the merger agreement and "FOR" the proposal to adjourn or postpone the special meeting, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes in favor of the merger agreement or not sufficient shares present to constitute a quorum at the time of the special meeting.

Abstentions and Broker Non-Votes

        Shareholders that abstain from voting on a particular matter and shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter will not be counted as votes in favor of such matter, but will be counted to determine whether a quorum is present at the special meeting and will be counted as voting power present at the meeting. Abstentions and broker non-votes will have the effect of a negative vote with respect to the proposal to approve the merger agreement because approval of this proposal requires the affirmative vote of a majority of all outstanding shares of our common stock. For the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies, abstentions and broker non-votes will have no effect on the outcome.

Solicitation of Proxies

        The expense of soliciting proxies in the enclosed form will be borne by Optio. We may reimburse brokers, banks and other custodians, nominees and fiduciaries representing beneficial owners of shares for their expenses in forwarding soliciting materials to such beneficial owners. Proxies may be solicited by certain of our directors, officers and employees, personally or by telephone, facsimile or other means of communication. No additional compensation will be paid for such services.

Householding of Special Meeting Materials

        Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of our proxy statement may have been sent to multiple shareholders in each household. We will promptly deliver a separate copy of either document to any shareholder receiving a single copy per household, or deliver a single copy per household to any shareholders receiving separate copies of either document, upon written or oral request to our Corporate Secretary at Optio Software, Inc., 3015 Windward Plaza, Windward Fairways II, Alpharetta, Georgia 30005, or at (770) 576-3525.

Shareholder List

        A list of our shareholders entitled to vote at the special meeting will be available for examination by any Optio shareholder at the special meeting. For ten days prior to the special meeting, this shareholder list will be available for inspection during ordinary business hours at our corporate offices located at 3015 Windward Plaza, Windward Fairways II, Alpharetta, Georgia 30005.

THE COMPANIES

Optio Software, Inc.

        Optio, founded in 1981 as Technology Marketing, Inc., is a software solutions company dedicated to automating, managing and controlling the entire lifecycle of document-intensive processes, while extending the value of its customers' enterprise resource planning and hospital information systems. Optio has over 5,500 customers, is headquartered in Alpharetta, Georgia, and maintains European, Middle Eastern and African (EMEA) headquarters in the United Kingdom and sales offices in the United States, France, Germany and the Netherlands. Our principal executive offices are located at 3015 Windward Plaza, Windward Fairways II, Alpharetta, Georgia 30005. Our telephone number is (770) 576-3500. Our website is located at http://www.optiosoftware.com. Additional information regarding Optio is contained in our filings with the SEC. See "Where You Can Find More Information" beginning on page 3.

Bottomline Technologies (de), Inc.

        Bottomline provides collaborative payment, invoice and document automation solutions to corporations, financial institutions and banks around the world. Its solutions are used to streamline, automate and manage processes and transactions involving global payments, invoice approval, purchase-to-pay, collections, cash management and document process automation. Bottomline believes that its solutions help its customers meet their needs for cost reduction, competitive differentiation and optimization of working capital. Bottomline's corporate headquarters are located at 325 Corporate Drive, Portsmouth, New Hampshire 03801, and it maintains offices in Europe and Asia-Pacific. Its telephone number is (603) 436-0700. Its website is located at http://www.bottomline.com. Additional information regarding Bottomline is contained in its filings with the SEC at http://www.sec.gov.

Olive Acquisition Corp.

        Merger Sub, a Delaware corporation and a wholly owned subsidiary of Bottomline, was organized solely for the purpose of entering into the merger agreement with Optio and completing the merger. Merger Sub was incorporated on February 26, 2008 and has not conducted any business operations. Its principal executive offices are located at 325 Corporate Drive, Portsmouth, New Hampshire 03801, and its telephone number is (603) 436-0700.

THE MERGER

        The following discussion summarizes the material terms of the merger. We urge you to read carefully the merger agreement, which is attached as Annex A to this proxy statement.

Background of the Merger

        As part of the ongoing evaluation of our business, we regularly consider a variety of strategic alternatives for our business. As part of this process and in light of the ongoing consolidations and changes in the software industry in general, and the business process management (or BPM) software and healthcare software industries specifically, we have evaluated, independently and with investment bankers, various alternatives for expanding our business, improving our competitive position and enhancing shareholder value, including the advisability of entering into acquisitions, divestitures and possible business combinations. In addition, our management and board of directors regularly discuss the position and prospects of Optio within different segments of the software industry. Our board of directors has regularly reviewed our short and long-term business strategies, as well as market trends in the software industry and the challenges confronting us in achieving our business objectives.

        On January 16, 2007, our board discussed hiring a financial advisor to assist in exploring strategic alternatives relating to all or a portion of our healthcare software business, the acquisition of businesses for our BPM software business or a transaction involving the whole company. The board decided to explore all these options.

        On February 23, 2007, our board approved the retention of Healthcare Growth Partners, an investment banking firm specializing in the healthcare software industry, to assist in exploring strategic alternatives for all or a portion of our healthcare software business.

        On March 5, 2007, representatives of Needham & Company, LLC, or Needham & Company, met with management of Optio in person to introduce Needham & Company and discuss the prospect of Optio retaining Needham & Company in some financial advisory capacity.

        On April 27, 2007, representatives of Healthcare Growth Partners made a presentation to our board relating to the process for a strategic transaction involving all or a portion of the healthcare software business.

        On May 15, 2007, representatives of Healthcare Growth Partners met with the board of directors to further discuss the process for a strategic transaction. In addition, representatives of Needham & Company met with our board to discuss the current state of the equity markets, merger and acquisition activity within the enterprise content management sector, potential acquisition targets, the potential sale of our BPM software business, and potential valuations for Optio.

        On June 18, 2007, the board had additional discussions with representatives of Healthcare Growth Partners relating to the progress made in connection with a strategic transaction for the healthcare software business. In addition, the board continued discussions relating to the retention of Needham & Company as financial advisors to Optio.

        On June 22, 2007, our board agreed to publicly announce the hiring of Healthcare Growth Partners to assist the board with considering strategic alternatives for the healthcare software business.

        On June 28, 2007, the board met with representatives of Healthcare Growth Partners to discuss potential interested parties and the progress of the process relating to a potential strategic transaction for Optio's healthcare software business. They also discussed initial non-binding proposals and potential price range for the healthcare software business.

        On July 18, 2007, Needham & Company had discussions with Company A to ascertain their interest in our BPM software business.

        On July 26, 2007, the Board again held discussions with representatives of Healthcare Growth Partners, who provided detailed information relating to the companies which were initially contacted by Healthcare Growth Partners and the companies which executed non-disclosure agreements and wanted further information relating to our healthcare software business. In addition, representatives of Needham & Company advised the board that they had contacted a few potential strategic buyers who may have an interest in our BPM software business, and that Company A indicated that it may have an interest. The board directed Needham & Company to have further discussions with Company A.

        On July 31, 2007, representatives of Healthcare Growth Partners made a detailed presentation to our board relating to the progress being made on a potential strategic transaction. They indicated that there were 12 parties that were willing to submit non-binding proposals for the healthcare software business. After discussions of the viability and the levels of interest of each of the potential interested parties, the board decided to go forward with four of those interested parties and to set up management presentations with those parties. In addition, the board agreed to set up initial meetings with Company A relating to its interest in the BPM software business.

        On August 2, 2007, several members of the board, representatives of Needham & Company, and legal counsel for Optio, Locke Lord Bissell & Liddell LLP, or Locke Lord Bissell & Liddell, met with a representative from Company A and discussed Optio's BPM software business and Company A's interest in that business.

        On August 6, 2007, representatives of Needham & Company met with the Optio board and members of management by phone to present their thoughts on acting as financial advisor on behalf of Optio. During this meeting, Needham & Company presented its preliminary perspectives on the contemplated strategic alternatives process for the healthcare business in the context of a broader transaction involving the entire company. At this meeting, the board authorized the representatives of Needham & Company to explore these alternatives.

        On August 22, 2007, Company A submitted an initial non-binding proposal expressing its interest in proceeding with an acquisition of Optio for $2.30 in cash per share of common stock.

        On August 23, 2007, Needham & Company was formally engaged by Optio.

        On August 24, 2007, the board met with representatives from Needham & Company, and legal counsel from Locke Lord Bissell & Liddell to discuss the non-binding proposal from Company A. The board had a lengthy discussion with representatives from Needham & Company discussing the proposal, relative valuations in the industry, the impact to Optio, viability of the proposal and other factors. In addition, representatives of Locke Lord Bissell & Liddell reviewed with the board its legal duties generally, and specifically in the context of evaluating strategic transactions. After these lengthy discussions, the board authorized Optio to execute the exclusivity agreement and pursue a transaction with Company A.

        On August 27, 2007, the board met with representatives of Needham & Company to further discuss Company A's non-binding proposal and confer with legal counsel from Locke Lord Bissell & Liddell. The board also met with representatives of Healthcare Growth Partners to discuss the status of a potential strategic transaction for the healthcare software business.

        On August 31, 2007, Optio executed an exclusivity agreement with Company A to commence negotiations and due diligence, and over the next week there were discussions between representatives of Optio and representatives of Company A relating to due diligence.

        On September 14, 2007, after several due diligence meetings (in person and telephonic), the discussions with Company A terminated, and that evening, Mr. Wayne Cape, the Chief Executive Officer and President of Optio, advised the Board that due to difficulties in reaching mutually beneficial economic terms, discussions with Company A were terminated.

        At its September 18, 2007 meeting, the board focused its attention on the process for a possible strategic transaction for Optio's healthcare software business and the management meetings held by the Company with potential interested parties for all or a portion of the healthcare software business.

        On September 25, 2007, the board met with representatives of Healthcare Growth Partners who provided an updated list of viable candidates and the valuation thresholds those candidates indicated for the healthcare software business of the Company. The board determined that the financial terms that potential buyers were proposing were not sufficient to sell this business separately from the company as a whole, although the board decided to continue with the process. The board also directed Needham & Company to prepare a confidential information memorandum with respect to a strategic transaction involving the Company, including a sale of the BPM software business or another sale or merger transaction involving Optio as a whole.

        On October 5, 2007, Needham & Company contacted Bottomline about its interest in pursuing discussions relating to a strategic transaction involving the whole company.

        On October 16, 2007, the board met with representatives of Healthcare Growth Partners to further discuss the process relating to a strategic transaction for the healthcare software business of the Company. The board decided only to attempt to sell the QuickRecords portion of the healthcare software business. The board also discussed with Needham & Company the process that would be followed with respect to a strategic transaction relating to the whole company. Representatives of Locke Lord Bissell & Liddell reviewed with the board its legal duties generally and specifically in the context of evaluating and pursuing strategic transactions that may involve the sale of the whole company. Needham & Company also received a preliminary non-binding proposal from Company B, expressing its interest in proceeding with discussions relating to an acquisition of Optio for $2.00 in cash per share of common stock.

        On October 19, 2007, representatives of Needham & Company presented to the board the terms of the preliminary proposal provided by Company B. The board instructed Needham & Company to inquire further into the substance of Company B's proposal and authorized management and Needham & Company to continue to pursue discussions regarding a transaction, on a non-exclusive basis.

        On November 1, 2007, representatives of Company B met with management of Optio. On November 2, 2007, Optio and Company B terminated discussions due to difficulties reaching mutually beneficial economic terms.

        On November 13, 2007, Bottomline informed representatives of Optio that it had retained Jefferies Broadview as its financial advisor, and on November 14, 2007, Bottomline executed a confidentiality agreement with Optio and commenced its due diligence.

        On November 16, 2007, the board was advised about the termination of the potential transaction with Company B and received an update from Healthcare Growth Partners relating to a possible sale of the QuickRecords business.

        On November 29 and 30, 2007 members of Bottomline's management and Bottomline's representatives met with members of Optio's management and representatives of Needham & Company to conduct further due diligence with respect to information provided by Optio beyond the confidential information memorandum furnished by Needham & Company.

        On December 3, 2007, Needham & Company contacted Company C about a possible strategic transaction with Optio.

        On December 7, 2007, representatives of Needham & Company met with the board and provided a presentation discussing potential interested parties and the timing of the process. At this meeting,

representatives of Locke Lord Bissell & Liddell also discussed with the board their fiduciary obligations relating to this process.

        On December 11, 2007, Company C executed a confidentiality agreement and commenced its due diligence.

        On December 21, 2007, Bottomline submitted an initial non-binding proposal expressing interest in proceeding with an acquisition of Optio for $1.50 in cash per share of common stock.

        On December 28, 2007, this proposal was presented to our board by representatives of Needham & Company and management.

        On December 31, 2007, members of Company C management met with members of Optio's management and representatives of Needham & Company to conduct further due diligence, and on January 2, 2008, Company C informed Needham & Company that Company C was not interested in further pursuing a strategic transaction with Optio.

        On January 4, 2008, Company D submitted an initial non-binding proposal expressing its interest in proceeding with an acquisition of Optio for $1.75 in cash per share of common stock. The board met with representatives of Needham & Company and legal counsel to discuss this proposal.

        Between August 2007 and January 2008, Needham & Company contacted over 50 companies about the potential for engaging in strategic discussions with Optio. Optio executed seven non-disclosure agreements, held management meetings with five companies, conducted due diligence with a number of companies and received four preliminary merger proposals. Management of Optio and Needham & Company had extensive due diligence meetings with five potential interested parties. Other than Bottomline and Company D, no other parties submitted formal qualifying proposals.

        On January 8, 2008, the board met with representatives of Needham & Company and legal counsel, and after significant discussions, the board decided it should continue to pursue discussions with Bottomline and Company D to determine their highest and best offer. The board agreed that the final proposals would be due on January 25, 2008, along with the comments of the interested parties to the form of merger agreement to be furnished by the Company.

        Throughout the remainder of the month of January 2008, Bottomline and Company D each continued to conduct further due diligence.

        On January 11, Bottomline and Company D were provided instructions for submitting their best and final offer, with any comments they would propose to the form of merger agreement that Optio would furnish.

        On January 15 and 16, 2008, members of Company D management met with members of Optio's management and representatives of Needham & Company to conduct further due diligence.

        On January 25, 2008, Optio received a revised, non-binding proposal from each of Bottomline and Company D for an acquisition of the entire company, for $1.85 and $1.80 per share, respectively.

        On January 26, 2008, the board had a meeting with representatives of Needham & Company to discuss the two non-binding proposals that they received. The board, along with advice from Needham & Company and legal counsel, Locke Lord Bissell & Liddell, compared the two offers, compared the comments to the merger agreement proposed by each of the interested parties, discussed the relative prices offered and discussed the impact on Optio of merging with Company D or Bottomline. Management also updated the board with respect to Optio's anticipated fourth quarter financial performance, and the board discussed the potential impact of this updated information on the proposals of the interested parties. Also on January 26, 2008, Company D revised its proposal from $1.80 to $1.86 per share due to a change in its assumptions with respect to Optio's share count.

        On the morning of January 28, 2008, Bottomline's financial advisors verbally informed representatives of Needham & Company that Bottomline expressed a willingness to increase its proposed price to an amount up to $1.92 per share.

        On January 28, 2008, the board met with representatives of Needham & Company and Locke Lord Bissell & Liddell to discuss the relative offers of the two interested parties. At this meeting the board instructed Needham & Company to provide the two interested parties with updated information relating to Optio's anticipated fourth quarter financial performance and request that they reaffirm their proposals in light of such information.

        On January 29, 2008, Optio management met with each of Company D and Bottomline and provided them with updated information relating to Optio's anticipated fourth quarter performance.

        On January 31, 2008, Bottomline submitted a revised non-binding proposal expressing its interest in proceeding with an acquisition of Optio for up to $1.88 in cash per share of common stock. Company D indicated that its proposal would be adjusted below its proposed price of $1.86 per share of common stock.

        On February 1, 2008, the board met with representatives of Needham & Company and Locke Lord Bissell & Liddell and discussed the revised non-binding proposals resulting from the interested parties' analysis of the updated information on anticipated fourth quarter performance. After comparing all aspects of the proposals, including the comments of each interested party on the proposed merger agreement, the board unanimously authorized the Company to go forward with negotiations with Bottomline and to execute an exclusivity agreement which provided Bottomline with exclusivity through March 1, 2008.

        From that point until the signing of the merger agreement, Optio's and Bottomline's respective financial advisors, legal counsel and management negotiated the terms of the definitive merger agreement and finalized due diligence. Negotiations focused on, among other matters, the conditions to closing the transactions, post-signing operating covenants, the ability of either party to terminate the agreement, the size of the termination fee, the representations and warranties of both parties and the ability of our board to respond to unsolicited proposals following the execution of the merger agreement.

        Between February 26 and March 1, 2008, Optio management and representatives from Needham & Company met with Mr. Rob Eberle, President & Chief Executive Officer of Bottomline and Kevin Donovan, Chief Financial Officer of Bottomline, and representatives from Bottomline's financial advisor, Jefferies Broadview, to discuss the terms outlined in the nonbinding proposal dated January 31, 2008. Bottomline proposed to revise its offer to $1.83 per share primarily due to concerns regarding (i) domestic tax issues, (ii) international tax issues, and (iii) findings of additional due diligence performed by Bottomline's tax advisors. After subsequent negotiations between Mr. Cape and Mr. Eberle, Bottomline and Optio agreed, subject to the approval of their respective boards of directors, to a price of $1.85 per share.

        In the board's view, it was in the best interests of Optio to engage a financial advisor separate from Needham & Company to consider and render an opinion with respect to the fairness of the merger consideration to be paid by Bottomline. The board felt that a financial advisor would likely be more objective in its analysis of fairness if it were not involved with the merger negotiations. Upon the recommendation of one of the board members, ValueScope was invited to submit a proposal to render a fairness opinion with respect to the merger consideration. After Optio's legal counsel interviewed representatives of ValueScope, and in view of ValueScope's previous experience in valuations of software companies, on February 19, 2008, the board formally engaged ValueScope as its financial advisor to render an opinion on the fairness of the merger consideration.

        On March 1, 2008, Optio's board received a presentation from ValueScope relating to the fairness of the proposed merger consideration, and the board approved the merger agreement and the proposed $1.85 per share merger consideration.

        On March 3, 2008, Optio announced that it had entered into a definitive agreement to be acquired by Bottomline for $1.85 in cash per share of common stock.

Reasons for the Merger and Recommendation of Optio's Board of Directors

        At a special meeting of our board of directors on March 1, 2008, our board of directors unanimously determined that the merger agreement and the merger are in the best interests of Optio's shareholders and unanimously adopted the merger agreement. Our board of directors unanimously recommends that you vote "FOR" the approval of the merger agreement and "FOR" the proposal to adjourn or postpone the special meeting, if necessary or appropriate, to solicit additional proxies.

        In the course of reaching its decision, our board of directors consulted with our senior management, financial advisors and legal counsel, reviewed a significant amount of information and considered a number of factors, including, among others, the following:

  •
  the $1.85 per share in cash to be paid as merger consideration represents a 48% premium over the closing price of our common stock on February 29, 2008, the last trading day before the announcement of the merger agreement, and a premium of 53% to the average closing price for the thirty trading days ended on February 29, 2008;

  •
  the financial analysis presented by representatives of ValueScope, as well as the opinion of ValueScope to the effect that, based upon and subject to the respective factors, assumptions and limitations set forth in its opinion, the $1.85 per share cash consideration to be received by the holders of our common stock pursuant to the merger agreement is fair, from a financial point of view, to such shareholders;

  •
  the fact that the consideration would be paid in cash, which provides certainty and immediate value to our shareholders;

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  the fact that the merger is not subject to any financing condition;

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  the fact that Optio engaged in a competitive process to obtain the highest price for its shares and Bottomline was the bidder who submitted the highest price;

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  the timing of the merger and the risk that if we do not accept Bottomline's offer now, we may not have another opportunity to do so;

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  the possible alternatives to the merger (including the possibility of continuing to operate Optio as an independent entity and the desirability and perceived risks of that alternative), the range of potential benefits to our shareholders of the possible alternatives and the timing and the likelihood of accomplishing the goals of such alternatives, and our board of directors' assessment that none of such alternatives were reasonably likely to present superior opportunities for Optio or create greater value for our shareholders, taking into account risks of execution as well as business, competitive, industry and market risks;

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  the experience, reputation and financial capabilities of Bottomline;

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  the fact that the thin trading market and lack of liquidity of our common stock makes it difficult for any large shareholder to sell its shares in the public market without depressing the market price of our shares and the opportunity that the proposed merger would permit all our shareholders to sell all of their shares at a fair price;

  •
  the fact that the merger agreement and the transactions contemplated thereby were the product of extensive arms' length negotiations between representatives of Bottomline and of Optio;

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  the social and economic effects of the merger on employees, customers, suppliers and other constituencies of Optio and its subsidiaries and on the communities in which we operate or are located;

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  the desirability of maintaining independence from any other entity which is a competitor of Optio;

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  the fact that under the terms of the merger agreement, we can furnish information to and negotiate with a third party in response to an unsolicited bona fide acquisition proposal reasonably likely to lead to a superior offer and accept a superior offer should one be made and not matched by Bottomline; and

  •
  the likelihood that the proposed acquisition would be completed, in light of the financial capabilities and reputation of Bottomline.

        In the course of its deliberations, our board of directors also considered a variety of risks and other potentially negative factors, including the following:

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  the fact that we will no longer exist as an independent public company and our shareholders will forgo any future increase in our value beyond $1.85 per share;

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  the risks and contingencies related to the announcement and pendency of the merger, including the possibility of disruption to our operations, employees, customers and relationships with third parties and the resulting potentially adverse effect on Optio if the merger were not to close;

  •
  the conditions to Bottomline's obligation to complete the merger and the right of Bottomline to terminate the merger agreement in certain circumstances;

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  the fact that under the terms of the merger agreement, we cannot solicit other acquisition proposals and must pay to Bottomline a termination fee of $1.5 million if the merger agreement is terminated under certain circumstances;

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  the fact that the income realized by shareholders as a result of the merger generally will be taxable to our shareholders;

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  the interests that our directors and executive officers may have with respect to the merger, in addition to their interests as shareholders of Optio generally, as described in "The Merger—Interests of Optio's Executive Officers and Directors in the Merger" beginning on page 29; and

  •
  the fact that, pursuant to the merger agreement, we must generally conduct our business in the ordinary course and we are subject to a variety of other restrictions on the conduct of our business prior to closing of the merger or termination of the merger agreement, any of which may delay or prevent us from pursuing business opportunities that may arise or delay or preclude us from taking actions that would be advisable if we were to remain an independent public company.

        Our board of directors did not assign any particular weight or rank to any of the positive or potentially negative factors or risks discussed in this section, and our board of directors carefully considered all of these factors as a whole in reaching its determination and recommendation.

Opinion of Our Financial Advisor

        On February 19, 2008, we retained ValueScope to act as our financial advisor to render an opinion on the fairness of the consideration to be received by our shareholders in connection with the sale of Optio to Bottomline. At the March 1, 2008 meeting of our board of directors, ValueScope delivered its draft opinion and oral report, subsequently confirmed in its final written opinion, dated as of March 3, 2008, to our board of directors to the effect that, as of the date of such opinion, based upon and subject to the assumptions made, matters considered and limits of the review undertaken by it, the $1.85 per share cash consideration to be received by the holders of shares of our common stock in the merger was fair, from a financial point of view, to our shareholders.

  ValueScope, Inc.

        The full text of ValueScope's written opinion, dated March 3, 2008, is attached as Annex B to this proxy statement. Optio encourages its shareholders to review the ValueScope opinion carefully for a discussion of valuation methodology, procedures followed, assumptions made and factors considered in developing the opinion. The following discussion is a summary of the valuation analyses utilized by ValueScope in rendering their fairness opinion. This summary is qualified in its entirety by reference to the full text of ValueScope's written opinion.

        The ValueScope opinion was provided for the information and assistance of the board of directors of Optio with respect to the consideration offered in the merger. The fairness opinion rendered by ValueScope is not intended to be a recommendation to any shareholder of Optio as to how to vote with respect to the merger. ValueScope was not engaged to opine on the underlying business decision of the board of directors to proceed with or effect the merger.

        ValueScope informed us that its opinion was based on generally accepted valuation standards and included such valuation tests and procedures considered necessary under the circumstances. The opinion included, but was not necessarily limited to, the following procedures:

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  a review of the merger agreement;

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  a review of publicly available historical, financial and operational information of Optio, considered relevant to the analysis;

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  a review of Optio's internal financial and operational information furnished to ValueScope by Optio, including projections for the fiscal year ending January 31, 2009;

  •
  a review of publicly available historical and financial information related to Bottomline;

  •
  a review of Optio's internal capitalization table as of February 20, 2008;

  •
  a review of the transaction volumes and prices associated with Optio's share repurchase program from January 5, 2007 through January 4, 2008;

  •
  a review of Optio's recent trading activity on the Over-the-Counter Bulletin Board quotation service;

  •
  a review of pricing data of selected comparable companies and industry transactions in comparison to the historical financial results of Optio; and

  •
  a review of industry information.

        In addition, ValueScope had discussions with management of Optio concerning its business, operations, assets, financial condition, prospects and Optio's strategy regarding its sale process and conducted certain studies, analyses and investigations as ValueScope deemed appropriate in determining its opinion.

        In arriving at its opinion, ValueScope assumed and relied upon the accuracy and completeness of financial and other information utilized in the opinion without assuming any responsibility for independent verification of such information. ValueScope further relied upon the assurances of management of Optio that they are not aware of any facts or circumstances that would make such information inaccurate or misleading.

        Based on the advice of Optio's management, ValueScope assumed the financial projections provided to them by Optio were reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of Optio as to the future financial performance of Optio and that Optio will perform substantially in accordance with such projections. ValueScope did not incorporate estimates from independent equity research analysts due to a lack of coverage. ValueScope confirmed the lack of analyst coverage with Optio's management.

        In arriving at its opinion, ValueScope did not conduct a physical inspection of the properties and facilities of Optio and has not made or obtained any evaluations or appraisals of the assets or liabilities of Optio. In addition, Optio did not authorize ValueScope to solicit, and ValueScope did not solicit, any indications of interest from any third party with respect to the purchase of all or a part of Optio's business. The ValueScope opinion was based upon market, economic and other conditions as they existed on, and could be evaluated as of, the date of such opinion.

        In connection with rendering its opinion, ValueScope performed certain financial, comparative and other analyses as summarized below. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial and comparative analysis and the application of those methods to the particular circumstances. Therefore, such an opinion is not readily susceptible of summary description. Furthermore, in arriving at its opinion, ValueScope did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor.

        ValueScope believes that its analyses must be considered as a whole and that considering any portion of such analyses and factors, without considering all analyses and factors as a whole, could create a misleading or incomplete view of the process underlying its opinion. In its analyses, ValueScope made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Optio. None of Optio, ValueScope or any other person assumes responsibility if future results are materially different from those discussed. Any estimates contained in these analyses were not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by such analyses. In addition, analyses relating to the value of businesses do not purport to be appraisals or to reflect the prices at which businesses actually may be sold.

        The following is a summary of the material financial analyses utilized by ValueScope in providing its opinion to the board of directors of Optio. The summaries of certain financial analyses include information presented in tabular format. In order to fully understand the financial analyses used by ValueScope, the tables must be viewed in association with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Accordingly, the analyses listed in the tables and described below must be considered as a whole. The consideration of any portion of such analyses and of the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying ValueScope's opinion.

  Discounted Cash Flow Analysis

        ValueScope performed a discounted cash flow analysis to derive a value of Optio based on the present value of Optio's estimated future net cash flows. The revenue and expense projections were developed based on management's projections for the fiscal year ending January 31, 2009, discussions with management regarding historical and future operating performance and a review of industry characteristics. ValueScope forecasted net cash flows over a ten-year discrete period discounted at the estimated weighted average cost of capital (WACC) of 9.6%. The WACC was derived using the capital asset pricing model which includes the return of a risk-free asset plus an estimate of equity risk premium adjusted by a measure of systematic risk (beta) derived from certain selected comparable companies.

        The value of the net cash flows beyond the discrete forecast period, or the residual period, was calculated using the Gordon Growth Model and discounted to present value. The assumptions made in the discounted cash flow analysis were estimated to be those of a minority interest shareholder. Therefore, ValueScope applied a control premium of 35% observed from acquisition premiums of similar firms. Based on assumptions and procedures of the discounted cash flow analysis described above, ValueScope estimated the equity per share value to be $1.35.

  Market Approach

        The market approach analysis included an examination of guideline, or comparable companies and pricing measures and industry merger and acquisition transactions observable in the public and private markets. In addition, ValueScope reviewed the prices observed as part of Optio's stock repurchase plan authorized by our board of directors on January 5, 2007 and observed the recent trading history of Optio's common stock on the Over-the-Counter Bulletin Board quotation service.

          Market Approach—Guideline Public Company Analysis

        ValueScope selected a group of comparable companies based on proprietary research and input from Optio management to observe and assess the market pricing of specific financial and operating data of companies that share similar industry risks. The observed multiples were calculated on historical financial metrics such as revenue or EBITDA. Based on their analysis, ValueScope applied the mean and median of the price to sales multiple and the enterprise value (EV) to sales multiple to derive a range of value. The selected companies and multiples are presented in the following table.

Summary of Publicly Traded Guideline Companies

Company	Ticker	Industry Classification(1)	P/S	EV/S
Bottomline Technologies (de), Inc.	EPAY	Application Software	2.0	2.0
McKesson Corporation	MCK	Healthcare Distributors	0.2	0.2
Standard Register Co.	SR	Commercial Printing	0.3	0.4
NetManage, Inc.	NETM	Systems Software	0.7	0.7
Top Image Systems, Ltd.	TISA	Application Software	0.2	0.9
Captaris, Inc.	CAPA	Application Software	1.9	1.9
Datawatch Corporation	DWCH	Application Software	0.8	0.8
Omtool, Ltd.	OMTL	Application Software	0.8	0.9
Mean			0.9	1.0
Median			0.7	0.8

(1)
Industry classifications provided by CapitalIQ

        The sales multiples were applied to Optio's recent sales of $26.9 million. ValueScope did not consider profitability multiples as Optio reported an operating and net loss during the most recent fiscal year. ValueScope adjusted the enterprise value for the addition of $10.1 million in cash and the subtraction of approximately $7.8 million in deferred revenue and $384,000 in interest-bearing debt. The prices and related multiples observed in the guideline analysis are based on transactions of minority interests. Therefore, ValueScope applied a control premium of 35% based on observed premiums of acquisitions of similar companies within the industry. A summary of the guideline public company results is presented below.

Conclusion of Guideline Public Company Analysis

	Mean	Median
Minority Equity Value ($000s)	$30,728	$27,377
Control Premium	35.0%	35.0%
Control Equity Value ($000s)	$41,483	$36,959
Fully Diluted Shares (000s)	24,286	24,286
Per Share Value(1)	$1.71	$1.52

    (1)
    Based on the fully diluted outstanding shares of 24,285,723, ValueScope calculated a per share value range of $1.52 to $1.71.

          Market Approach—Merger and Acquisition Method

        The comparable transaction search was based upon ValueScope's proprietary research of target companies within the industry and discussions with Optio management. After a review of numerous transactions, ValueScope selected five transactions with industry classifications of application or systems software that they deemed comparable to Optio and the potential acquisition. The following table contains transaction details such as the comparable company name, closing date, acquirer and selected multiples.

Summary of Transaction Details

Target	Closed Date	Acquirer	EV/S	EV/EBITDA
NetManage, Inc.	Pending	Rocket Software, Inc.	1.4	N/A
Mobius Management Systems, Inc.	June 15, 2007	Allen Systems Group, Inc.	1.7	N/A
Docucorp International, Inc.	February 26, 2007	Skywire Software, LLC	1.4	8.1
FormScape Software Ltd.	October 13, 2006	Bottomline Technologies (de), Inc.	1.2	N/A
Hummingbird Ltd.	October 2, 2006	Open Text Corp.	1.5	9.9
Mean			1.4	NMF
Median			1.4	NMF
High			1.7	NMF

        Due to Optio's operating and net loss, ValueScope utilized only enterprise value to sales multiples. The mean and median multiple of overall data set was 1.4x sales. There were three transactions within a 14-month period prior to the merger. The range of these transactions was 1.4x to 1.7x sales. ValueScope applied this range to Optio's revenue during the fiscal year ended January 31, 2008 to derive estimates of value. ValueScope adjusted the value for cash, deferred revenue and debt as performed in the guideline analysis. The multiples were based on pricing data from transactions of controlling interests. Therefore, ValueScope deemed no adjustment for the control was necessary.

Conclusion of Merger & Acquisition Analysis

EV/Sales Multiples of	1.4x	1.7x
Control Equity Value ($000s)	$39,646	$47,458
Fully Diluted Shares (000s)	24,286	24,286
Per Share Value(1)	$1.63	$1.95

    (1)
    Based on total outstanding shares of 24,285,723, ValueScope calculated a per share value range of $1.63 to $1.95.

          Market Approach—Share Repurchase Program

        On January 5, 2007, the board of directors of Optio authorized up to $2 million to fund a share repurchase program for a period of 12 months. Optio provided ValueScope with the transaction details of the shares repurchased as part of the program. The initial transaction took place on January 16, 2007 as Optio repurchased 5,000 shares of common stock at an average price of $1.44 per share. This amount is net of transaction (broker) costs.

        During the period from January 5, 2007 to January 4, 2008, Optio repurchased a total of 1,357,350 shares at an average price of $1.31. Based on information provided in Optio's financial statements, ValueScope determined the weighted average number of shares outstanding during the repurchase program to be 22,154,146. ValueScope adjusted this amount by the additional shares from the exercise of stock options upon the merger. This adjustment provided a conversion factor of 0.9147 which ValueScope applied to the average transaction price of $1.31 to arrive at an adjusted price of $1.20 per share before the application of a control premium. ValueScope also applied the highest price during a fiscal quarter of $1.56 in the same method to arrive at an adjusted price of $1.42. A summary of ValueScope's calculations is presented in the following table.

Conclusion of Share Repurchase Analysis

	Overall Avg.	Qtrly Avg. High
Minority Value per Share(1)	$1.31	$1.56
Wgt. Average Shares Outstanding (000s)	22,154	22,154
Fully Diluted Shares (000s)	24,220	24,220
Minority Value per Share—Adjusted	$1.20	$1.42
Control Premium	35.0%	35.0%
Control Per Share Value	$1.62	$1.92

    (1)
    The share repurchase transactions were of minority interests in Optio. Therefore, ValueScope applied the observed control premium of 35% to conclude a value range of $1.62 to $1.92 per share.

          Market Approach—Stock Trading History

        ValueScope reviewed Optio's stock prices over three periods prior to January 31, 2008—six months prior, one-year prior and two-years prior. ValueScope analyzed the minimum price, the maximum price and the average closing price for each distinct period. During the two year period prior to January 31, 2008, Optio's stock price ranged from $1.03 to $1.80 with an average close of $1.37. The trading range during the one year period prior to January 31, 2008 was $1.05 to $1.80 with an average closing price of $1.42. The average close during the six months prior to January 31, 2008 was $1.39 and the stock ranged from $1.05 to $1.72. A table of the trading history is shown in the following table.

Optio Software, Inc. Trading History as of January 31, 2008

	Low	High	Avg. Cost
6 months prior	$1.05	$1.72	$1.39
1 year prior	$1.05	$1.80	$1.42
2 year prior	$1.03	$1.80	$1.37

        Based on information provided in Optio's financial statements, ValueScope determined the weighted average number of shares outstanding during these three periods and developed a conversion factor to account for the additional shares from the exercising of stock options at the merger date. ValueScope adjusted the average close price by the conversion factor.

Conclusion of Trading History Analysis

	Adj. Avg. Close	Control Premium	Adjusted Price
6 months prior	$1.27	35.0%	$1.72
1 year prior	$1.30	35.0%	$1.75
2 year period	$1.26	35.0%	$1.70

        The quoted prices on the Over-the-Counter Bulletin Board represent minority interest transactions. Therefore, ValueScope applied a control premium of 35% to the adjusted average closing price for each observed period. The range of these controlling interest prices is $1.70 to $1.75 with an average of $1.72.

  Conclusion of Value

        ValueScope utilized the income approach and the market approach to derive conclusions of value for Optio's common equity on a controlling-interest basis. The conclusion of per share value of $1.35 from the discounted cash flow model was the lowest calculated value in the valuation analysis. The Financial Accounting Standards Board (FASB) has provided guidance in determining fair value in Statement of Financial Accounting Standards No. 142 (issued June 2001) stating that "quoted market prices in active markets are the best evidence of fair value and shall be used as the basis for measurement, if available." However, FASB clarified that the quoted market price "need not be the sole measurement basis of fair value."

        ValueScope developed several indications of value utilizing market approach methods, including prices from the market transactions of Optio's stock. ValueScope determined a range of value from the market approach methods to be $1.52 to $1.95 per share with an average of $1.74 per share. The consideration of $1.85 per share is in the upper tier of this range and approximately 6.4% above the average of the range. A summary of ValueScope's analyses and conclusions is presented in the following table.

Summary of Analyses and Conclusions

Valuation Method	Indicated Equity Value
Conclusion
Income Approach
Discounted Cash Flow Analysis	$1.35
	Range of Per Share Value
	Low	High	Average
Market Approach—Comparable Transactions
Guideline Company Analysis	$1.52	$1.71	$1.61
Merger and Acquisition Analysis	$1.63	$1.95	$1.79
Market Approach—Company Transactions
Share Repurchase Analysis	$1.62	$1.92	$1.77
	Conclusion
Optio Trading History (Adjusted for Control Premium)
6-Month Analysis	$1.72
1-year Analysis	$1.75
2-year Analysis	$1.70

Average of Trading History Analysis	$1.72	$1.72
		Market Approach Value Range
Valuation Summary
		Low	High	Average
Total Number of Fully Diluted Shares Outstanding	24,285,723	$1.52	$1.95	$1.74
Proposed Per Share Consideration				1.85
Premium over Market Approach Average				6.4%

  Miscellaneous

        ValueScope is a recognized valuation and financial advisory firm providing independent opinions based on proprietary research, extensive due diligence and the experience of the firm's professional staff. The company provides financial advisory services in the areas of corporate finance, mergers and acquisitions, financial reporting, intangible asset valuation, derivatives and litigation support. ValueScope's professional staff includes MBAs, PhDs, CPAs and CFAs with consulting, management and entrepreneurial experience.

Interests of Optio's Executive Officers and Directors in the Merger

        When considering the recommendation of Optio's board of directors, you should be aware that certain members of our board of directors and our executive officers have interests in the merger other than their interests as Optio shareholders generally, in the case of executive officers, pursuant to certain employment and change of control agreements between such executive officers and us and in the case of both directors and executive officers, pursuant to incentive and benefit plans we have for directors, management and all our employees. These interests may be different from your interests as an Optio shareholder. The members of our board of directors were aware of these additional interests, and considered them, when they adopted the merger agreement.

  Overview

        Prior to entering into the merger agreement, we entered into arrangements with each of our executive officers which provide that each of our executive officers would be entitled to certain payments and benefits upon a "change of control," or upon their termination without "cause" or resignation for "good reason" in the event of a "change of control," as those terms are defined in each executive officer's employment or change of control agreement with Optio (see "—Employment Agreement" and "—Change of Control Agreements" below). In addition, all of our unvested outstanding stock options, including those held by our executive officers and directors, will fully vest upon the effectiveness of the merger, and each holder of unexercised options will receive a cash payment equal to the amount, if any, by which the merger consideration exceeds the exercise price multiplied by the number of shares subject to such options (see "—Stock Option Awards" below). In addition to the benefits described below, we may award retention bonuses to certain of our executive officers. The persons who may receive such bonuses and the amounts thereof have not been determined.

  Employment Agreement

        On February 29, 2008, in order to comply with applicable requirements of Section 409A of the Internal Revenue Code of 1986, we entered into an Amended and Restated Employment Agreement with our President and Chief Executive Officer, Mr. C. Wayne Cape, which contains substantially similar terms as Mr. Cape's prior employment agreement effective August 1, 2003. In the event of a change of control, Mr. Cape's rights under his employment agreement become permanent and cannot be affected by any corporate action without his consent. Within one year following a change of control, if Mr. Cape's employment is terminated without cause or Mr. Cape resigns for good reason, Optio or a successor to Optio must:

  •
  pay to Mr. Cape an amount equal to 12 months of his then-current base salary over a 12-month period beginning on the first day of the month following the date of termination (see "—Change of Control Salary Payments" below);

  •
  continue and pay all related expenses for life, disability, accident and health insurance for him and his dependents until the earlier of 12 months following termination or the date Mr. Cape accepts other employment and obtains equivalent benefits (see "—Change of Control Non-Cash Benefits" below); and

  •
  the cash bonus amount specified in Mr. Cape's annual incentive bonus plan that is earned; however, in the event of a change of control, Mr. Cape and Optio are deemed to have met in full the company and individual performance targets for the remainder of the year in which the change of control occurs (see "—Change of Control Annual Performance-Based Cash Bonus Payments" below for the amount of such bonus).

        Mr. Cape would have good reason to resign if, among other things, Bottomline does not assume by law or contract the obligations of Optio under his employment agreement, or if there is a reduction in his title, duties or responsibilities. Optio's obligations under Mr. Cape's employment agreement will continue with and be performed by the surviving corporation in the merger.

        Mr. Cape's employment agreement includes post-employment restrictive covenants against the use of Optio's confidential information, solicitation of Optio's customers or recruitment of Optio's employees, which are conditions to receiving any payments after his employment ends. Mr. Cape's employment agreement provides that he shall serve as President and Chief Executive Officer until his employment agreement is terminated by either party.

        Optio has no other employment agreements with its executive officers that contain similar provisions upon a change of control.

  Change of Control Agreements

        Between August 17 and September 6, 2007, we entered into change of control agreements with each of our other executive officers: Caroline Bembry, Chief Financial Officer and Secretary; Donald H. French, Senior Vice President of Healthcare Research and Development; Michael McGuire, Senior Vice President and General Manager of Healthcare; Steven E. Kaye, Senior Vice President of Sales, Services and Marketing; and Daryl Hatton, Chief Technology Officer and Senior Vice President of Enterprise Research and Development. In the event of a change of control, the rights of each executive under each of these change of control agreements become permanent and cannot be affected by any corporate action without his or her consent. Under the terms of each of these change of control agreements, upon a change of control, each executive is entitled to:

  •
  an amount equal to six months of his or her then-current base salary in a lump sum on the next scheduled payday following the change of control (see "—Change of Control Salary Payments" below);

  •
  the full amount of the cash bonus specified in each executive's annual incentive bonus plan, which is deemed to have been earned in full for the remainder of the year in which the change of control occurs (see "—Change of Control Annual Performance-Based Cash Bonus Payments" below); and

  •
  immediate and full vesting of all unvested options held by each executive (see "—Stock Option Awards" below).

        Each executive would also be entitled to these change of control payments and benefits described above if the executive's employment is terminated without cause or such executive resigns for good reason during the period between the time that Optio enters into an agreement with respect to a merger or other business combination that would constitute a change of control of Optio and the effective time of the change of control. Each of these executives would have good reason to resign if, among other things, Bottomline does not assume the obligations of Optio under these change of control agreements, or if there is a reduction in the respective titles, duties or responsibilities of the executive.

        In addition, if prior to or within one year following the merger, the employment of any of these executives is terminated without cause or any of these executives resigns for good reason, Optio or a successor to Optio must continue to pay all related expenses for life, disability, accident and health insurance for each executive and his or her dependents for six months following the date of such executive's termination or resignation as described above, regardless of whether other employment is obtained or sought, so long as the executive is not receiving equivalent benefits (see "—Change of Control Non-Cash Benefits" below). Each of these change of control agreements includes post-employment restrictive covenants against the use of Optio's confidential information, solicitation of Optio's customers or recruitment of Optio's employees, which are conditions to receiving any payments after such executive's employment ends.

  Change of Control Salary Payments

        Under the terms and conditions of the change of control agreements described above, each of the executive officers of Optio will be entitled to a payment equal to six months of current base salary when the merger becomes effective, and under the terms and conditions of Mr. Cape's employment agreement described above, Mr. Cape will be entitled to 12 months of current base salary, but only if his employment is terminated without cause or he resigns for good reason within one year after the merger.

        The following chart sets forth the amount of salary payments to which each executive officer would be entitled under the employment agreement and the change of control agreements described above:

Name	Amount of Payment
C. Wayne Cape	$306,860
Caroline Bembry	$88,941
Donald H. French	$108,273
Daryl G. Hatton	$91,700
Steven E. Kaye	$117,900
Michael McGuire	$117,900

  Change of Control Annual Performance-Based Cash Bonus Payments

        Under the terms and conditions of the employment agreement and change of control agreements described above, each of the executive officers of Optio are entitled to have any cash bonus (as specified in each executive's annual incentive bonus plan) paid in full for the remainder of any year in which a change of control occurs.

        The following chart sets forth the amount of annual incentive bonus to which each executive officer would be entitled, assuming the merger is effected in the year ending January 31, 2009:

Name	Amount of Annual Bonus
C. Wayne Cape	$27,146
Caroline Bembry	$20,000
Donald H. French	$19,156
Daryl G. Hatton	$20,500
Steven E. Kaye	$21,624
Michael McGuire	$19,904

  Change of Control Non-Cash Benefits

        Under the terms and conditions of the employment agreement and change of control agreements described above, each of the executive officers of Optio are entitled to have Optio, or a successor to Optio, continue to pay all related expenses for life, disability, accident and health insurance for each such executive and his or her dependents generally, for a period of six months (12 months in the case of Mr. Cape), following the date of such executive's termination without cause or resignation for good reason within the year following a change of control.

        The following chart sets forth for each of the executive officers the potential amount of payments for continuation of each executive's benefits described above, assuming that such termination or resignation was effective as of March 31, 2008:

Name	Disability Income(1)	Health Benefits(2)		Life Insurance Benefits(3)	Totals
C. Wayne Cape	$514.56	$17,392.80		$468.00	$18,375.36
Caroline Bembry	$257.28	$3,066.18		$234.00	$3,557.46
Donald H. French	$257.28	$8,696.40		$234.00	$9,187.68
Daryl G. Hatton	$257.28	$546.96	(4)	$234.00	$1,038.24
Steven E. Kaye	$257.28	$7,514.70		$234.00	$8,005.98
Michael McGuire	$257.28	$8,594.52		$234.00	$9,085.80

(1)
Reflects amounts which would be paid to each executive as a result of the short-term and long-term disability insurance plans which Optio pays on such executive's behalf.

(2)
Reflects the estimated total of all future premiums which will be paid on behalf of each executive under Optio's health and welfare benefit plans.

(3)
Reflects the estimated total of the cost of coverage for life insurance provided by Optio to each executive.

(4)
As a Canadian citizen, Mr. Hatton is subject to a higher percentage of withholding taxes, and the Canadian government subsidizes a larger portion of his health care costs.

  Section 409A Protection

        Section 409A of the Internal Revenue Code of 1986, as amended, imposes an additional income tax on certain payments that are made within six months following the separation from service of certain specified employees (as defined in Section 409A). The employment and change of control agreements of our executive officers provide that, to the extent such a tax otherwise would apply, payments otherwise required under the employment or change of control agreements will be delayed. Upon the expiration of any applicable six-month delay period, the delayed payment would be made in a lump sum.

  Stock Option Awards

        All of our outstanding unvested stock options will fully vest upon the effectiveness of the merger, and each holder of an option that is not exercised prior to the closing of the merger will receive a cash payment equal to the amount, if any, by which the merger consideration of $1.85 per share exceeds the exercise price of such option, multiplied by the number of shares subject to such option. Such amount will be reduced by all applicable withholding taxes.

        The following chart sets forth, for each of the directors and executive officers of Optio, the number of unvested options held as of February 29, 2008 which will accelerate upon completion of the merger, the dollar value of the accelerated options, the total number of all stock options held and the dollar value of all stock options held:

Name	Number of Options whose Vesting would Accelerate at the Closing	Dollar Value of Accelerated Options(1)	Total Number of All Stock Options(2)	Dollar Value of All Stock Options(1)
Jeffrey J. Anderson	—	—	40,000	$18,100
C. Wayne Cape	—	—	1,000,000	$1,824,000
Ronald G. Diener	—	—	90,000	$60,550
F. Barron Hughes	24,243	$18,182	176,975	$118,481
David T. Leach	—	—	100,000	$72,100
Jay Toole	—	—	35,000	$16,100
Jay A. Wolf	—	—	40,000	$18,100
Caroline Bembry	25,000	$13,500	190,925	$157,260
Donald H. French	112,500	$79,125	400,000	$289,500
Daryl G. Hatton	25,000	$13,500	70,000	$39,500
Steven E. Kaye	62,500	$28,500	300,000	$267,000
Michael McGuire	211,743	$121,307	346,975	$210,231

(1)
The dollar value of each option is calculated by subtracting the per share exercise price of the option (if less than $1.85 per share) from $1.85 and multiplying the difference by the number of shares subject to the option.

(2)
The total number of options includes the total number of vested options prior to acceleration and unvested options whose vesting would accelerate at the closing.

  Indemnification and Insurance

        Indemnification Agreements.    We entered into separate indemnification agreements with certain of our directors and employees, including C. Wayne Cape and David T. Leach. Each indemnification agreement obligates Optio to indemnify the individual indemnitee to the full extent permitted by the applicable provisions of Georgia law, and provides indemnification for such indemnitee against all expenses and amounts paid to satisfy judgments, settlements, penalties or fines in any threatened, pending or completed actions, suits or proceedings against him by reason of the fact that he is or was a director of Optio or serving at the request of Optio as a director, officer, employee, agent or consultant of another corporation, entity or employee benefit plan. The agreements provide that no indemnity shall be paid to the extent that the individual is found liable to Optio or is subject to an injunction in favor of Optio for any of the following:

  •
  appropriating any business opportunity of Optio, done in violation of his duties to Optio,

  •
  any acts or omissions which involve a knowing violation of law,

  •
  any liability for approving or assenting to any distribution made in violation of Georgia law, or

  •
  any transaction from which the individual received any improper personal benefit.

        The agreements provide that expenses incurred by the individual director are to be paid by Optio in advance of the final disposition of the action, suit or proceeding upon the receipt by Optio of a written affirmation of the individual indemnitee's good faith belief that his conduct does not constitute behavior of the kind enumerated above and a written undertaking to repay any advances if it is ultimately determined that he is not entitled to be indemnified by Optio under the agreement.

        Optio's obligation to indemnify under the agreements is to continue during the period in which the indemnitee is a director of Optio and shall continue as long as the indemnitee shall be subject to any threatened, pending or completed action, suit or proceeding by reason of the fact that he was a director of Optio or is or was serving at the request of Optio as a director, officer, employee, agent or consultant of another corporation or other entity.

        Merger Agreement.    Pursuant to the terms of the merger agreement, from and after the effective time of the merger, the surviving corporation shall, to the fullest extent permitted by applicable law, indemnify, defend and hold harmless, and provide advancement of expenses to, the current or former directors, officers or employees of Optio or any of Optio's subsidiaries.

        For six years after the effective time of the merger, the surviving corporation shall cause to be maintained in effect our current policies of directors' and officers' liability insurance maintained by Optio or substitute policies with a substantially comparable insurer of at least the same coverage, amounts and retentions containing terms and conditions which are no less advantageous to the insured, with respect to claims arising from facts or events which occurred at or before the effective time of the merger. The surviving corporation's obligation to provide this insurance coverage is subject to a cap of 200% of the annual premium currently paid by us for such coverage.

Dissenters' Rights

        The following is a summary of your dissenters' rights under Georgia law and is qualified in its entirety by reference to the text of the relevant provisions of Article 13 of the Georgia Business Corporation Code, or GBCC, which are attached to this proxy statement as Annex C. Shareholders intending to assert dissenters' rights should carefully review Article 13. Failure to follow precisely any of the statutory procedures set forth in Article 13 may result in a termination or waiver of your dissenters' rights.

        Shareholders of record of our common stock who follow the procedures specified in Article 13 of the GBCC within the appropriate time periods will be entitled to dissent from the merger proposal and obtain payment of the "fair value" of such shares in lieu of the consideration that such shareholder would otherwise be entitled to receive pursuant to the merger agreement. Optio shareholders considering seeking to assert dissenters' rights with respect to their shares should note that the fair value of their shares determined under Article 13 could be more, the same or less than the consideration they would receive pursuant to the merger agreement if they did not seek to enforce dissenters' rights with respect to their shares.

THIS PROXY STATEMENT CONSTITUTES NOTICE TO HOLDERS OF OUR COMMON STOCK CONCERNING THE AVAILABILITY OF DISSENTERS' RIGHTS UNDER ARTICLE 13 OF THE GBCC.

  Asserting Dissenters' Rights

        Shareholders who desire to assert their dissenters' rights must satisfy all of the conditions of Article 13 of the GBCC. A written notice of intent to demand payment for a shareholder's shares if the merger is effected must be filed with us by such shareholder before the vote for approval of the merger agreement is taken at the special meeting on [day], [date] , 2008. This written notice of intent to demand payment must be in addition to, and is separate from, a vote against the merger. Though failure to vote on the proposal to approve the merger agreement will not constitute a waiver of dissenters' rights, shareholders electing to assert their dissenters' rights must not vote "FOR" the approval of the merger agreement. Any proxy or vote against the merger will not satisfy the notice requirement within the meaning of Article 13. Shareholders who do not satisfy these requirements will not be entitled to payment for their shares under Article 13 of the GBCC.

        An Optio shareholder who elects to exercise dissenters' rights must either mail or deliver the shareholder's written notice of intent to demand payment and all other written notices to Optio required by Article 13 of the GBCC to us at:

Optio Software, Inc.
3015 Windward Plaza
Windward Fairways II
Alpharetta, Georgia, 30005
Attention: Corporate Secretary

        All written notices to Optio required by Article 13 of the GBCC should specify the shareholder's name and mailing address.

  Demanding Payment

        If the merger is approved, within ten days of such approval, we must provide a written dissenters' notice to all of our shareholders who have given written notice of their intent to dissent and have not voted for the merger, which will provide the following information:

  •
  where the payment demand must be sent and where and when certificates for certificated shares must be deposited;

  •
  for holders of uncertificated shares, to what extent transfer of the shares will be restricted after the payment demand is received;

  •
  the date by which we must receive the payment demand, which cannot be fewer than 30 nor more than 60 days after the date our dissenters' notice is delivered; and

  •
  a copy of Article 13 of the GBCC.

        Shareholders who properly assert dissenters' rights under Article 13, and receive a dissenters' notice from us, must demand payment and deposit their certificates in accordance with the terms of our dissenters' notice. Any shareholder who has properly asserted dissenters' rights under Article 13 of the GBCC and deposits his, her or its shares according to the terms of our dissenters' notice retains all other rights of a shareholder until those rights are canceled or modified by the effectiveness of the merger. Shareholders who do not demand payment or deposit their share certificates where required, each by the date set forth in our dissenters' notice, will not be entitled to payment for their shares under Article 13 of the GBCC.

        Within 10 days of the date the merger is effected or receipt of a payment demand, whichever is later, we will by notice to each dissenter who complied with the terms of our dissenters' notice, offer to pay to such dissenter the amount which we estimate to be the fair value of the dissenter's shares, plus accrued interest. Our offer of payment must be accompanied by:

  •
  Optio's balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment; an income statement for that year; a statement of changes in shareholders' equity for that year; and the latest available interim financial statements, if any;

  •
  a statement of our estimate of the fair value of the shares;

  •
  an explanation of how interest was calculated;

  •
  a statement of the dissenter's right to demand payment under Section 14-2-1327 of the GBCC; and

  •
  a copy of Article 13 of the GBCC.

        Dissenting shareholders who accept our offer by written notice within 30 days after our offer, or are deemed to have accepted such offer by failure to respond within those 30 days, will receive payment for their shares within 60 days after the offer is made or the merger is effected, whichever is later.

        If we do not effect the merger within 60 days after the date set for demanding payment and depositing share certificates, we will have to return the deposited certificates and release the transfer restrictions imposed on uncertificated shares. If, after returning deposited certificates and releasing the transfer restrictions, we then effect the merger, we will send a new dissenters' notice and repeat the payment demand procedures above.

  Section 14-2-1327

        If any dissenting shareholder believes that the amount offered by us is less than the fair value of his, her or its shares or that the interest due is incorrectly calculated, such shareholder may notify us in writing of such shareholder's own estimate of the fair value of his, her or its shares and the interest due and demand payment of such estimate. Any dissenting shareholder will waive the right to demand payment under Section 14-2-1327 of the GBCC, and will be deemed to have accepted our offer, unless the dissenter notifies us of his, her or its demand in writing within 30 days after we offered payment for such shareholder's shares.

        If we, having failed to effect the merger, do not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within 60 days after the date set for demanding payment, any dissenting shareholder may also notify us in writing of such shareholder's own estimate of the fair value of his, her or its shares and the interest due and demand payment of such estimate under Section 14-2-1327 of the GBCC.

        In addition, if we do not offer payment within the specified time, a dissenting shareholder may:

  •
  demand in writing our balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year, and the latest available interim financial statements, if any, and we will be required to provide the information to the shareholder within ten days after receipt of such demand; and

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  notify us at any time within a three-year period following the effectiveness of the merger of such shareholder's own estimate of the fair value of the shares and the amount of interest due, and demand payment of his, her or its estimate of the fair value of such shareholder's shares and interest due.

        If a demand for payment under Section 14-2-1327 remains unsettled, we will be required to commence a proceeding in a Georgia state court within 60 days after receiving the payment demand to determine the fair value of the shares and accrued interest. The court will determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court, but not fees and expenses of attorneys and experts for the parties, and assess them against us, except as the court determines equitable to the extent it finds that the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under Section 14-2-1327 of the GBCC. If we fail to commence this court proceeding within the 60-day period, we will be required to pay each dissenter whose demand remained unsettled, the amount demanded.

        No action by any dissenter to enforce dissenters' rights may be brought more than three years after the merger is effected.

Form of the Merger

        Subject to the terms and conditions of the merger agreement and in accordance with Georgia law, at the effective time of the merger, Merger Sub will merge with and into us. We will survive the merger as a wholly owned subsidiary of Bottomline.

Merger Consideration

        At the effective time of the merger, each outstanding share of our common stock (except shares held by Bottomline or any direct or indirect wholly owned subsidiary of Bottomline or us, and shares held by shareholders who perfect their dissenters' rights) will be converted into the right to receive $1.85 in cash, without interest and less any applicable withholding tax. Shares held by Bottomline or any direct or indirect wholly owned subsidiary of Bottomline or us will be canceled immediately prior to the effective time of the merger.

        As of the effective time of the merger, all shares of our common stock will no longer be outstanding and will automatically be canceled and will cease to exist, and each holder of a certificate representing any shares of our common stock will cease to have any rights as a shareholder, except the right to receive $1.85 per share in cash, without interest and less applicable withholding tax; provided, however, that shareholders who have perfected their dissenters' rights would be entitled to receive the amount per share determined through the dissenters' rights process described above under "—Dissenters' Rights". The price of $1.85 per share was determined through arm's-length negotiations between Bottomline and us.

Effect on Outstanding Options

        All of our unvested outstanding stock options will fully vest upon the effectiveness of the merger, and each holder of an unexercised option will receive a cash payment equal to the amount, if any, by which the merger consideration of $1.85 per share exceeds the exercise price of such option, multiplied by the number of shares subject to such option. Such amount will be reduced by all applicable withholding taxes.

Effective Time of the Merger

        The merger will become effective upon the later of the date and time upon which a certificate of merger is filed with the Secretary of State of the State of Georgia or the Secretary of State of the State of Delaware or at such later time as is agreed upon by Bottomline and us and specified in the applicable certificate of merger. The filing of the certificate of merger will occur at the closing, which will take place not later than the second business day after satisfaction or waiver of the conditions to the closing of the merger set forth in the merger agreement and described in this proxy statement, or at such other time as is agreed upon by Bottomline and us. We currently anticipate the merger to be completed in the first quarter of the year ending January 31, 2009.

Deregistration of Optio Common Stock

        If the merger is completed, our common stock will be deregistered under the Exchange Act, and Optio will cease filing reports with the SEC. At that time, our common stock will no longer qualify to be quoted on the Over-the-Counter Bulletin Board. Following the completion of the merger, Optio will no longer be a public company.

Material United States Federal Income Tax Consequences of the Merger

        The following is a summary of the material U.S. federal income tax consequences of the merger to shareholders of Optio whose shares of Optio common stock are converted into the right to receive cash in the merger. The following summary is based on the Internal Revenue Code of 1986, as amended, or the Code, Treasury regulations promulgated thereunder, judicial decisions and administrative rulings, all of which are subject to change, possibly with retroactive effect. The summary does not address all of the U.S. federal income tax consequences that may be relevant to particular shareholders in light of their individual circumstances or to shareholders who are subject to special rules, including: non-U.S. persons, U.S. expatriates, insurance companies, dealers or brokers in securities or currencies, tax-exempt organizations, financial institutions, mutual funds, cooperatives, pass-through entities and investors in such entities, shareholders who have a functional currency other than the U.S. Dollar, shareholders who hold their shares of Optio common stock as a hedge or as part of a hedging, straddle, conversion, synthetic security, integrated investment or other risk-reduction transaction or who are subject to alternative minimum tax or shareholders who acquired their shares of Optio common stock upon the exercise of employee stock options or otherwise as compensation. Further, this discussion does not address any U.S. federal estate and gift or alternative minimum tax consequences or any state, local or foreign tax consequences relating to the merger.

        The Merger.    The receipt of cash in exchange for shares of Optio common stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes, and may also be a taxable transaction under applicable state, local or foreign income or other tax laws. Generally, for U.S. federal income tax purposes, a shareholder will recognize gain or loss equal to the difference between the amount of cash received by the shareholder in the merger and the shareholder's adjusted tax basis in the shares of Optio common stock converted into cash in the merger. If shares of Optio common stock are held by a shareholder as capital assets, gain or loss recognized by such shareholder will be capital gain or loss, which will be long-term capital gain or loss if the shareholder's holding period for the shares of Optio common stock exceeds one year at the time of the merger. Capital gains recognized by an individual upon a disposition of a share of Optio that has been held for more than one year generally will be subject to a maximum U.S. federal income tax rate of 15% or, in the case of a share that has been held for one year or less, will be subject to tax at ordinary income tax rates. In addition, there are limits on the deductibility of capital losses. The amount and character of gain or loss must be determined separately for each block of Optio common stock (i.e., shares acquired at the same cost in a single transaction) converted into cash in the merger.

        Backup Withholding.    A shareholder (other than certain exempt shareholders, including, among others, all corporations and certain foreign individuals) whose shares of Optio common stock are converted into the merger consideration may be subject to backup withholding at the then applicable rate (under current law, the backup withholding rate is 28%) unless the shareholder provides the shareholder's taxpayer identification number, or TIN, and certifies under penalties of perjury that such TIN is correct (or properly certifies that it is awaiting a TIN) and certifies as to no loss of exemption from backup withholding and otherwise complies with the applicable requirements of the backup withholding rules. A shareholder that does not furnish a required TIN or that does not otherwise establish a basis for an exemption from backup withholding may be subject to a penalty imposed by the Internal Revenue Service, or the IRS. Each shareholder that is an individual should complete and sign the Substitute Form W-9 included as part of the letter of transmittal that will be sent to shareholders promptly following closing of the merger so as to provide the information and certification necessary to avoid backup withholding. Each foreign individual shareholder must submit a signed statement (such as a Certificate of Foreign Status on Form W-8BEN) attesting to his or her exempt status. Backup withholding is not an additional tax. Rather, the amount of the backup withholding can be credited against the U.S. federal income tax liability of the person subject to the backup withholding, provided that the required information is given to the IRS. If backup withholding results in an overpayment of tax, a refund can be obtained by the shareholder by filing a U.S. federal income tax return.

        THE SUMMARY OF U.S. FEDERAL INCOME TAX CONSEQUENCES SET FORTH ABOVE IS FOR GENERAL INFORMATION ONLY AND IS BASED ON THE LAW IN EFFECT ON THE

DATE HEREOF. SHAREHOLDERS ARE STRONGLY URGED TO CONSULT THEIR OWN TAX ADVISORS TO DETERMINE THE PARTICULAR TAX CONSEQUENCES TO THEM (INCLUDING THE APPLICATION AND EFFECT OF ANY STATE, LOCAL OR FOREIGN INCOME AND OTHER TAX LAWS) OF THE MERGER.

        UNITED STATES TREASURY REGULATIONS PROVIDE THAT A TAXPAYER MAY RELY ONLY ON FORMAL WRITTEN ADVICE MEETING SPECIFIC REQUIREMENTS TO AVOID FEDERAL TAX PENALTIES. ANY TAX ADVICE CONTAINED IN THIS SECTION, OR ANY OTHER PART OF THIS PROXY STATEMENT, DOES NOT MEET THOSE REQUIREMENTS AND, ACCORDINGLY, IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, BY ANY RECIPIENT TO AVOID ANY PENALTIES THAT MAY BE IMPOSED UPON SUCH RECIPIENT BY THE INTERNAL REVENUE SERVICE.

THE MERGER AGREEMENT

        The following summary describes certain material provisions of the merger agreement. This summary is not complete and is qualified in its entirety by reference to the complete text of the merger agreement, which is attached to this proxy statement as Annex A and incorporated into this proxy statement by reference. Optio urges you to read carefully the merger agreement in its entirety because this summary may not contain all the information about the merger agreement that is important to you.

        The merger agreement has been included to provide you with information regarding its terms. It is not intended to provide any other factual information about Optio. Such information can be found elsewhere in this document and in the other public filings we make with the SEC, which are available, without charge, at http://www.sec.gov.

        The discussion below includes a description of representations and warranties made by Optio to Bottomline in the merger agreement for purposes of negotiating the terms of the merger agreement. These representations and warranties were made as of specific dates and are in some cases subject to important qualifications, limitations and supplemental information agreed to by Optio and Bottomline in connection with negotiating the terms of the merger agreement. In addition, the representations and warranties of Optio may have been included in the merger agreement for the purpose of allocating risk between Optio and Bottomline rather than to establish matters as facts. Accordingly, the representations and warranties and other provisions of the merger agreement should not be read alone, and you should read the information provided elsewhere in this document and in public filings we make with the SEC for information regarding Optio and its business. See "Where You Can Find More Information" beginning on page 64.

Effective Time

        The merger will become effective upon the later of the date and time upon which the certificate of merger is filed with the Secretary of State of the State of Georgia or the Secretary of State of the State of Delaware, or at such later time as is agreed upon by Bottomline and us and specified in the applicable certificate of merger. The filing of the certificate of merger will occur at the closing, which will take place not later than the second business day after satisfaction or waiver of the conditions to the closing of the merger set forth in the merger agreement and described in this proxy statement, or at such other time as is agreed upon by Bottomline and us.

Conversion of Shares; Procedures for Exchange of Certificates

        At the effective time of the merger, Merger Sub will be merged into Optio, the separate corporate existence of Merger Sub shall cease, and Optio will be the surviving corporation in the merger and become a wholly-owned subsidiary of Bottomline.

        At the effective time of the merger, each outstanding share of our common stock will be automatically converted into the right to receive $1.85 per share in cash, without interest and less any applicable withholding tax. Promptly following the effective time of the merger, Computershare Investor Services, LLC, the exchange agent, will send a letter of transmittal to each former Optio shareholder of record and instructions for obtaining cash in exchange for shares of our common stock.

        Upon surrender of a stock certificate representing shares of our common stock, together with a duly completed and validly executed letter of transmittal, the holder of the certificate will be entitled to receive from the exchange agent, acting on behalf of Bottomline, $1.85 in cash for each share represented by the stock certificate, and that stock certificate will be canceled.

        In the event of a transfer of ownership of our common stock that is not registered in our stock transfer books, the merger consideration for shares of our common stock so transferred may be paid to a person other than the person in whose name the surrendered certificate is registered if:

  •
  the certificate is properly endorsed and is otherwise in proper form for transfer, and

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  the person requesting such payment

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  pays to Bottomline or its designated agent any transfer or other taxes resulting from the payment of merger consideration to a person other than the registered holder of the certificate; or

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  establishes to the satisfaction of Bottomline or its designated agent that such tax has been paid or is not applicable.

        No interest will be paid or will accrue on any cash payable in connection with the merger upon the surrender of stock certificates representing shares of our common stock. The cash paid upon conversion of shares of our common stock in the merger will be issued in full satisfaction of all rights relating to those shares of our common stock.

Treatment of Outstanding Options

        Immediately prior to the effectiveness of the merger, each unvested outstanding stock option shall automatically accelerate so that each such stock option shall become fully vested and fully exercisable for all the shares at the time subject to such stock option and all outstanding stock options, to the extent not exercised immediately prior to the effective time of the merger, shall be cancelled (and each holder of a stock option shall cease to have any rights with respect thereto) in exchange for a cash payment by Optio of an amount equal to (A) the excess, if any, of (x) $1.85 over (y) the exercise price per share of Optio's stock subject to such stock option, multiplied by (B) the number of shares of Optio stock subject to such stock option. All amounts payable with respect to stock options shall be subject to any required withholding of taxes and shall be paid without interest.

Representations and Warranties

        We made a number of representations and warranties to Bottomline and Merger Sub relating to, among other things:

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  our corporate organization, subsidiaries and similar corporate matters;

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  our capital structure;

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  the authorization, execution, delivery and enforceability of, and required consents, approvals, and filings with, governmental authorities relating to the merger agreement and related matters with respect to Optio;

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  documents and financial statements that Optio has filed with the SEC since January 31, 2003, lack of undisclosed liabilities, our compliance with the Sarbanes-Oxley Act of 2002 and other matters with respect to our internal controls and procedures;

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  in each case since October 31, 2007 and except as disclosed in our SEC filings, the absence of

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  any change in our (or any of our subsidiaries') methods of accounting or accounting practices, business, or manner of conducting business, or any other event or development that has had, individually or in the aggregate, a material adverse effect;

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  any damage, destruction or other casualty loss (whether or not covered by insurance) that has had a material adverse effect;

    •
    any amendment, modification or termination of any existing, or entry into any new, material contract or permit that has had a material adverse effect;

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    any disposition by us or any of our subsidiaries of an asset the lack of which has had a material adverse effect; or

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    any direct or indirect redemption, purchase or other acquisition by us or any of our subsidiaries of any equity securities or any declaration, setting aside or payment of any dividend or other distribution on or in respect of our stock whether consisting of money, other personal property, real property or other things of value (other than certain dividends permitted under the merger agreement prior to the effective time of the merger);

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  the absence of pending or threatened litigation, investigations or other proceedings (whether judicial, arbitral, administrative or other);

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  the absence of judgments, decrees, injunctions, rules or orders of any governmental entity;

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  the absence of material restrictions on our ability to engage or compete in any line of business;

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  our compliance with applicable laws, ordinances, rules and regulations;

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  our possession of and compliance with all material licenses and permits;

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  title to our properties and assets;

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  our ownership, right to use and adequacy of our intellectual property and in particular, the software included or used in our products and services;

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  environmental matters with respect to operations of Optio;

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  tax matters with respect to Optio;

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  our employee benefit plans and agreements and matters relating to the Employee Retirement Income Security Act;

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  insurance matters;

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  our engagement of, and payment of fees to, brokers and other finders;

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  our significant customers;

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  contracts material to Optio and our performance thereunder;

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  our receipt of a fairness opinion from ValueScope;

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  our leasehold interests;

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  our employees;

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  the affirmative vote of the holders of a majority of the outstanding shares of Optio's common stock to adopt the merger agreement is the only vote of the holders of any class or series of Optio's capital stock necessary to approve and adopt the merger agreement and the transactions contemplated under the merger agreement and to consummate the transactions under the merger agreement; and

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  the accuracy of information supplied by Optio in connection with this proxy statement.

Our representations and warranties expire at the effective time of the merger.

        Bottomline and Merger Sub made a number of representations and warranties to us in the merger agreement relating to, among other things:

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  their corporate organization and similar corporate matters;

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  the authorization, execution, delivery and enforceability of, and required consents, approvals, and filings with governmental authorities relating to, the merger agreement and related matters with respect to Bottomline and Merger Sub;

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  Merger Sub's lack of prior operating activity;

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  their ownership of our common stock;

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  the absence of pending or threatened litigation, investigations or proceedings;

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  the sufficiency of Bottomline's capital resources to effect the merger without the need for financing; and

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  the accuracy of information supplied by Bottomline and Merger Sub in connection with this proxy statement.

        The representations and warranties of Bottomline and Merger Sub expire at the effective time of the merger.

Conduct of Business Pending the Merger

        Under the merger agreement, we have agreed that until the effective time of the merger, subject to certain exceptions for actions taken in the ordinary course of business, consistent with past practice or below certain dollar thresholds, or with Bottomline's prior written consent or as necessary to comply with legal requirements, we will not and will cause our subsidiaries not to, among others things:

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  issue, sell or grant any Optio stock (except pursuant to the exercise of stock options outstanding as of the date of the merger agreement), any other securities (including long term debt) of Optio, or any rights, stock appreciation rights, options or securities to acquire any Optio stock, or any other securities (including long term debt) of Optio or enter into any agreements to take any such actions, or authorize the issuance of any other securities in lieu of or in substitution for shares of our capital stock;

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  declare, set aside or pay any dividend or make any other distribution upon any of the capital stock of Optio, or split, combine or reclassify any shares of capital stock or other securities of Optio;

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  purchase, redeem or otherwise acquire any capital stock or other securities of Optio or any rights, options, or securities to acquire any capital stock or other securities of Optio;

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  except as may be required to effect the transactions contemplated by the merger agreement, amend our articles of incorporation or bylaws;

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  subject to certain limited exceptions, grant any increase in salary, incentive compensation or employee benefits or pay any bonus to any person or voluntarily accelerate the vesting of any employee benefits;

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  make any capital expenditure or commitments in excess of $350,000 in the aggregate, except for ordinary repairs, renewals and replacements in the ordinary course of business consistent with past practice;

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  subject to certain limited exceptions, compromise or otherwise settle or adjust any assertion or claim of a deficiency in taxes (or related interest or penalties), extend the statute of limitations with any tax authority or file any pleading in court in any tax litigation or any appeal from an asserted deficiency, or file or amend any federal, foreign, state or local tax return, or make any tax election that is inconsistent with Optio's current tax election practices;

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  subject to certain limited exceptions, change or make any tax elections or tax or accounting policies and procedures or any method or period of accounting unless required by generally accepted accounting principles or a governmental entity;

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  grant or commit to grant any extension of credit or amend the terms of any such credit outstanding on the date of the merger agreement to any executive officer, director or holder of 10% or more of Optio's outstanding stock, or any affiliate of such person;

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  close or relocate any offices at which Optio's business is conducted or open any new offices;

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  adopt or enter into any new employment agreement with any executive level employee or other employee benefit plan or arrangement, or amend or modify any employment agreement or employee benefit plan or arrangement of any such type;

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  grant any person a power of attorney or similar authority;

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  except for certain qualified investments, make any investment by purchase of stock or securities, contributions to capital, property transfers or otherwise in any other person;

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  subject to certain limited exceptions, amend or modify material contracts or enter into material agreements or contracts;

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  sell, transfer, mortgage, encumber or otherwise dispose of any assets or release or waive any claim, except in the ordinary course of business and consistent with past practices;

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  take any action which would or could reasonably be expected to

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  adversely affect the ability of Optio or Bottomline to obtain any necessary approval of any governmental entity required for the transactions contemplated by the merger agreement;

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  adversely affect Optio's ability to perform its covenants and agreements under the merger agreement; or

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  result in any of the conditions to the performance of Optio's or Bottomline's obligations under the merger agreement not being satisfied;

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  subject to certain limited exceptions, make any special or extraordinary distributions or payments to any person;

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  subject to certain limited exceptions, initiate or settle any material claim, action or proceeding involving any material liability for monetary damages or enter into any settlement agreement containing material obligations;

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  subject to certain limited exceptions, incur any indebtedness for borrowed money or assume, guaranty, endorse or otherwise as an accommodation become responsible for the obligations of any other person;

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  enter into any new line of business;

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  acquire

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  by merging or consolidating with, or by purchasing all or a substantial portion of the assets or any stock of, or by any other manner, any business or any corporation, partnership, joint venture, limited liability company, association or other business organization or division thereof; or

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  any assets that are material, in the aggregate, to Optio and its subsidiaries, taken as a whole;

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  fail to pay accounts payable and other obligations in the ordinary course of business;

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  except for a confidentiality agreement entered into in connection with a competing transaction (See "Limitation on Considering Other Acquisition Proposals" beginning on page 3), enter into an agreement with respect to any merger, consolidation, liquidation or business combination, or any acquisition or disposition of all or substantially all of the assets or securities of Optio or any of its subsidiaries;

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  adopt or implement any shareholder rights plan;

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  except in the ordinary course of business, license any material intellectual property rights to or from any third party; and

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  engage in any material transaction or incur or sustain any material obligation not in the ordinary course of business consistent with past practice.

        In addition, we have also agreed that prior to the effective time of the merger, subject to certain exceptions, we will:

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  use our commercially reasonable efforts consistent with the merger agreement to maintain and preserve intact our present business organization and to maintain and preserve our relationships and goodwill with customers, employees and others having business relationships with us;

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  use our commercially reasonable efforts to keep in full force and effect all of the existing material permits and licenses of Optio;

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  use our commercially reasonable efforts to maintain insurance coverage at least equal to that now in effect on all properties which we own or lease and on our business operations;

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  perform our material contractual obligations and not become in material default on any such obligations;

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  duly observe and conform in all material respects to all lawful requirements applicable to our business;

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  maintain our assets and properties in good condition and repair, normal wear and tear excepted;

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  file all tax returns required to be filed with any tax authority in accordance with all applicable laws, timely pay all taxes due and payable as shown in the respective tax returns that are so filed and ensure that the tax returns will, as of the time of filing, be based on tax positions that have substantial support under all applicable laws;

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  promptly notify Bottomline regarding receipt from any tax authority of any notification of the commencement of an audit, any request to extend the statute of limitations, any statutory notice of deficiency, any revenue agent's report, any notice of proposed assessment, or any other similar notification of potential adjustments to the tax liabilities or attributes of Optio, or any actual or threatened collection enforcement activity by any tax authority with respect to tax liabilities of Optio;

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  promptly notify Bottomline of any event of which we obtain knowledge which has had or may have a material adverse effect on us or if we determine that we are unable to fulfill any of the conditions to the performance of Bottomline's obligations under the merger agreement; and

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  as promptly as practicable convene the special meeting to consider and vote upon the merger agreement, to recommend that our shareholders approve the merger agreement, and to prepare this proxy statement.

Limitation on Considering Other Acquisition Proposals

        We have agreed that we will not, and will not permit any of our subsidiaries to, nor will we authorize any person or permit any of our or our subsidiaries' directors, officers or employees or any of our or their investment bankers, financial advisors, attorneys, accountants or other advisors or representatives to, directly or indirectly:

  •
  initiate, solicit or knowingly encourage (including by way of furnishing information or assistance), or take any other action to facilitate, any inquiries or the making of any proposal which constitutes, or would reasonably be expected to lead to, any competing transaction (as defined below);

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  negotiate or have any discussions with any person in furtherance of such inquiries or to obtain a competing transaction;

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  agree to or endorse any competing transaction; or

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  approve or recommend, or execute or enter into, any letter of intent, agreement in principle, merger agreement, asset purchase or share exchange or issuance agreement, option agreement, or other similar agreement related to any competing transaction or agree to do any of the foregoing.

        A "competing transaction" means any of the following involving Optio and any person other than Bottomline or any of its affiliates: any merger, consolidation, share exchange or other business combination; a sale, lease, exchange, mortgage, pledge, transfer or other disposition of assets of Optio representing 20% or more of the consolidated assets of Optio; a sale by Optio of shares of capital stock (or securities convertible or exchangeable into or otherwise evidencing, or any agreement or instrument evidencing, the right to acquire capital stock) representing 20% or more of the voting power of Optio; or a tender offer or exchange offer for at least 20% of the outstanding shares of Optio.

        At any time prior to obtaining shareholder approval and subject to entering into a confidentiality agreement having confidentiality provisions that are no less favorable to Optio than those contained in the confidentiality agreement between Optio and Bottomline, our board of directors may engage in discussions or negotiations with, or provide any nonpublic information or data to, any person in response to an unsolicited bona fide written proposal for a competing transaction by such person first made after the date of the merger agreement which our board of directors concludes in good faith (after consultation with its financial advisor) constitutes or is reasonably likely to result in a superior proposal (as defined below), or to recommend such superior proposal to the holders of Optio stock, if and only to the extent that our board of directors reasonably determines in good faith (after consultation with outside legal counsel) that failure to do so would be inconsistent with its fiduciary duties under applicable law; provided, that Optio and our board of directors shall have given Bottomline at least three calendar days prior notice of its intent to determine that a competing transaction is or is reasonably likely to result in a superior proposal before taking any such action (with any modification to the financial or other material terms of any such competing transaction requiring a new notice to Bottomline and a new three day period). In addition, we shall keep Bottomline informed on a current basis of the status and terms of any proposals, offers, discussions or negotiations (including the parties thereto) and shall consider any amendments or modifications to the merger agreement that Bottomline may propose to make during any such three day period in making any determination regarding such competing transaction (including whether such competing transaction is or remains a superior proposal).

        A "superior proposal" means a bona fide written proposal for a competing transaction which our board of directors concludes in good faith, after consultation with its financial advisor and its outside legal advisors, taking into account all legal, financial, regulatory and other aspects of the proposal and the person making the proposal, that the proposal is more favorable to Optio's shareholders from a financial point of view, than the transactions contemplated by the merger agreement. A competing transaction shall not be deemed a superior proposal if any financing required to consummate the competing transaction is not committed. For purposes of the definition of "superior proposal," the term competing transaction shall have the meaning described above, except that the reference to "20% or more" in the definition of competing transaction shall be deemed to be a reference to "a majority".

        The merger agreement does not prohibit Optio or its board of directors from taking and disclosing to Optio's shareholders a position with respect to a competing transaction to the extent required under Rule 14d-9 or 14e-2 of the Exchange Act, or from making such disclosure to Optio's shareholders that, after consultation with outside counsel, the board of directors determines is otherwise required under applicable law. However, any disclosure by Optio constituting a withdrawal, modification or change in its recommendation to approve the merger agreement in a manner adverse to Bottomline or an approval, adoption or recommendation of a competing transaction shall be deemed to constitute an approval or recommendation of a competing transaction.

        Nothing in the merger agreement prevents our board of directors from terminating the merger agreement and concurrently authorizing Optio to enter into an agreement with respect to a competing transaction if:

  •
  we have complied with the limitations and procedures applicable to the consideration of other acquisition proposals;

  •
  our board of directors, after consultation with its financial advisor, has reasonably determined in good faith that such competing transaction is a superior proposal (taking into account any proposal or offer which shall have been made by Bottomline to modify the terms of the merger agreement); and

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  our board of directors has reasonably determined in good faith, after consultation with outside legal counsel, that the failure to exercise such right of termination would be inconsistent with its fiduciary duties under applicable law.

Conditions to the Closing of the Merger

        Each party's obligation to effect the merger is subject to the satisfaction or waiver of various conditions, which include the following.

        Bottomline and we are obligated to effect the merger only if the following conditions are satisfied or waived:

  •
  the merger agreement is approved by our shareholders at the special meeting;

  •
  no judgment, decree, injunction, order or proceeding shall be outstanding by any governmental entity which prohibits or restricts the effectiveness of, or threatens to invalidate or set aside, the merger substantially in the form contemplated by the merger agreement;

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  Bottomline and Optio shall have received satisfactory evidence that all of our and our subsidiaries' employee benefit plans, programs and arrangements have been treated as provided in the merger agreement, which generally provides for the continuance of Optio's employee benefits on the same terms as are generally offered to employees of Bottomline in comparable positions, the assumption of certain severance arrangements, and the cancellation of all stock options in exchange for cash in an amount representing the difference between the merger consideration of $1.85 per share and the exercise price of the stock options; and

  •
  no order suspending the use of the proxy statement shall have been issued and no proceeding for that purpose shall have been issued or threatened in writing.

        Bottomline will not be obligated to effect the merger unless the following conditions are satisfied or waived:

  •
  our representations and warranties in the merger agreement are true and correct, except in certain cases where the failure of such representations and warranties to be true and correct would not reasonably be expected to have a material adverse effect on Optio, in each case as of the date of the merger agreement and as of the closing date of the merger (except that the accuracy of representations and warranties that by their terms address matters only as of a specified date will be determined as of such date);

  •
  we have performed in all material respects all covenants, terms and conditions to be complied with and performed by us under the merger agreement at or prior to the closing of the merger;

  •
  all actions necessary to authorize the execution, delivery and performance of the merger agreement by Optio and the consummation of the transactions contemplated under the merger agreement shall have been duly and validly taken by our board of directors and shareholders;

  •
  no circumstance, change in, or effect on Optio has occurred that, individually or in the aggregate, has had or is reasonably likely to result in a material adverse effect since the date of the merger agreement;

  •
  we have obtained any necessary consents and approvals; and

  •
  effective as of the effective time of the merger, each director of Optio and its subsidiaries shall have resigned his or her directorship.

        We will not be obligated to effect the merger unless the following conditions are satisfied or waived:

  •
  Bottomline's representations and warranties in the merger agreement are true and correct, except in certain cases where the failure of such representations and warranties to be true and correct would not reasonably be expected to have a material adverse effect on Bottomline, in each case as of the date of the merger agreement and as of the closing date of the merger (except that the accuracy of representations and warranties that by their terms address matters only as of a specified date will be determined as of such date); and

  •
  each of Bottomline and Merger Sub has performed in all material respects all covenants, terms and conditions to be complied with and performed by it under the merger agreement at or prior to the closing of the merger.

Termination of the Merger Agreement

        Bottomline and we can terminate the merger agreement under certain circumstances, including:

  •
  by mutual written agreement;

  •
  by either Bottomline or us upon the failure of the shareholders of Optio to give the requisite approval of the merger agreement at the duly convened meeting of the shareholders of Optio, or any adjournment or postponement of the shareholders' meeting; provided that the right to terminate the merger agreement under this method of termination shall not be available to Optio where the failure to obtain the requisite shareholder approval of the merger agreement shall have been caused by the action or failure of Optio and such action or failure to act constitutes a breach by Optio of the merger agreement;

  •
  by us, upon written notice to Bottomline, if there shall have been a breach by Bottomline or Merger Sub of any of the covenants or agreements or any of the representations or warranties set forth in the merger agreement on the part of Bottomline or Merger Sub, which breach, either individually or in the aggregate, would result in the failure of certain of Bottomline's or Merger Sub's conditions and which breach has not been cured within 30 days following written notice thereof to Bottomline or, by its nature, cannot be cured within such time period;

  •
  by Bottomline, upon written notice to us, if there shall have been a breach by us of any of the covenants or agreements or any of the representations or warranties set forth in the merger agreement on the part of us, which breach, either individually or in the aggregate, would result in the failure of certain of our conditions and which breach has not been cured within 30 days following written notice thereof to us or, by its nature, cannot be cured within such time period;

  •
  by either Bottomline or us if any of the mutual conditions to effecting the merger shall not have been met by June 30, 2008; provided, however, that the merger agreement shall not be terminated if the relevant condition shall have failed due to the failure of the party seeking to terminate to comply in all material respects with its obligations under the merger agreement;

  •
  by us if any of the conditions to our obligations to effect the merger shall not have been met by June 30, 2008; provided, however, that the merger agreement shall not be terminated if the relevant condition shall have failed due to our failure to comply in all material respects with our obligations under the merger agreement;

  •
  by Bottomline if any of the conditions to Bottomline's obligations to effect the merger shall not have been met by June 30, 2008; provided, however, that the merger agreement shall not be terminated if the relevant condition shall have failed due to the failure of Bottomline to comply in all material respects with its obligations under the merger agreement;

  •
  by Bottomline if

  •
  our board of directors shall have failed to recommend approval of the merger agreement at the duly convened meeting of our shareholders;

  •
  our board of directors shall have withdrawn or modified or qualified in a manner adverse to Bottomline its favorable recommendation of the merger agreement;

  •
  our board of directors shall have recommended any competing transaction to our shareholders; or

  •
  a tender offer or exchange offer for outstanding shares of our stock shall have been commenced (other than by Bottomline or an affiliate of Bottomline) and our board of directors shall have recommended that our stockholders tender their shares in such tender or exchange offer or, within 10 business days after the commencement of such tender or exchange offer, our board of directors shall have failed to recommend against acceptance of such offer;

  •
  by us if our board of directors shall, concurrently with such termination, authorize Optio to enter into an agreement with respect to a competing transaction; provided, however, we may only exercise this right to terminate the merger agreement if

  •
  we shall have complied with the limitations and procedures applicable to the consideration of other acquisition proposals;

  •
  our board of directors, after consultation with its financial advisor, has reasonably determined in good faith that such competing transaction is a superior proposal (taking into account any proposal or offer which shall have been made by Bottomline to modify the terms of the merger agreement); and

    •
    our board of directors has reasonably determined in good faith (after consultation with outside legal counsel) that the failure to exercise such right of termination would be inconsistent with its fiduciary duties under applicable law;

    provided, that for these purposes the term "competing transaction" shall have the meaning set forth as previously described, except that the reference to "20% or more" in the definition of competing transaction shall be deemed to be a reference to "a majority"; or

  •
  by Bottomline, if we shall have willfully and materially breached the provisions of the merger agreement concerning a competing transaction, and the breach is not cured within 5 days after notice or cannot be cured within such time period.

Termination Fees and Expenses

        The merger agreement provides that regardless of whether the merger is consummated, all fees and expenses incurred by the parties in connection with the merger will be borne by the party incurring such fees and expenses.

        The merger agreement requires, however, that we pay Bottomline a termination fee of $1.5 million:

  •
  if we or Bottomline terminate the merger agreement because of the failure of our shareholders to give the requisite approval of the merger agreement at the special meeting and within 12 months of such termination Optio enters into a definitive agreement with a third party;

  •
  if Bottomline terminates the merger agreement because

  •
  our board of directors shall have failed to recommend approval of the merger agreement at the special meeting;

  •
  our board of directors shall have withdrawn or modified or qualified in a manner adverse to Bottomline its favorable recommendation of the merger agreement;

  •
  our board of directors shall have recommended any competing transaction to our shareholders; or

  •
  a tender offer or exchange offer for outstanding shares of Optio stock shall have been commenced (other than by Bottomline or an affiliate of Bottomline) and our board of directors shall have recommended that the our shareholders tender their shares in such tender or exchange offer or, within 10 business days after the commencement of such tender or exchange offer, our board of directors shall have failed to recommend against acceptance of such offer;

  •
  if Bottomline terminates the merger agreement because we have willfully and materially breached our obligations to comply with the limitations and procedures applicable to the consideration of other acquisition proposals and the breach is not cured within 5 days after notice or cannot be cured within such time period; or

  •
  if we terminate the merger agreement based on our board of directors' authorization for Optio to enter into an agreement with respect to a competing transaction provided

  •
  we have complied in all material respects with the limitations and procedures applicable to the consideration of other acquisition proposals;

  •
  our board of directors, after consultation with our financial advisor, has reasonably determined in good faith that such competing transaction is a superior proposal (taking into account any proposal or offer which shall have been made by Bottomline to modify the terms of the merger agreement); and

    •
    our board of directors has reasonably determined in good faith (after consultation with outside legal counsel) that the failure to exercise such right of termination would be inconsistent with its fiduciary duties under applicable law;

    provided, that for these purposes the term "competing transaction" shall have the meaning previously described herein, except that the reference to "20% or more" in the definition of competing transaction shall be deemed to be a reference to "a majority".

Indemnification and Insurance for Optio's Directors and Officers

        From and after the effective time of the merger, the surviving corporation shall, to the fullest extent permitted by applicable law, indemnify, defend and hold harmless, and provide advancement of expenses to, the current or former directors, officers or employees of Optio or any of Optio's subsidiaries against all losses arising out of the fact that such persons were directors, officers or employees of Optio.

        For six years after the effective time of the merger, the surviving corporation shall cause to be maintained in effect our current policies of directors' and officers' liability insurance maintained by Optio (or substitute policies with a substantially comparable insurer of at least the same coverage, amounts and retentions containing terms and conditions which are no less advantageous to the insured) with respect to claims arising from facts or events which occurred at or before the effective time of the merger. The surviving corporation's obligation to provide this insurance coverage is subject to a limit of 200% of the annual premium currently paid by us for such coverage.

Material Adverse Effect

        Several of our representations and warranties contained in the merger agreement are qualified by reference to whether the failure of such representation or warranty to be true is reasonably likely to have a "material adverse effect" on us. The merger agreement provides that a "material adverse effect" means, when used in connection with Optio, any circumstance, change in or effect on Optio or the surviving corporation in the merger, that is, or would reasonably be expected to:

  •
  be materially adverse to the condition (financial or otherwise), business, properties, assets, liabilities, or results of operations of us or the surviving corporation in the merger and our subsidiaries, taken as a whole; or

  •
  materially impair our ability to timely perform our obligations under the merger agreement or to consummate the transactions contemplated by the merger agreement;

provided, however, that in determining whether a material adverse effect has occurred, there shall be excluded the effect of:

  •
  changes in applicable laws, regulations, generally accepted accounting principles or requirements applicable to us or to the software industry generally, to the extent not having a disproportionate effect on us and our subsidiaries;

  •
  general social, political, economic, environmental or natural condition, change, effect, event or occurrence including changes in prevailing interest rates, currency exchange rates or general global economic or global market conditions, to the extent not having a disproportionate effect on us and our subsidiaries;

  •
  any expenses incurred, or loss or threatened loss of business from any of our customers caused by the announcement or pendency of the merger, and any action or omission by us pursuant to the terms of the merger agreement;

  •
  changes in the industry and markets in which we operate generally, to the extent not having a disproportionate effect on us and our subsidiaries;

  •
  any change in our stock price or trading volume, in and of itself; and

  •
  our failure, in and of itself, to meet projections of earnings, revenues or financial measures; however, the cause of any such failure may be deemed to be a material adverse effect and may be taken into consideration when determining whether a material adverse effect has occurred.

Extension, Waiver and Amendment of the Merger Agreement

        Optio, Bottomline and Merger Sub may amend the merger agreement at any time prior to the closing of the merger. However, after shareholder approval of the merger agreement has been obtained, no amendment can be made that by law would require approval by Optio shareholders without obtaining such further approval.

        Either Optio or Bottomline may extend the time for performance of any of the obligations or other acts of the other parties under the merger agreement, waive any inaccuracies in the other party's representations and warranties and waive compliance with any of the agreements or conditions contained in the merger agreement.

THE VOTING AGREEMENT

        Concurrently with the execution and delivery of the merger agreement, on March 3, 2008, Bottomline and Optio entered into a voting agreement with C. Wayne Cape, Donald H. French and Trinad Capital Master Fund, Ltd., which together we refer to as the "Covered Shareholders." Messrs. Cape and Jay A. Wolf, who is an affiliate of Trinad Capital Master Fund, Ltd., are directors of Optio, and Messrs. Cape and French are executive officers of Optio. An aggregate of 8,612,775 shares, or 39%, of Optio common stock outstanding on the record date are subject to the voting agreement. We refer to these shares as the "Covered Shares." The voting agreement will also cover shares that the Covered Shareholders acquire after the date of the voting agreement, but in no event will the voting agreement be applicable to more than 40% of the Optio common stock outstanding on the record date.

        The following is a summary description of the voting agreement, which is an exhibit to the merger agreement and included in Annex A to this proxy statement and is hereby incorporated by reference into this proxy statement.

Agreement to Vote and Irrevocable Proxy

        The Covered Shareholders agreed to vote their Covered Shares, and granted an irrevocable proxy to Bottomline to vote their Covered Shares, at the special meeting or any other meeting of shareholders of Optio and in any action by written consent of the shareholder of Optio with respect to the merger agreement or any proposed competing transaction as follows:

  •
  in favor of approval of the merger agreement; and

  •
  against any competing transactions and agreements providing for competing transactions or any proposal or nomination made by a person who is, or whose affiliate is, making, or has communicated an intention to make, a proposal for a competing transaction.

        Notwithstanding the foregoing, the Covered Shareholders will remain free to vote the Covered Shares with respect to any matter not covered by the foregoing in any manner such shareholders deem appropriate.

Transfer and Solicitation Restrictions

        In addition, the Covered Shareholders agreed to certain restrictions on the transfer of the Covered Shares. The Covered Shareholders may not sell, assign, transfer or otherwise dispose of, or enter into any agreement with respect to any such transfer of, any of the Covered Shares, except to another Covered Shareholder or a transferee who agrees to be bound by the voting agreement with respect to the transferred shares. A Covered Shareholder who transfers Covered Shares in such a permitted transfer remains liable for breaches of the voting agreement. The Covered Shareholders also agreed not to:

  •
  deposit the Covered Shares into a voting trust, enter into any voting agreement or grant any proxy or power of attorney which is inconsistent with the voting agreement;

  •
  permit any such shares to become subject to any pledges or liens;

  •
  solicit, initiate, propose or knowingly encourage (including by way of furnishing information or assistance) or take any other action to facilitate, any inquiries or the making of any proposal which constitutes, or would reasonably be expected to lead to, any competing transaction;

  •
  agree to, approve, endorse or recommend any competing transaction;

  •
  execute or enter into any letter of intent, agreement, voting agreement or similar agreement with respect to any competing transaction; or

  •
  enter into, continue, participate, engage or knowingly assist in any manner in negotiations or discussions with, or provide any non-public information to any person relating to any competing transaction, or authorize any other person on its behalf to do any of the foregoing.

        Nothing in the voting agreement limits or restricts the Covered Shareholders who are officers or directors of Optio from acting in their capacity as an officer or a member of the board of directors of Optio, including any actions or inactions permitted under the merger agreement.

Termination

        The voting agreement terminates upon the earlier of the effective time of the merger, or the termination of the merger agreement pursuant to its terms.

SECURITY OWNERSHIP OF EXECUTIVE OFFICERS AND CERTAIN BENEFICIAL OWNERS

Five Percent Beneficial Owners

        The following table sets forth the amount and percentage of shares of Optio common stock which, as of February 29, 2008, are deemed under the rules promulgated by the SEC, to be "beneficially owned" by any person or "group," as that term is used in the Exchange Act, known to Optio as of that date to be a "beneficial owner" of more than 5% of the outstanding shares of Optio common stock:

Name and Address of Beneficial Owner	Amount of Beneficial Ownership(1)	Percent of Class(1)
C. Wayne Cape(2)	7,001,819	30.2%
Jay A. Wolf(3)	3,181,547	14.3%
Donald H. French(4)	1,546,500	6.9%
Trinad Capital Master Fund, Ltd.(5)	3,141,547	14.1%
Yorktown Avenue Capital, LLC(6)	2,790,887	12.6%
Diane Cape(7)	1,777,091	8.0%

    (1)
    In setting forth this information, Optio relied on its stock and transfer records and other information provided by the persons or entities listed in the table. Beneficial ownership is reported in accordance with SEC regulations and therefore includes shares of common stock that may be acquired within 60 days after February 29, 2008 upon the exercise of outstanding stock options. Shares of common stock issuable upon the exercise of such options are deemed outstanding for purposes of computing the percentage of common stock owned by the beneficial owner listed in the table, but are not deemed outstanding for purposes of computing the percentage of outstanding common stock owned by any other shareholder. Except as otherwise stated below, all shares are owned directly and of record, and each named person or entity has sole voting and investment power with regard to the shares shown as owned by such person or entity. For each shareholder, "Percent of Class" is based on the 22,220,280 shares of common stock issued and outstanding on February 29, 2008, plus any shares that may be acquired by the shareholder as a result of the exercise of existing options within 60 days after February 29, 2008.

    (2)
    Includes 1,000,000 shares subject to options exercisable within 60 days held by Mr. Cape, and 1,777,091 shares owned by Diane Cape, over which Mr. Cape has voting power pursuant to a Voting Agreement between Wayne Cape and Diane Cape dated May 22, 2007 and effective as of January 8, 2007. This Voting Agreement expires on the earlier to occur of (a) January 8, 2017, (b) the death of Mr. Cape, or (c) the sale of all the shares by Ms. Cape. Mr. Cape disclaims beneficial ownership of the securities held by Ms. Cape except to the extent of his indirect beneficial interest as the holder of voting power over such securities. Mr. Cape's address is 3015 Windward Plaza, Windward Fairways II, Alpharetta, Georgia 30005.

    (3)
    Includes 40,000 shares subject to options exercisable within 60 days held by Mr. Wolf and 3,141,547 shares held by Trinad Capital Master Fund, Ltd., of which Mr. Wolf is a manager as more fully described in note (5) below. Mr. Wolf's address is 3015 Windward Plaza, Windward Fairways II, Alpharetta, Georgia 30005.

    (4)
    Includes 300,000 shares subject to options exercisable within 60 days held by Mr. French, 1,000 shares held as Donald French SARSEP, 30,000 shares owned by Preston C. French and 30,000 shares owned by Clayton T. French. Donald H. French serves as custodian (pursuant to the Georgia Transfers to Minors Act) for Preston C. French and Clayton T. French, who are his minor children. Mr. French disclaims beneficial ownership of the shares held for the benefit of Preston C. French and Clayton T. French. Mr. French's address is 3015 Windward Plaza, Windward Fairways II, Alpharetta, Georgia 30005.

    (5)
    According to Trinad Capital Master Fund Ltd., or the Master Fund, the Master Fund is the direct beneficial owner of 3,141,547 shares of common stock and these securities may be deemed to be beneficially owned by Trinad Management, LLC, the investment manager of the Master Fund; Trinad Capital LP, a controlling stockholder of the Master Fund; Trinad Advisors GP, LLC, the general partner of Trinad Capital LP; Robert S. Ellin, the managing member of and portfolio manager for Trinad Management, LLC and the managing member of Trinad Advisors GP, LLC; and Jay A. Wolf, a director of Optio and a managing director of and portfolio manager for Trinad Management, LLC and a managing director of Trinad Advisors GP, LLC. Each such reporting person disclaims beneficial ownership of the reported securities except to the extent of his or its pecuniary interest therein. The Master Fund's address is 2121 Avenue of the Stars, Suite 1650, Los Angeles, California 90067.

    (6)
    Yorktown Avenue Capital, LLC, an Oklahoma limited liability company, or Yorktown, is deemed to be the direct beneficial owner of 320,059 shares; Boston Avenue Capital, LLC, an Oklahoma limited liability company, or Boston, is deemed to be the direct beneficial owner of 2,470,828 shares; Value Fund Advisors, LLC, an Oklahoma limited liability company, or VFA, as the manager of Yorktown and Boston, is deemed to be the indirect beneficial owner of 2,790,887 shares; and Mr. Charles M. Gillman, as a member and the manager of VFA, is deemed to be the indirect beneficial owner of 2,790,887 shares. The principal business office address of Yorktown, Boston and VFA is 15 East Street, 26th Floor, Tulsa, Oklahoma 74103. Mr. Gillman's address is 15 East Street, 26th Floor, Tulsa, Oklahoma 74103.

    (7)
    Ms. Cape owns 1,777,091 shares over which Mr. Cape has voting power pursuant to the Voting Agreement between Wayne Cape and Diane Cape described in note (2) above. Ms. Cape's address is 510 Avala Court, Alpharetta, Georgia 30022.

Beneficial Ownership of Directors and Named Executive Officers

        The following table sets forth, as of February 29, 2008, information regarding the beneficial ownership of Optio common stock held by each director, by each executive officer who would be a "named executive officer" under Item 402 (Executive Compensation) of Regulation S-K of the SEC with respect to our fiscal year ended January 31, 2008, and by all directors and executive officers of Optio as a group:

Name of Beneficial Owner	Amount of Beneficial Ownership(1)	Percent of Class(1)
Jeffrey J. Anderson(2)	40,000	*
C. Wayne Cape(3)	7,001,819	30.2%
Ronald G. Diener(4)	643,800	2.9%
F. Barron Hughes(5)	427,732	1.9%
David T. Leach(6)	100,000	*
Jay Toole(7)	35,000	*
Jay A. Wolf(8)	3,181,547	14.3%
Caroline Bembry(9)	179,675	*
Donald H. French(10)	1,546,500	6.9%
Michael McGuire(11)	135,232	*
Steven E. Kaye(12)	250,000	1.1%
Chris Beecroft(13)	—	—
All Directors and Executive Officers as a Group (12 persons)	14,088,205	57.3%

    *
    Individual is the beneficial owner of less than one percent (1%) of the outstanding common stock.

    (1)
    In setting forth this information, Optio relied on its stock and transfer records and other information provided by the persons or entities listed in the table. Beneficial ownership is reported in accordance with SEC regulations and therefore includes shares of common stock that may be acquired within 60 days after February 29, 2008 upon the exercise of outstanding stock options. Shares of common stock issuable upon the exercise of such options are deemed outstanding for purposes of computing the percentage of common stock owned by the beneficial owner listed in the table, but are not deemed outstanding for purposes of computing the percentage of outstanding common stock owned by any other shareholder. Except as otherwise stated below, all shares are owned directly and of record, and each named person or entity has sole voting and investment power with regard to the shares shown as owned by such person or entity. For each shareholder, "Percent of Class" is based on the 22,220,280 shares of common stock issued and outstanding on February 29, 2008, plus any shares that may be acquired by the shareholder as a result of the exercise of existing options within 60 days after February 29, 2008.

    (2)
    Includes 40,000 shares subject to options exercisable within 60 days held by Mr. Anderson.

    (3)
    Includes 1,000,000 shares subject to options exercisable within 60 days held by Mr. Cape, and 1,777,091 shares owned by Diane Cape, over which Mr. Cape has voting power pursuant to a Voting Agreement between the parties dated May, 22, 2007 and effective as of January 8, 2007. This agreement expires on the earlier to occur of (a) January 8, 2017, (b) the death of Mr. Cape, or (c) sale of all the shares by Ms. Cape. Mr. Cape disclaims beneficial ownership of the securities held by Ms. Cape, except to the extent of his indirect beneficial interest as the holder of voting power over such securities.

    (4)
    Includes 90,000 shares subject to options exercisable within 60 days by Mr. Diener, 499,000 shares held by the Ronald G. Diener Trust, and 54,800 shares held by the Charles Schwab & Co., Inc./Ronald G. Diener IRA.

    (5)
    Includes 152,732 shares subject to options exercisable within 60 days held by Mr. Hughes.

    (6)
    Includes 100,000 shares subject to options exercisable within 60 days held by Mr. Leach.

    (7)
    Includes 35,000 shares subject to options exercisable within 60 days held by Mr. Toole.

    (8)
    Includes 40,000 shares subject to options exercisable within 60 days held by Mr. Wolf and 3,141,547 shares held by Trinad Capital Master Fund, Ltd., of which Mr. Wolf is a manager.

    (9)
    Includes 178,425 shares subject to options exercisable within 60 days by Ms. Bembry.

    (10)
    Includes 300,000 shares subject to options exercisable within 60 days held by Mr. French, 1,000 shares held as Donald French SARSEP, 30,000 shares owned by Preston C. French and 30,000 shares owned by Clayton T. French. Donald H. French serves as custodian (pursuant to the Georgia Transfers to Minors Act) for Preston C. French and Clayton T. French, who are his minor children. Mr. French disclaims beneficial ownership of the shares held for the benefit of Preston C. French and Clayton T. French.

    (11)
    Includes 135,232 shares subject to options exercisable within 60 days held by Mr. McGuire.

    (12)
    Includes 250,000 shares subject to options exercisable within 60 days held by Mr. Kaye.

    (13)
    Mr. Beecroft owns no shares of Optio. His employment was terminated as of August 1, 2007.

FUTURE SHAREHOLDER PROPOSALS

        If the merger is completed, we will not hold a 2008 annual meeting of shareholders. If the merger is not completed, you will continue to be entitled to attend and participate in our shareholder meetings and we will hold a 2008 annual meeting of shareholders, in which case shareholder proposals will be eligible for consideration for inclusion in the proxy statement and form of proxy for our 2008 annual meeting of shareholders in accordance with Rule 14a-8 under the Exchange Act. All shareholder proposals must be submitted in writing to Caroline Bembry, Chief Financial Officer and Secretary, Optio Software, Inc., 3015 Windward Plaza, Windward Fairways II, Alpharetta, Georgia 30005.

        For a shareholder proposal to be included in our proxy statement and form of proxy for the 2008 annual meeting of shareholders, the deadline for submission was February 1, 2008, which is 120 calendar days prior to the anniversary of the mailing of last year's proxy statement for the annual meeting of shareholders. For a shareholder's proposal that is not intended to be included in Optio's proxy statement with respect to discretionary voting, the deadline for submission is April 16, 2008, or 45 calendar days prior to the anniversary of the mailing date of last year's proxy statement for the annual meeting of shareholders. If a shareholder gives notice of such a proposal after the discretionary vote deadline, Optio's proxy holders will be allowed to use their discretionary voting authority to vote against the shareholder proposal when and if the proposal is raised at the 2008 annual meeting of shareholders.

        In accordance with Section 2.13 of Optio's Bylaws, shareholders who do not submit a proposal as described in the previous paragraph, but who intend to present a proposal or bring any business before the 2008 annual meeting of shareholders, must meet certain conditions to be timely, including but not limited to, delivery of notice to Optio not less than 60 days prior to the meeting as originally scheduled; provided, however, that in the event Optio gives less than 70 days notice or prior public disclosure of the date of the meeting to the shareholders, notice by the shareholders may be delivered or received not later than the close of business on the tenth day following the earlier of the date on which such notice of the date of meeting was mailed or such public disclosure was made. Optio's Bylaws also contain detailed requirements that the shareholder's notice must satisfy. Any shareholder notice and any request for a copy of Optio's Bylaws should be in writing and addressed to Caroline Bembry, Chief Financial Officer and Secretary, Optio Software, Inc., 3015 Windward Plaza, Windward Fairways II, Alpharetta, Georgia 30005.

OTHER MATTERS

        At this time, we know of no other matters to be submitted at the special meeting. If any other matters properly come before the special meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as our board of directors may recommend.

        It is important that your shares be represented at the special meeting, regardless of the number of shares which you hold. Therefore, we urge you to complete, sign, date and return the accompanying proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose or to vote via the Internet or telephone.

WHERE YOU CAN FIND MORE INFORMATION

        We and Bottomline file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements, or other information that we and Bottomline file with the SEC at the SEC's public reference room at the following location: 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may also obtain copies of those documents at prescribed rates by writing to the Public Reference Section of the SEC at that address. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. These

SEC filings are also available to the public from commercial document retrieval services and at the Internet World Wide Web site maintained by the SEC at http://www.sec.gov.

        You may obtain any of the documents we file with the SEC, without charge, by requesting them in writing or by telephone from us at the following address:

Optio Software, Inc.
Attn: Caroline Bembry
3015 Windward Plaza
Windward Fairways II
Alpharetta, Georgia 30005
Telephone: (770) 576-3525

        If you would like to request documents from us, please do so by                        , 2008, to receive them before the special meeting. If you request any documents from us, we will mail them to you by first class mail, or another equally prompt method, within one business day after we receive your request. Please note that all of our documents that we file with the SEC are also promptly available at the investor relations tab of our website, http://www.optiosoftware.com.

MISCELLANEOUS

        If you have any questions about this proxy statement, the special meeting or the merger or need assistance with voting procedures, you should contact:

Optio Software, Inc.
Attn: Caroline Bembry
3015 Windward Plaza
Windward Fairways II
Alpharetta, Georgia 30005
Telephone: (770) 576-3525

        You should not send in your Optio stock certificates until you receive the transmittal materials from Computershare Investor Services, LLC, the exchange agent. Our record shareholders who have further questions about their share certificates or the exchange of our common stock for cash should contact the exchange agent.

        You should rely only on the information contained in this proxy statement to vote on the merger proposal. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated [                        ], 2008. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date (or as of an earlier date if so indicated in this proxy statement). Neither the mailing of this proxy statement to shareholders nor the issuance of cash in the merger creates any implication to the contrary. This proxy statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make a proxy solicitation.

        Your vote is important. To vote your shares, please complete, date, sign and return the enclosed proxy card (if you are a holder of record) or instruction card (if you were forwarded these materials by your broker or nominee) as soon as possible in the enclosed envelope. Please call Caroline Bembry at (770) 576-3525, if you have any questions about this proxy statement or the merger, or need assistance with the voting procedures.

CERTAIN INFORMATION REGARDING OPTIO AND BOTTOMLINE

        Optio has supplied all information relating to Optio, and Bottomline has supplied all information contained in this proxy statement relating to Bottomline and Merger Sub.

Annex A

AGREEMENT AND PLAN OF MERGER

DATED AS OF MARCH 3, 2008

AMONG

BOTTOMLINE TECHNOLOGIES (de), INC.,

OLIVE ACQUISITION CORP.

AND

OPTIO SOFTWARE,  INC.

4.26.	Restrictions on Business Activities	A-25
4.27.	Customers	A-25
4.28.	No Additional Representations	A-25
ARTICLE 5.
REPRESENTATIONS AND WARRANTIES OF PARENT		A-25
5.1.	Incorporation, Standing and Power	A-25
5.2.	Authority.	A-25
5.3.	Financing	A-26
5.4.	Litigation	A-26
5.5.	Ownership of Merger Sub	A-26
5.6.	Accuracy of Information Furnished for Company Proxy Statement	A-26
5.7.	Ownership of Company Capital Stock	A-26
ARTICLE 6.
COVENANTS OF COMPANY PENDING EFFECTIVE TIME OF THE MERGER		A-27
6.1.	Limitation on Conduct Prior to Effective Time of the Merger	A-27
6.2.	Affirmative Conduct Prior to Effective Time of the Merger	A-30
6.3.	Access to Information	A-31
6.4.	Filings	A-31
6.5.	Notices; Reports	A-31
6.6.	Company Shareholders' Meeting	A-32
6.7.	Proxy Statement	A-32
6.8.	FIRPTA Certificate	A-33
ARTICLE 7.		A-33
7.1.	Limitation on Conduct Prior to Effective Time of the Merger	A-33
7.2.	Applications	A-33
7.3.	Notices; Reports	A-33
7.4.	Indemnification and Directors' and Officers' Insurance.	A-33
ARTICLE 8.
ADDITIONAL COVENANTS		A-34
8.1.	[intentionally omitted]	A-34
8.2.	Reasonable Efforts	A-34
8.3.	Public Announcements	A-34
8.4.	Takeover Statutes	A-34
8.5.	Section 16 Matters	A-35
8.6.	Stockholder Litigation	A-35
8.7.	Tax Matters	A-35
8.8.	Subsidiary Matters	A-35
ARTICLE 9.
CONDITIONS PRECEDENT TO THE MERGER		A-35
9.1.	Shareholder Approval	A-35
9.2.	No Judgments or Orders	A-35
9.3.	Employee Benefit Plans	A-35
9.4.	Proxy Statement	A-35
ARTICLE 10.
CONDITIONS PRECEDENT TO THE OBLIGATIONS OF COMPANY		A-36
10.1.	Representations and Warranties; Performance of Covenants	A-36
10.2.	Officers' Certificate	A-36

ARTICLE 11.
CONDITIONS PRECEDENT TO OBLIGATIONS OF PARENT AND MERGER SUB		A-36
11.1.	Representations and Warranties; Performance of Covenants	A-36
11.2.	Authorization of Merger	A-36
11.3.	Officers' Certificate	A-37
11.4.	No Material Adverse Effect	A-37
11.5.	Third Party Consents	A-37
11.6.	Resignations	A-37
ARTICLE 12.
EMPLOYEE BENEFITS		A-37
12.1.	Employee Benefits.	A-37
12.2.	Company Stock Options and the Company Stock Option Plans.	A-38
ARTICLE 13.
TERMINATION		A-39
13.1.	Termination	A-39
13.2.	Effect of Termination.	A-40
ARTICLE 14.
MISCELLANEOUS		A-41
14.1.	Expenses	A-41
14.2.	Notices	A-41
14.3.	Assignment	A-42
14.4.	Counterparts	A-42
14.5.	Effect of Representations and Warranties	A-42
14.6.	Third Parties	A-42
14.7.	Integration	A-43
14.8.	Specific Performance	A-43
14.9.	Knowledge	A-43
14.10.	Governing Law	A-43
14.11.	Captions	A-43
14.12.	Severability	A-43
14.13.	Waiver and Modification; Amendment	A-43
14.14.	Personal Liability	A-43
14.15.	Waiver of Jury Trial	A-43

AGREEMENT AND PLAN OF MERGER

        THIS AGREEMENT AND PLAN OF MERGER ("Agreement") is made and entered into as of the 3rd day of March, 2008, by and among Bottomline Technologies (de), Inc., a Delaware corporation ("Parent"), Olive Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent ("Merger Sub"), and Optio Software, Inc., a Georgia corporation ("Company").

        WHEREAS, each of Parent, Merger Sub and Company desires to enter in to a transaction whereby Merger Sub will merge with and into Company (the "Merger"), with Company being the surviving corporation, upon the terms and subject to the conditions set forth in this Agreement;

        WHEREAS, in accordance with the provisions of the Georgia Business Corporation Code (the "GBCC"), the Boards of Directors of Parent, Merger Sub and Company have adopted this Agreement and the Merger pursuant to which Merger Sub will merge with and into Company and each outstanding share of Company common stock, no par value per share ("Company Stock"), excluding any Company Dissenting Shares (as defined below), and each outstanding Company Stock Option (as defined below), will be converted into the right to receive the Merger Consideration (as defined in Section 2.2(b)) upon the terms and subject to the conditions set forth herein;

        WHEREAS, the Board of Directors of Company has directed that the Agreement be submitted for approval by Company's shareholders; and

        WHEREAS, concurrently with the execution of this Agreement, and as a condition to the willingness of Parent to enter into this Agreement, certain of the holders of Company Stock are entering into a voting agreement with Parent substantially in the form attached hereto as Exhibit A (the "Voting Agreement").

        NOW, THEREFORE, on the basis of the foregoing recitals and in consideration of the respective covenants, agreements, representations and warranties contained herein, the parties hereto agree as follows:

ARTICLE 1.

DEFINITIONS

        Except as otherwise expressly provided for in this Agreement, or unless the context otherwise requires, as used throughout this Agreement the following terms shall have the respective meanings specified below:

        "Affiliate" of, or a Person "Affiliated" with, a specific Person(s) is a Person that directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person(s) specified.

        "Affiliated Group" means, with respect to any entity, a group of entities required or permitted to file consolidated, combined or unitary Tax Returns (as defined herein).

        "Agreement" has the meaning set forth in the preamble of this Agreement.

        "BDO" means BDO Seidman, LLP, Company's independent public accountants.

        "Benefit Arrangements" has the meaning set forth in Section 4.20(b).

        "Book Entry Shares" has the meaning set forth in Section 2.5(b).

        "Business Day" means any day other than a Saturday, Sunday or other day on which banks in New York are required or authorized by law to be closed.

        "Certificate of Merger" or "Certificates of Merger" have the meaning set forth in Section 3.2.

        "Certificates" has the meaning set forth in Section 2.5(b).

        "Closing" means the consummation of the Merger provided for in Article 2 of this Agreement on the Closing Date (as defined herein) at the offices of Locke Lord Bissell & Liddell LLP, 1900 The Proscenium, 1170 Peachtree Street, NE, Atlanta, Georgia 30309, or at such other place as the parties may agree upon in writing.

        "Closing Date" means the date which is no later than the second Business Day following the day on which the last of the conditions specified in Articles 9, 10 and 11 (excluding, for purposes of this definition, conditions that, by their terms, are to be satisfied on the Closing Date) have been fulfilled or waived (if permissible) or such other date as the parties may agree upon.

        "Code" means the Internal Revenue Code of 1986, as amended.

        "Company" has the meaning set forth in the preamble of this Agreement.

        "Company Disclosure Letter" means that letter designated as such which has been delivered by Company to Parent concurrently with the execution and delivery of this Agreement.

        "Company Dissenting Shares" has the meaning set forth in Section 2.2(c).

        "Company Leases" has the meaning set forth in Section 4.9.

        "Company List" means any list required to be furnished by Company to Parent herewith.

        "Company Patents" has the meaning set forth in Section 4.24(b).

        "Company Property" has the meaning set forth in Section 4.12(b).

        "Company Registered IP" has the meaning set forth in Section 4.24(b).

        "Company Registered Marks" has the meaning set forth in Section 4.24(b).

        "Company SEC Documents" has the meaning set forth in Section 4.5(a).

        "Company Shareholders' Meeting" means the meeting of Company's shareholders referred to in Section 6.6.

        "Company Source Code" has the meaning set forth in Section 4.24(g).

        "Company Stock" has the meaning set forth in the second recital of this Agreement.

        "Company Stock Option Plans" means all stock option plans or other equity-related plans of Company.

        "Company Stock Option" means any option or right to acquire Company Stock, or stock appreciation right payable in cash issued pursuant to Company Stock Option Plans or otherwise.

        "Company Supplied Information" has the meaning set forth in Section 4.23.

        "Competing Transaction" has the meaning set forth in Section 6.1(l).

        "Confidentiality Agreement" means that certain Confidentiality Agreement dated November 15, 2007 by and between Parent and Company.

        "Continuing Employees" has the meaning set forth in Section 12.1(b).

        "Copyrights" has the meaning set forth in Section 4.24(a).

        "DGCL" means the General Corporation Law of the State of Delaware.

        "Effective Time of the Merger" means the later of the date and time upon which a Certificate of Merger is filed with the Secretary of State of the State of Georgia or the Secretary of State of the State

of Delaware, or at such time thereafter as shall be agreed to by the parties and specified in the applicable Certificate of Merger.

        "Employee Plans" has the meaning set forth in Section 4.20(a).

        "Encumbrance" means any option, pledge, security interest, lien, charge, encumbrance or restriction (whether on voting or disposition or otherwise), whether imposed by agreement, understanding, law or otherwise.

        "Environmental Regulations" has the meaning set forth in Section 4.12(b).

        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

        "ERISA Affiliates" has the meaning set forth in Section 4.20(a).

        "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        "Exchange Agent" means Computershare Investor Services, LLC.

        "Exchange Fund" has the meaning set forth in Section 2.5(a).

        "Expenses" has the meaning set forth in Section 14.1.

        "Financial Statements of Company" means the financial statements of Company consisting of (i) the balance sheets as of January 31, 2005, 2006 and 2007, the related statements of income, stockholders' equity and cash flows for the years then ended and the related notes thereto and related opinions of BDO thereon for the years then ended and (ii) the balance sheets as of April 30, July 31 and October 31, 2007 and the related statements of income, stockholders' equity and cash flows for the periods then ended.

        "GAAP" means United States generally accepted accounting principles consistently applied during the periods involved.

        "GBCC" has the meaning set forth in the second recital of this Agreement.

        "Governmental Entity" means any court, tribunal or judicial or arbitral body in any jurisdiction or any United States federal, state, municipal or local or any foreign or other governmental, regulatory or administrative authority, agency or instrumentality.

        "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

        "Hazardous Materials" has the meaning set forth in Section 4.12(b).

        "Indemnified Liabilities" has the meaning set forth in Section 7.4(a).

        "Indemnified Parties" has the meaning set forth in Section 7.4(a).

        "Intellectual Property" has the meaning set forth in Section 4.24(a).

        "IRS" means the Internal Revenue Service.

        "Marks" has the meaning set forth in Section 4.24(a).

        "Material Adverse Effect" means any circumstance, change in or effect on Company or the Surviving Corporation (1) that is, or would reasonably be expected to be, materially adverse to the condition (financial or otherwise), business, properties, assets, liabilities, or results of operations of Company or the Surviving Corporation, taken as a whole, or (2) that materially impairs or would reasonably be expected to materially impair the ability of Company to timely perform its obligations under this Agreement or to consummate the transactions contemplated hereby; provided, however, that in determining whether a Material Adverse Effect has occurred there shall be excluded the effect of: (i) any change in applicable laws, regulations, GAAP or accounting requirements applicable to

Company or to the software industry generally (to the extent not having a disproportionate effect on the Company and its Subsidiaries), (ii) any general social, political, economic, environmental or natural condition, change, effect, event or occurrence including changes in prevailing interest rates, currency exchange rates or general global economic or global market conditions (to the extent not having a disproportionate effect on the Company and its Subsidiaries), (iii) any loss or threatened loss of business from any customers of the Company or its Subsidiaries caused by the announcement or the pendency of the transactions contemplated by this Agreement, (iv) any action or omission by Company pursuant to the terms of this Agreement including the public announcement of the transactions contemplated by this Agreement, (v) any expenses incurred in connection with this Agreement or the transactions contemplated hereby, (vi) changes in the industry and markets in which the Company operates generally (to the extent not having a disproportionate effect on Company and its Subsidiaries), (vii) any change in the Company's stock price or trading volume, in and of itself, and (viii) the failure, in and of itself, of the Company to meet projections of earnings, revenues or financial measures (it being understood that the cause of any such failure may be deemed to constitute a Material Adverse Effect and may be taken into consideration when determining whether a Material Adverse Effect has occurred).

        "Merger" has the meaning set forth in the first recital of this Agreement.

        "Merger Consideration" has the meaning set forth in Section 2.2(b).

        "Merger Sub" has the meaning set forth in the preamble of this Agreement.

        "New Plans" has the meaning set forth in Section 12.1(b).

        "Open Source Materials" has the meaning set forth in Section 4.24(i).

        "Parent" has the meaning set forth in the preamble of this Agreement.

        "Parent Supplied Information" has the meaning set forth in Section 5.7.

        "Patents" has the meaning set forth in Section 4.24(a).

        "Person" means any individual, corporation, association, partnership, limited liability company, trust, joint venture, other entity, unincorporated organization, government or governmental department or agency.

        "Proxy Statement" means the Proxy Statement, together with any supplements thereto, that is used to solicit proxies for the Company Shareholders' Meeting in connection with the Merger.

        "Representatives" has the meaning set forth in Section 6.1(l).

        "Scheduled Contract" has the meaning set forth in Section 4.15.

        "SEC" means the Securities and Exchange Commission.

        "Securities Act" means the Securities Act of 1933, as amended.

        "Subsidiary" of a Person means any corporation, partnership, limited liability company or other business entity of which more than 25% of the voting power is owned or controlled by such Person.

        "Superior Proposal" has the meaning set forth in Section 6.1(l).

        "Surviving Corporation" means Company, following the effectiveness of the Merger.

        "Tax" or "Taxes" means (i) any and all federal, state, local or foreign taxes, charges, premium taxes, fees, imposts, levies or other assessments, including, without limitation, all net income, gross receipts, capital, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, property, corporation and estimated taxes, custom duties, fees, assessments and charges of any kind whatsoever; and (ii) all interest, penalties, fines, additions to tax or additional amounts imposed by any taxing authority in connection with any item described in clause (i).

        "Tax Returns" means all returns, declarations, reports, information returns, statements, elections, disclosures and schedules required to be filed in respect of any Taxes (including any attachments thereto or amendments thereof).

        "Termination Fee" has the meaning set forth in Section 13.2(b).

        "Three Day Period" has the meaning set forth in Section 6.1(l).

        "Trade Secrets" has the meaning set forth in Section 4.24(a).

        "Voting Agreement" has the meaning set forth in the fourth recital of this Agreement.

ARTICLE 2.

TERMS OF MERGER

        2.1.    Effect of Merger and Surviving Corporation.    At the Effective Time of the Merger, Merger Sub will be merged with and into Company pursuant to the terms, conditions and provisions of this Agreement and in accordance with the applicable provisions of the GBCC and the DGCL, the separate corporate existence of Merger Sub shall cease and the Company shall be the Surviving Corporation in the Merger. The Merger will have the effects set forth in the GBCC and the DGCL.

        2.2.    Stock of Company.    Subject to Section 2.6, each share of Company Stock issued and outstanding immediately prior to the Effective Time of the Merger shall, without any further action on the part of Company or the holders of such shares, be treated on the basis set forth in this Section 2.2.

        (a)    Cancellation of Certain Stock.    At the Effective Time of the Merger, any share of Company Stock held by Company or any of its Subsidiaries as treasury stock or owned by Parent or Merger Sub shall be automatically cancelled and retired and shall cease to exist, and no consideration shall be delivered therefor.

        (b)    Conversion of Company Stock.    At the Effective Time of the Merger, each issued and outstanding share of Company Stock (other than shares to be cancelled in accordance with Section 2.2(a) and any Company Dissenting Shares) shall be automatically cancelled and cease to be an issued and outstanding share of Company Stock and be converted into the right to receive per share consideration (the "Merger Consideration") in cash in the amount of $1.85.

        (c)    Company Dissenting Shares.    Notwithstanding anything in this Agreement to the contrary, any shares of Company Stock that are issued and outstanding as of the Effective Time of the Merger and that are held by a shareholder of Company who has properly asserted such holder's dissenters' rights under Article 13 of the GBCC (the "Company Dissenting Shares") shall not be converted into the right to receive the Merger Consideration unless and until such holder shall have failed to perfect, or shall have effectively withdrawn or lost, such holder's right to payment for such shares under Article 13 of the GBCC. If any such holder shall have so failed to perfect or shall have effectively withdrawn or lost such right at or following the Effective Time of the Merger, each share of such holder's Company Stock shall thereupon be deemed to have been converted into and to have become, as of the Effective Time of the Merger, the right to receive, without any interest thereon, the Merger Consideration. Company shall give Parent (i) prompt notice of any notice or demands for appraisal or payment for shares of Company Stock received by Company and (ii) the opportunity to participate in all negotiations and proceedings with respect to any such demands or notices. Company shall not, without the prior written consent of Parent, or as required by the GBCC, make any payment with respect to, or settle, offer to settle or otherwise negotiate, any such demands. Each holder of Company Dissenting Shares who becomes entitled under Article 13 of the GBCC to receive payment for such holder's shares shall receive payment therefor from the Surviving Corporation (but only after the amount thereof shall have been agreed upon or finally determined pursuant to the GBCC), and such shares shall be retired and cancelled.

        2.3.    Company Stock Options.    Each Company Stock Option outstanding as of the Effective Time of the Merger shall be treated in accordance with Section 12.2.

        2.4.    Effect on Merger Sub Stock.    At the Effective Time of the Merger, each issued and outstanding share of capital stock of Merger Sub shall be converted into and become one fully paid and nonassessable share of common stock of the Surviving Corporation.

        2.5.    Exchange Procedures.

        (a)   At the Effective Time of the Merger, Parent shall deposit with the Exchange Agent for the benefit of the holders of shares of Company Stock outstanding immediately prior to the Effective Time of the Merger, for exchange in accordance with this Section 2.5 through the Exchange Agent, cash in the amount of the aggregate Merger Consideration payable to (i) such holders of Company Stock pursuant to Section 2.2 in exchange for their shares of Company Stock and (ii) such holders of Company Stock Options, pursuant to Section 12.2 in exchange for their Company Stock Options (collectively, the "Exchange Fund").

        (b)   Parent shall direct the Exchange Agent to mail, as soon as reasonably practicable after the Effective Time of the Merger, to each holder of record of shares of Company Stock which are represented by (x) a certificate or certificates which immediately prior to the Effective Time of the Merger represented outstanding shares of Company Stock (the "Certificates") or (y) an entry to that effect in the shareholder records maintained on behalf of Company by the Company stock transfer agent (the "Book Entry Shares"), whose shares were converted into the right to receive the Merger Consideration pursuant to Section 2.2 hereof, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates (if any) shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent and Company may reasonably specify), and (ii) instructions for use in effecting the surrender of the Certificates or authorizing transfer and cancellation of Book Entry Shares in exchange for the Merger Consideration. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Parent, or authorizing transfer of Book Entry Shares, together with such letter of transmittal, duly executed, the holder of such shares of Company stock shall be entitled to receive in exchange therefor the amount of the Merger Consideration which such holder has the right to receive pursuant to Section 2.2 hereof, and any Certificate so surrendered shall forthwith be cancelled. Until surrendered as contemplated by this Section 2.5, each Certificate and any Book Entry Shares shall be deemed at any time after the Effective Time of the Merger to represent only the right to receive upon such surrender the Merger Consideration to be paid in consideration therefor upon surrender of such Certificate or transfer of the Book Entry Shares, as the case may be, as contemplated by this Section 2.5. Notwithstanding anything to the contrary set forth herein, if any holder of shares of Company Stock that are not Book Entry Shares should be unable to surrender the Certificates for such shares, because they have been lost or destroyed, such holder shall, if required by Parent or Exchange Agent, deliver in lieu thereof a bond in form and substance and with surety reasonably satisfactory to Parent and shall be entitled to receive the Merger Consideration to be paid in consideration therefor in accordance with Section 2.2 hereof.

        (c)   If, after the Effective Time of the Merger, Certificates or Book Entry Shares are presented to Parent for any reason, they shall be cancelled and exchanged as provided in this Agreement.

        (d)   Any portion of the Exchange Fund which remains undistributed to the shareholders of Company following the passage of six months after the Effective Time of the Merger shall be delivered to the Surviving Corporation, upon demand, and any shareholders of Company who have not theretofore complied with this Section 2.5 shall thereafter look only to the Surviving Corporation and/or Parent for payment of their claim for the Merger Consideration payable in consideration for any Certificate or transfer of any Book Entry Shares, without interest.

        (e)   Except as otherwise required by law, none of Parent, Company or the Surviving Corporation shall be liable to any holder of shares of Company Stock for such cash from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

        2.6.    Adjustments.    If after the date hereof and on or prior to the Effective Time of the Merger, the outstanding shares of Company Stock shall be changed into a different number of shares by reason of any reclassification, recapitalization or combination, stock split, reverse stock split, stock dividend or rights issued in respect of such stock, or any similar event shall occur, the Merger Consideration shall be adjusted accordingly to provide to the holders of Company Stock the same economic effect as contemplated by this Agreement prior to such event.

        2.7.    Directors of Surviving Corporation.    At the Effective Time of the Merger, the board of directors of the Surviving Corporation shall be comprised of the persons serving as directors of Merger Sub immediately prior to the Effective Time of the Merger. Such persons shall serve until the earlier of their resignation or removal or until their respective successors are duly elected and qualified.

        2.8.    Executive Officers of Surviving Corporation.    At the Effective Time of the Merger, the executive officers of the Surviving Corporation shall be comprised of the persons serving as executive officers of Merger Sub immediately prior to the Effective Time of the Merger. Such persons shall serve until the earlier of their resignation or termination.

        2.9.    No Further Ownership Rights in Stock.    All Merger Consideration delivered upon the surrender for exchange of shares of Company Stock in accordance with the terms hereof shall be deemed to have been delivered in full satisfaction of all rights pertaining to ownership of such shares of stock. At and after the Effective Time of the Merger, there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Stock which were outstanding immediately prior to the Effective Time of the Merger, and upon delivery of the Merger Consideration upon surrender for exchange of Company Stock, each such share of Company Stock shall be cancelled.

        2.10.    Articles of Incorporation and Bylaws.    The Articles of Incorporation of the Surviving Corporation shall be the Second Amended and Restated Articles of Incorporation of Company, which shall be filed with the Certificates of Merger and shall be in the form set forth in Exhibit B. The Bylaws of Company as in effect immediately prior to the Effective Time of the Merger shall be the Bylaws of the Surviving Corporation.

        2.11.    Withholding Rights.    Each of Parent, the Surviving Corporation, and the Exchange Agent shall be entitled to deduct, withhold, and pay over to the applicable Governmental Entity from the consideration otherwise payable pursuant to this Agreement to any recipient of a payment hereunder such minimum amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by Parent, the Surviving Corporation or the Exchange Agent, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the applicable recipient in respect of which such deduction and withholding was made by Parent, the Surviving Corporation or the Exchange Agent, as the case may be and Parent and Surviving Corporation as to themselves covenant and shall cause as to the Exchange Agent to have such withholding paid to the applicable Governmental Entity when such amount is due.

ARTICLE 3.

THE CLOSING

        3.1.    Closing Date.    The Closing shall take place on the Closing Date.

        3.2.    Certificate of Merger.    Subject to the provisions of this Agreement, a certificate of merger ("Certificate of Merger") shall be duly prepared, executed by the Surviving Corporation and thereafter delivered to the Secretary of State of the State of Georgia for filing, as provided in the GBCC, on the Closing Date, and a Certificate of Merger (and together with the Certificate of Merger to be delivered to the Secretary of State of the State of Georgia, collectively, the "Certificates of Merger") shall be duly prepared, executed by the Surviving Corporation and thereafter delivered to the Secretary of State of the State of Delaware for filing, as provided in the DGCL, on the Closing Date.

        3.3.    Further Assurances.    At the Closing, the parties hereto shall deliver, or cause to be delivered, such documents or certificates as may be necessary in the reasonable opinion of counsel for any of the parties, to effectuate the transactions contemplated by this Agreement.

ARTICLE 4.

REPRESENTATIONS AND WARRANTIES OF COMPANY

        The following representations and warranties by Company to Parent and Merger Sub are qualified by the Company Disclosure Letter. The Company Disclosure Letter shall refer to the representation or warranty to which exceptions or matters disclosed therein relate; provided, however, that an exception or matter disclosed with respect to one representation or warranty shall also be deemed disclosed with respect to each other warranty or representation only to the extent it is clear from a reading of such disclosure that it also relates to such other representation or warranty. The inclusion of any item in such Company Disclosure Letter shall not be deemed an admission that such item is a material fact, event or circumstance or that such item has or had, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

        4.1.    Incorporation, Standing and Power.    Company has been duly organized, is validly existing and in good standing as a corporation under the laws of the State of Georgia. The Company has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted. The Company is duly qualified to do business in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect. Company has delivered to Parent true and correct copies of the Company's Articles of Incorporation and Bylaws, as currently in effect.

        4.2.    Capitalization.

        (a)   As of the close of business on March 1, 2008, the authorized capital stock of Company consists of 100,000,000 shares of Company Stock, of which 22,222,280 shares are issued and outstanding, and 20,000,000 shares of preferred stock, none of which are issued or outstanding. No shares of Company Stock are held in treasury by Company. The rights and privileges of the Company Stock and the preferred stock are as set forth in the Company's Articles of Incorporation and pursuant to applicable laws. All of the outstanding shares of Company Stock are validly issued, fully paid and nonassessable. Except for Company Stock Options covering 3,799,367 shares of Company Stock as of the date hereof, there are no outstanding options, warrants or other rights in or with respect to the unissued shares of capital stock of Company nor any securities convertible into such stock, and Company is not obligated to issue any additional shares of Company Stock or any additional options, warrants or other rights in or with respect to the issued or unissued shares of capital stock of Company or any other securities convertible into such stock, except for issuances under the Company Stock Options permitted by Section 6.1(a).

        No issued and outstanding shares of Company Stock are subject to a substantial risk of forfeiture within the meaning of Section 83 of the Code or are otherwise subject to a repurchase or redemption right or right of first refusal in favor of Company.

        Section 4.2(a) of the Company Disclosure Letter sets forth a complete and accurate list, as of the date of this Agreement, of: (i) all Company Stock Option Plans, indicating for each Company Stock Option Plan, as of March 1, 2008, the number of shares of Company Stock issued to date under such plan, the number of shares of Company Stock subject to outstanding options under such plan and the number of shares of Company Stock reserved for future issuance under such plan; and (ii) all outstanding Company Stock Options, indicating with respect to each such Company Stock Option the name of the holder thereof, the Company Stock Option Plan under which it was granted, if any, the number of shares of Company Stock subject to such Company Stock Option, the exercise price, the date of grant, and the vesting schedule, including whether (and to what extent) the vesting will be accelerated in any way by the Merger or by termination of employment or change in position following consummation of the Merger. Company has delivered to Parent complete and accurate copies of all Company Stock Option Plans and the forms of all stock option agreements evidencing Company Stock Options.

        There are no options, warrants, equity securities, calls, rights, commitments or agreements of any character obligating Company or any of its Subsidiaries to grant, extend, accelerate the vesting of, otherwise modify or amend or enter into any such option, warrant, equity security, call, right, commitment or agreement. Company does not have any outstanding stock appreciation rights, phantom stock, performance based rights or similar rights or obligations. Other than the Voting Agreement, neither Company nor any of its Affiliates is a party to or is bound by any, and to the knowledge of Company, there are no agreements with respect to the voting (including voting trusts and proxies) or sale or transfer (including agreements imposing transfer restrictions) of any shares of capital stock or other equity interests of Company.

        All outstanding shares of Company Stock are, and all shares of Company Stock subject to issuance as specified above, upon exercise, receipt of payment by Company and issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be, duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the GBCC, Company's Articles of Incorporation or Bylaws or any agreement to which Company is a party or is otherwise bound.

        There are no obligations, contingent or otherwise, of Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of Company Stock.

        No consent of the holders of Company Stock Options is required in connection with the actions contemplated by Section 12.2.

        (b)   No bonds, debentures, notes or other indebtedness having the right to vote on any matters on which shareholders of Company may vote are issued and outstanding.

        4.3.    Subsidiaries.    All of the Subsidiaries of the Company, including their jurisdiction of organization and authorized and outstanding capitalization, are listed in Section 4.3 of the Company Disclosure Letter. All such shares of Subsidiaries are validly issued, fully paid and non-assessable, and are owned directly or indirectly by the Company clear of all pledges, claims and liens. Other than Subsidiaries and securities held in its investment portfolio, neither the Company nor its Subsidiaries owns any equity interest in any Person.

        Each Subsidiary of Company is an entity of the type described on Section 4.3 of the Company Disclosure Letter and is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite corporate or other power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted, and is duly qualified to do business and is in good standing as a foreign corporation or other entity in each jurisdiction where the character of its properties owned, operated or leased or the nature of its activities makes such qualification necessary, except for such failures to be so organized, qualified or in good standing, individually or in the aggregate, that have not had, and would not reasonably be expected to have, a Material Adverse Effect. Company has delivered to Parent complete and accurate copies of the charter, by-laws or other organizational documents of each Subsidiary of Company.

        4.4.    Financial Statements.    Each of the Financial Statements of Company (including, in each case, any related notes and schedules) contained or the consolidated financial statements (including, in each case, any related notes and schedules) to be contained in the Company SEC Documents at the time filed: (a) present or will present fairly, in all material respects, the financial condition of Company as of the respective dates indicated and its statements of operations and changes in stockholders' equity and cash flows, for the respective periods then ended; and (b) have been or will be prepared in accordance with GAAP consistently applied.

        4.5.    Reports and Filings.

        (a)   Company has filed all required forms, reports, proxy statements, schedules, registration statements and other documents with the SEC since January 31, 2003 (including those that Company may file after the date hereof until the Closing, the "Company SEC Documents"). All of the Company SEC Documents were or will be filed on a timely basis. As of their respective dates of filing with the SEC (or, if amended, supplemented or superseded by a filing prior to the date hereof, as of the date of such filing), the Company SEC Documents, including any financial statements or schedules included or incorporated by reference therein, complied or will comply when filed in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Company SEC Documents, and none of the Company SEC Documents, including any financial statements or schedules included or incorporated by reference therein, when filed contained or will contain when filed any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent superseded or amended by a Company SEC Document filed subsequently and prior to the date hereof. As used in this Section 4.5, the term "file" shall be broadly construed to include any manner in which a document or information is furnished, supplied or otherwise made available to the SEC.

        (b)   The Company has heretofore made, and hereafter will make, available to Parent a complete and correct copy of any amendments or modifications that are required to be filed with or submitted to the SEC but have not yet been filed with or submitted to the SEC to agreements, documents or other instruments that previously had been filed with or submitted to the SEC by the Company pursuant to the Exchange Act.

        (c)   Each Company SEC Document containing financial statements that has been filed with or submitted to the SEC since July 31, 2002, was accompanied by the certifications required to be filed or submitted by the Company's chief executive officer and chief financial officer pursuant to the Sarbanes-Oxley Act of 2002, and at the time of filing or submission of each such certification, such certification was true and accurate in all material respects.

        (d)   Company is in compliance with the applicable listing and other rules and regulations of the Over-The-Counter Bulletin Board.

        4.6.    Authority of Company.

        (a)   Company has all requisite corporate power and authority to enter into this Agreement and, subject only to the requisite approval of the shareholders of Company of this Agreement and the Merger, to consummate the transactions contemplated by this Agreement. The execution and delivery by Company of this Agreement and, subject to the requisite approval of the shareholders of Company of this Agreement and the Merger, the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Company including, without limitation, the vote of the Board of Directors of Company (which vote was unanimous) approving this Agreement and the Merger.

        (b)   This Agreement has been duly executed by Company and is a valid and binding obligation of Company enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, liquidation, receivership, conservatorship, insolvency, fraudulent transfer, moratorium or other similar laws affecting the rights of creditors generally and by general equitable principles.

        (c)   Neither the execution and delivery by Company of this Agreement, the consummation of the transactions contemplated herein, nor compliance by Company with any of the provisions hereof, will: (a) conflict with or result in a breach of any provision of its Articles of Incorporation, as amended, or Bylaws, as amended, or of the charter, bylaws or other organizational documents of any Subsidiary of Company; (b) conflict with, constitute a breach of, result in a default (or give rise to any rights of termination, cancellation or acceleration, or any right to acquire any securities or assets) under or require a consent or waiver under or require the payment of any penalty under any of the terms, conditions or provisions of any Scheduled Contract; (c) result in the creation or imposition of any Encumbrance on any of the properties or assets of Company or any of its Subsidiaries; or (d) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Company or any of its Subsidiaries or any of their respective properties or assets, except with respect to clauses (b), (c) and (d), for such violations, breaches, defaults or Encumbrances which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

        (d)   No consent of, approval of, notice to or filing with any Governmental Entity having jurisdiction over any aspect of the business or assets of Company or any of its Subsidiaries is required in connection with the execution and delivery by Company of this Agreement or the consummation by Company of the Merger or the other transactions contemplated hereby or thereby, except (i) under the Exchange Act (including the filing of the Proxy Statement with the SEC); (ii) such other filings or notifications as may be required under federal or state securities law; (iii) such other consents, approvals, waivers, orders, authorizations, registrations, declarations and filings, which if not obtained or made would not, individually or in the aggregate, materially affect the ability of the Company to consummate the Merger or reasonably be expected to have a Material Adverse Effect on the Company; (iv) applicable filings, notifications, approvals or consents under the HSR Act; and (v) the filing of a Certificate of Merger with the Secretary of State of the State of Georgia and the Secretary of State of the State of Delaware and appropriate documents with relevant authorities of other states in which the Company is qualified to do business.

        4.7.    Insurance.    Set forth in Section 4.7 of the Company Disclosure Letter is a list, as of the date hereof, of all policies of insurance carried and owned by Company or any of its Subsidiaries and which are in force on the date hereof. Each such policy is in full force and effect and is valid, outstanding and enforceable, and all premiums have been paid when due. No insurer under any such policy or bond has cancelled or indicated an intention to cancel or not to renew any such policy or bond or generally disclaimed liability thereunder. Neither Company nor any of its Subsidiaries is in default under any such policy or bond which is material to the operations of Company and its Subsidiaries and all material claims thereunder have been filed in a timely fashion.

        4.8.    Personal Property.    Company or one of its Subsidiaries owns or leases all tangible assets necessary for the conduct of their businesses as presently conducted. Company and its Subsidiaries have good title to all the material tangible properties and assets owned or stated to be owned by Company and its Subsidiaries, free and clear of all Encumbrances except: (a) as set forth in the Company SEC Documents filed prior to the date hereof or Financial Statements of Company; (b) for Encumbrances for current taxes not yet due; (c) for Encumbrances incurred in the ordinary course of business; or (d) for Encumbrances that are not substantial in character, amount or extent and that do not materially detract from the value, or interfere with present use, of the property subject thereto or affected thereby, or otherwise materially impair the conduct of business of Company.

        4.9.    Real Estate.    Neither Company nor any of its Subsidiaries owns real property. Company or a Subsidiary of the Company has a valid leasehold interest in all material real property leased by the Company or a Subsidiary of the Company, free and clear of all Encumbrances, except (a) for rights of lessors, co-lessees or sublessees in such matters that are reflected in the lease; (b) for current taxes not yet due and payable; and (c) for such Encumbrances, if any, as do not materially detract from the value of or materially interfere with the present use of such property. Section 4.9 of the Company Disclosure Letter sets forth a complete and accurate list of all real property leased, subleased or licensed by Company or any of its Subsidiaries (collectively "Company Leases") and the location of the premises. Neither Company nor any of its Subsidiaries nor, to Company's knowledge, any other party to any Company Lease, is in default under any of the Company Leases, except where the existence of such defaults, individually or in the aggregate, has not had a Material Adverse Effect. Each of the Company Leases is in full force and effect and is enforceable in accordance with its terms.

        4.10.    Litigation.    Except as disclosed in the Company SEC Documents filed prior to the date of this Agreement, there is no suit, action, investigation or proceeding (whether judicial, arbitral, administrative or other) pending or, to the knowledge of Company, threatened, against or affecting Company or any of its Subsidiaries as to which an adverse outcome would individually, or in the aggregate, reasonably be expected to have a Material Adverse Effect, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity outstanding against Company or any of its Subsidiaries having or which would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. There are no material judgments, decrees, stipulations or orders against Company or any of its Subsidiaries or enjoining their respective directors, officers or employees in respect of, or the effect of which is to prohibit, any business practice or the acquisition of any property or the conduct of business in any area.

        4.11.    Taxes.    Subject to such exceptions as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect:

          (a)   (i) All Tax Returns required to be filed by or on behalf of Company or its Subsidiaries have been duly and timely filed with the appropriate taxing authorities in all jurisdictions in which such Tax Returns are required to be filed (after giving effect to any valid extensions of time in which to make such filings), and all such Tax Returns were true, complete and correct; (ii) all Taxes due and payable by or on behalf of Company or its Subsidiaries, either directly, or otherwise, have been fully and timely paid, except to the extent adequately reserved therefor in accordance with GAAP and/or applicable regulatory accounting principles or banking regulations consistently applied on the Company balance sheet, and adequate reserves or accruals for Taxes have been provided in the Company balance sheet with respect to any period through the date thereof for which Tax Returns have not yet been filed or for which Taxes are not yet due and owing; and (iii) no agreement, waiver or other document or arrangement extending or having the effect of extending the period for assessment or collection of Taxes (including, but not limited to, any applicable statute of limitation) has been executed or filed with any taxing authority by or on behalf of Company or any of its Subsidiaries.

          (b)   Company and its Subsidiaries have complied with all applicable laws, rules and regulations relating to the payment and withholding of Taxes and have duly and timely withheld from any salaries, wages or other compensation paid to any employee or independent contractor, and have paid over to the appropriate taxing authorities all amounts required to be so withheld and paid over for all periods under all applicable laws.

          (c)   Company has furnished to Parent true and correct copies of (i) all income Tax Returns of Company relating to all taxable periods beginning after January 31, 2005; and (ii) any audit report issued within the last three years relating to any Taxes due from or with respect to Company and its Subsidiaries with respect to their income, assets or operations.

          (d)   No written claim has been made by a taxing authority in a jurisdiction where Company or any of its Subsidiaries does not file an income or franchise Tax Return such that Company or any of its Subsidiaries is or may be subject to taxation by that jurisdiction.

          (e)   (i) All deficiencies asserted or assessments made as a result of any examinations by any taxing authority of the Tax Returns of or covering or including Company or any of its Subsidiaries have been fully paid or adequately reserved therefor on the Company balance sheet and, to the Company's knowledge, there are no other audits or investigations by any taxing authority in progress, nor has Company or any of its Subsidiaries received any written notice from any taxing authority that it intends to conduct such an audit or investigation; (ii) no requests for a ruling or a determination letter are pending with any taxing authority; and (iii) no issue has been raised in writing by any taxing authority in any current or prior examination which, by application of the same or similar principles, could reasonably be expected to result in a proposed deficiency against Company or any of its Subsidiaries for any subsequent taxable period.

          (f)    Neither Company nor any of its Subsidiaries is a party to any tax allocation, indemnification or sharing agreement (or similar agreement or arrangement), whether written or not written, pursuant to which it will have any obligation to make any payments after the Closing.

          (g)   Neither Company nor any of its Subsidiaries has been a member of an Affiliated Group (other than a group whose common parent was Company).

          (h)   Neither Company nor any of its Subsidiaries has requests for rulings in respect of Taxes pending between Company or its Subsidiaries and any taxing authority.

          (i)    There is no contract, agreement, plan or arrangement covering any Person that, individually or collectively, could give rise to the payment of any amount that would not be deductible by Company or its affiliates by reason of Section 280G of the Code.

          (j)    There are no Encumbrances as a result of any due and unpaid Taxes upon any of the assets of Company or its Subsidiaries.

          (k)   Each agreement, plan or arrangement (whether written or oral) that is a "nonqualified deferred compensation plan" (as defined under Section 409A(d)(1) of the Code) has been operated and administered in reasonable, good faith compliance with Section 409A of the Code and the guidance provided thereunder from the period beginning January 1, 2005 through the date hereof and no such agreement, plan or arrangement which was in effect prior to October 4, 2004, which Company determined to not be subject to Section 409A of the Code, has been materially modified after October 3, 2004. No equity-based compensation arrangement or award granted under any such agreement, plan or arrangement is considered "deferred compensation" within the meaning of Section 409A of the Code.

          (l)    Each Company Stock Option that was not fully vested and exercisable as of December 31, 2004 has an exercise price at least equal to the fair market value, within the meaning of Section 409A of the Code, of a share of Company Stock on a date no earlier than the date of the corporate action authorizing the grant and has a grant date identical to the date of the corporate action authorizing the grant.

        4.12.    Compliance with Charter Provisions and Laws and Regulations.

        (a)   Neither Company nor any of its Subsidiaries is in default under or in breach or violation of (i) any provision of its Articles of Incorporation, as amended, or Bylaws, as amended, or (ii) any law, ordinance, rule or regulation promulgated by any Governmental Entity, except, with respect to this clause (ii), for such violations as would not have, individually or in the aggregate, a Material Adverse Effect. To the knowledge of Company, no investigation by any Governmental Entity with respect to Company or any of its Subsidiaries is pending or threatened, other than, in each case, those the outcome of which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

        (b)   To Company's knowledge, (i) Company and its Subsidiaries have complied with all Environmental Regulations and (ii) as of the date of this Agreement, there is no claim, action, suit, or proceeding or notice thereof before any Governmental Entity pending or, to the knowledge of Company, threatened against Company or any of its Subsidiaries and there is no outstanding judgment, order, writ, injunction, decree, or award against or affecting Company Property, Company or its Subsidiaries relating to any Environmental Regulations, in each case the noncompliance with which, or the presence of which would have a Material Adverse Effect. For purposes of this Agreement, the term "Environmental Regulations" shall mean all applicable statutes, regulations, rules, ordinances, codes, licenses, permits, orders, approvals, plans, authorizations, concessions, franchises, and similar items, of all Governmental Entities and all applicable judicial, administrative, and regulatory decrees, judgments, and orders relating to the protection of human health or the environment, including, without limitation, those pertaining to reporting, licensing, permitting, investigation, and remediation of emissions, discharges, releases, or threatened releases of Hazardous Materials, chemical substances, pollutants, contaminants, or hazardous or toxic substances, materials or wastes whether solid, liquid, or gaseous in nature, into the air, surface water, groundwater, or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of chemical substances, pollutants, contaminants, or hazardous or toxic substances, materials, or wastes, whether solid, liquid, or gaseous in nature and all requirements pertaining to the protection of the health and safety of employees or the public. "Company Property" shall mean real estate currently leased by Company or any of its Subsidiaries. "Hazardous Materials" shall mean any substance: (1) the presence of which requires investigation or remediation under any federal, state or local statute, regulation, ordinance, order, action, policy or common law; (2) which is or becomes defined as a hazardous waste, hazardous substance, hazardous material, used oil, pollutant or contaminant under any federal, state or local statute, regulation, rule or ordinance or amendments thereto.

        4.13.    Employees.    There are no controversies pending or, to the Company's knowledge, threatened between Company or any of its Subsidiaries and any of their respective employees that could reasonably be expected to have a Material Adverse Effect. Neither Company nor any of its Subsidiaries is a party to any collective bargaining agreement with respect to any of their respective employees or any labor organization to which employees or any of them belong.

        Company and each of its Subsidiaries has complied in all material respects with all laws and regulations related to employment and employment practices, including without limitation those related to wages, hours, worker classification, labor relations, collective bargaining, discrimination, equal opportunity, disability rights or benefits, workers' compensation, employee leave, immigration, and the payment and withholding of Taxes and other sums as required by applicable law. Company and each of its Subsidiaries has withheld and paid to the appropriate Governmental Entity or is holding for payment not yet due to such Governmental Entity all amounts required to be withheld from its employees and is not liable for any arrears of wages, Taxes, penalties or other sums for failure to comply with any of the foregoing. Since January 1, 2003, there are no independent contractors who have provided services to Company or any of its Subsidiaries for a period of six consecutive months or longer and each individual classified as an independent contractor has been properly so classified. Company has never had any temporary or leased employees.

        Since January 1, 2000, each employee of Company or any of its Subsidiaries has entered into a confidentiality and assignment of inventions agreement with Company, a copy or form of which has previously been delivered to Parent.

        Except as disclosed in the Company SEC Documents filed prior to the date hereof, no employee of Company or any of its Subsidiaries (i) has an employment agreement, (ii) to Company's knowledge is in violation of any term of any patent disclosure agreement, non-competition agreement, or any restrictive covenant to a former employer relating to the right of any such employee to be employed by Company or any of its Subsidiaries because of the nature of the business conducted or presently proposed to be conducted by Company or any of its Subsidiaries or to the use of trade secrets or proprietary information of others, or (iii) in the case of any key employee or group of key employees, as of the date hereof, has given notice to Company or any of its Subsidiaries that such employee or any employee in a group of key employees intends to terminate his or her employment with Company.

        Neither Company nor any of its Subsidiaries has caused or will cause any "employment loss" (as that term is defined or used in the Worker Adjustment Retraining Notification Act) at any time from the date that is 90 days immediately preceding Company's execution of this Agreement and continuing through the Closing Date.

        4.14.    Brokers and Finders.    The Company is not a party to or obligated under any agreement with any broker or finder relating to the transactions contemplated hereby.

        4.15.    Scheduled Contracts.    Except as set forth in Section 4.15 of the Company Disclosure Letter or the Company SEC Documents filed prior to the date hereof (each item listed or required to be listed in Section 4.15 of the Company Disclosure Letter or the Company SEC Documents filed prior to the date hereof being referred to herein as a "Scheduled Contract"), as of the date hereof, neither Company nor any of its Subsidiaries is a party or otherwise subject to (other than purchase or sales orders entered into in the ordinary course):

          (a)   any employment, deferred compensation, bonus or consulting contract that (i) has a remaining term, as of the date of this Agreement, of more than one year in length of obligation on the part of Company or any of its Subsidiaries and is not terminable by Company or any of its Subsidiaries within one year without penalty or (ii) requires payment by Company or any of its Subsidiaries of $100,000 or more per annum;

          (b)   any advertising, brokerage, distributor, representative or agency relationship or contract requiring payment by Company or any of its Subsidiaries of $100,000 or more per annum;

          (c)   any contract or agreement that restricts Company or any of its Subsidiaries (or would restrict any Affiliate of Company or the Surviving Corporation (including Merger Sub and its Subsidiaries) after the Effective Time of the Merger) from competing in any line of business with any Person;

          (d)   any lease of real or personal tangible property providing for annual lease payments by or to Company or any of its Subsidiaries in excess of $100,000 per annum;

          (e)   any material license agreement granting any right to use or practice any right under any material Intellectual Property (whether as licensor or licensee), excluding ordinary course of business customer contracts;

          (f)    any agreement in which Company or any of its Subsidiaries covenanted not to assert any right in any Intellectual Property to a third party, excluding customer contracts in ordinary course of business and confidentiality agreements;

          (g)   any stock purchase, stock option, stock bonus, stock ownership, profit sharing, group insurance, bonus, deferred compensation, severance pay, pension, retirement, savings or other incentive, welfare or employment plan or material agreement providing benefits to any present or former employees, officers or directors of Company or any of its Subsidiaries;

          (h)   any agreement to acquire equipment or any commitment to make capital expenditures of $100,000 or more;

          (i)    other than agreements entered into in the ordinary course of business, any agreement for the sale of any material property or assets in which Company or any of its Subsidiaries has an ownership interest or for the grant of any Encumbrance on any such property or asset;

          (j)    any agreement for the borrowing of any money and any guaranty agreement;

          (k)   any partnership or joint venture agreement, excluding reseller agreements, referral agent agreements and VARs;

          (l)    any material agreement which would be terminable other than by Company or any of its Subsidiaries as a result of the consummation of the transactions contemplated by this Agreement; or

          (m)  other than agreements entered into in the ordinary course of business, any other agreement of any other kind which involves future payments or receipts or performances of services or delivery of items requiring payment of $100,000 or more to or by Company or any of its Subsidiaries.

        Each Scheduled Contract is in full force and effect. Complete copies of all Scheduled Contracts, including all amendments and supplements thereto, have been delivered or made available to Parent.

        4.16.    Performance of Obligations.    Company has performed in all respects all of the obligations required to be performed by it to date and is not in default under or in breach of any term or provision of any Scheduled Contract to which it is a party, is subject or is otherwise bound, and no event has occurred that, with the giving of notice or the passage of time or both, would constitute such default or breach, except where such failure of performance, breach or default would not reasonably be expected to individually or in the aggregate have a Material Adverse Effect. To Company's knowledge, no party to any Scheduled Contract is in default thereunder.

        4.17.    Certain Material Changes.    Except as disclosed in the Company SEC Documents filed prior to the date hereof, since October 31, 2007, the Company and its Subsidiaries have conducted their respective businesses in the ordinary course of business and there has not been, occurred or arisen any of the following (whether or not in the ordinary course of business unless otherwise indicated):

          (a)   any change in methods of accounting or accounting practices, business, or manner of conducting business, of Company or any of its Subsidiaries or any other event or development that has had, individually or in the aggregate, a Material Adverse Effect;

          (b)   any damage, destruction or other casualty loss (whether or not covered by insurance) that has had a Material Adverse Effect;

          (c)   any amendment, modification or termination of any existing, or entry into any new, material contract or permit, that has had a Material Adverse Effect;

          (d)   any disposition by Company or any of its Subsidiaries of an asset the lack of which has had a Material Adverse Effect; or

          (e)   any direct or indirect redemption, purchase or other acquisition by Company or any of its Subsidiaries of any equity securities or any declaration, setting aside or payment of any dividend or other distribution on or in respect of Company Stock whether consisting of money, other personal property, real property or other things of value (except for dividends permitted by Section 6.1(b)).

        4.18.    Licenses and Permits.    Company and each of its Subsidiaries has all material licenses and permits that are necessary for the conduct of its business, and such licenses are in full force and effect in all material respects and the Company and each of its Subsidiaries are in compliance in all material respects with the terms thereof. The respective properties, assets, operations and businesses of Company and each of its Subsidiaries are and have been maintained and conducted, in all material respects, in compliance with all such applicable licenses and permits. No proceeding is pending or, to the knowledge of Company, threatened by any Governmental Entity which seeks to revoke or limit any such licenses or permits.

        4.19.    Undisclosed Liabilities.    Except for liabilities or obligations which do not individually or in the aggregate have a Material Adverse Effect, Company and its Subsidiaries have no liabilities or obligations, either accrued or contingent, that have not been: (a) reflected or disclosed in the Financial Statements of Company; (b) incurred subsequent to October 31, 2007 in the ordinary course of business consistent with past practices; or (c) disclosed in the Company SEC Documents filed prior to the date hereof.

        4.20.    Employee Benefit Plans.

        (a)   Company has previously made available to Parent copies of current documents constituting of each "employee benefit plan," as defined in Section 3(3) of ERISA, of which Company, any of its Subsidiaries or any member of the same controlled group of corporations, trades or businesses as Company within the meaning of Section 4001(a)(14) of ERISA ("ERISA Affiliates") is a sponsor or participating employer or as to which Company, any of its Subsidiaries or any of its ERISA Affiliates makes contributions or is required to make contributions and which is subject to any provision of ERISA and covers any employee, whether active or retired, of Company, any of its Subsidiaries or any of its ERISA Affiliates, together with all amendments thereto, all currently effective and related summary plan descriptions, the determination letter from the IRS, the annual reports for the most recent three years (Form 5500 including, if applicable, Schedule B thereto, and Form 11-K, if applicable) and a summary of material modifications prepared in connection with any such plan. Such plans are hereinafter referred to collectively as the "Employee Plans," and are listed in Section 4.20(a) of the Company Disclosure Letter. None of the Company, its Subsidiaries or any ERISA Affiliate has ever sponsored, maintained or been obligated to contribute to a "multiemployer plan" within the meaning of Section 3(37) of ERISA or any plan subject to Title IV of ERISA. Each Employee Plan that is intended to be qualified in form and operation under Section 401(a) of the Code has received a favorable determination letter from the IRS and the associated trust for each such Employee Plan is exempt from tax under Section 501(a) of the Code and Company knows of no fact that would materially adversely affect the qualified status of any such Employee Plan. No event has occurred that will subject such Employee Plans to a material amount of tax under Section 511 of the Code. All amendments required to bring each Employee Plan into conformity with all of the applicable provisions of ERISA, the Code and all other applicable laws have been made, except to the extent that such amendments that would retroactively cover any period prior to the Effective Time of the Merger are not required to be adopted prior to the Effective Time of the Merger.

        (b)   Company has previously made available to Parent copies or descriptions of each plan or arrangement maintained or otherwise contributed to by Company, any of its Subsidiaries or any of its ERISA Affiliates which is not an Employee Plan and which (exclusive of base salary and base wages and any benefit required solely under the law of any state) provides for any form of current or deferred compensation, bonus, stock option, stock awards, stock-based compensation or other forms of incentive compensation, or insurance, profit sharing, benefit, retirement, group health, disability, workers' compensation, welfare or similar plan or arrangement for the benefit of any employee or class of employees, whether active or retired, of Company, any of its Subsidiaries or any of its ERISA Affiliates. Such plans and arrangements are hereinafter collectively referred to as "Benefit Arrangements"), and are listed in Section 4.20(b) of the Company Disclosure Letter. There has been no increase in the compensation of or benefits payable to any senior executive employee of Company since April 30, 2006, nor any employment, severance or similar contract entered into with any such employee, nor any amendment to any such contract, since April 30, 2007.

        (c)   With respect to all Employee Plans and Benefit Arrangements, Company, its Subsidiaries and its ERISA Affiliates are in compliance in all material respects with the terms of such Employee Plans and Benefit Arrangements, the requirements prescribed by any and all statutes, governmental or court orders, or governmental rules or regulations currently in effect, including but not limited to ERISA and the Code, applicable to such plans or arrangements. All government reports and filings required by law have been properly and timely filed and all information required to be distributed to participants or beneficiaries has been distributed with respect to each Employee Plan. There is no pending or, to the Company's knowledge, threatened legal action, proceeding or investigation against or involving any Employee Plan or Benefit Arrangement, other than routine claims for benefits. No "prohibited transaction," as defined in Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Employee Plan that could subject the Company or any of its Subsidiaries or any person for whom the Company or any of its Subsidiaries has an obligation to indemnify to any material liability under Title I of ERISA or to the imposition of any material tax under Section 4975 of the Code. No "reportable event" as defined in ERISA has occurred with respect to any of the Employee Plans. All contributions required to be made to each of the Employee Plans or Benefit Arrangement under the terms of the Employee Plan, Benefit Arrangement and ERISA, the Code or any other applicable laws have been timely made.

        No act or omission has occurred and no condition exists with respect to any Employee Plan or Benefit Arrangement that would subject Company, its Subsidiaries or any ERISA Affiliate to (i) any material fine, penalty, tax or liability of any kind imposed under ERISA or the Code or (ii) any contractual indemnification or contribution obligation protecting any fiduciary, insurer or service provider with respect to any Employee Plan or Benefit Arrangement.

        Each Employee Plan and each Benefit Arrangement is amendable and terminable unilaterally by Company or its Subsidiaries at any time without liability or expense to Company or its Subsidiaries or such Employee Plan or Benefit Arrangement as a result thereof (other than for benefits accrued through the date of termination or amendment and reasonable administrative expenses related thereto) and no Employee Plan or Benefit Arrangement, plan documentation or agreement, summary plan description or other written communication distributed generally to employees by its terms prohibits Company or any of its Subsidiaries from amending or terminating any such Employee Plan or Benefit Arrangement.

        Section 4.20 of the Company Disclosure Letter discloses each: (i) agreement with any stockholder, director or executive officer of Company or any of its Subsidiaries (A) the benefits of which are contingent, or the terms of which are altered, upon the occurrence of a transaction involving Company or any of its Subsidiaries of the nature of any of the transactions contemplated by this Agreement (B) providing any term of employment or compensation guarantee or (C) providing severance benefits or other benefits after the termination of employment of such director or executive officer; (ii) agreement, plan or arrangement under which any person may receive payments from Company or any of its Subsidiaries that may be subject to the tax imposed by Section 4999 of the Code or included in the determination of such person's "parachute payment" under Section 280G of the Code; and (iii) agreement or plan binding Company or any of its Subsidiaries, including any stock option plan, stock appreciation right plan, restricted stock plan, stock purchase plan, severance benefit plan or Employee Plan and each Benefit Arrangement, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

        4.21.    Accounting Records and Internal Controls.    The Company has established and maintains an effective system of internal controls over financial reporting to provide reasonable assurance regarding the reliability of financial reporting and the preparation of its consolidated financial statements for external purposes in accordance with generally accepted accounting principles in the United States, including policies and procedures that (i) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of assets of the Company and its Subsidiaries, (ii) provide reasonable assurance that the Company and its transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that receipts and expenditures of the Company and its Subsidiaries are being made only in accordance with appropriate authorization of management and the Board of Directors of the Company, and (iii) provide reasonable assurance regarding prevention or detection of unauthorized acquisition, use or disposition of the assets of the Company and its Subsidiaries. The Company has disclosed, based on its most recent evaluation of internal control over financial reporting to the Company's independent auditors and the audit committee of the Board of Directors of the Company all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company's ability to record, process, summarize and report financial information and any fraud, whether or not material, that involves Company management or other employees who have a significant role in the Company's internal control over financial reporting. The Company has established and maintains effective disclosure controls and procedures to ensure that all material information relating to the Company and its Subsidiaries required to be disclosed by the Company in the reports that its files with or submits to the SEC under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the SEC's rules and forms and that such material information is accumulated and communicated to the Company's management to allow timely decisions regarding required disclosure.

        4.22.    Vote Required.    The affirmative vote of the holders of a majority of the outstanding shares of Company Stock to adopt this Agreement is the only vote of the holders of any class or series of Company capital stock necessary to approve and adopt this Agreement and the transactions contemplated hereby (including the Merger) and to consummate the transactions contemplated hereby.

        4.23.    Disclosure Documents and Applications.    None of the information supplied or to be supplied by or on behalf of Company in writing ("Company Supplied Information") for inclusion in any documents to be filed with the SEC or any other Governmental Entity in connection with the transactions contemplated in this Agreement will, at the respective times such documents are filed or become effective, or with respect to the Proxy Statement when mailed, at the time of the Company Shareholders' Meeting or of the Effective Time of the Merger, with respect to the Company Supplied Information, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

        4.24.    Intellectual Property.

        (a)   As used herein, the term "Intellectual Property" means all intellectual property rights arising under the laws of the United States or any other jurisdiction with respect to the following: (i) trade names, trademarks and service marks (registered and unregistered), domain names and applications to register any of the foregoing (collectively, "Marks"); (ii) patents and patent applications (collectively, "Patents"); (iii) copyrights and registrations and applications therefor (collectively, "Copyrights"); and (iv) know-how, inventions, discoveries, methods, processes, technical data, specifications, customer lists, in each case that derives economic value (actual or potential) from not being generally known to other persons who can obtain economic value from its disclosure (collectively, "Trade Secrets").

        (b)   Section 4.24(b) of the Company Disclosure Letter sets forth an accurate and complete list of all registered Marks and applications for registration of Marks owned by the Company (collectively, "Company Registered Marks"), Section 4.24(b) of the Company Disclosure Letter also sets forth an accurate and complete list of all Patents owned by the Company or any of its Subsidiaries (collectively, the "Company Patents" and, together with the Company Registered Marks, the "Company Registered IP"). Neither the Company nor any of its Subsidiaries has been or is now involved in any interference, reissue, reexamination, opposition, cancellation or concurrent use proceeding with respect to the Company Registered IP and, to the knowledge of the Company, no such action is or has been threatened with respect to any of the Company Registered IP. The Company Registered IP relating to the Company's or any of its Subsidiaries' existing products and products currently under development is valid, subsisting and, to the knowledge of the Company, enforceable, and no notice or claim challenging the validity or enforceability or alleging the misuse of any of the Company Registered IP has been received by the Company. Other than abandoned patent applications, (i) neither the Company nor any of its Subsidiaries has taken any action or failed to take any action that could reasonably be expected to result in the abandonment, cancellation, forfeiture, relinquishment, invalidation or unenforceability of any of the Company Registered IP, and (ii) all filing, examination, issuance, post registration, renewal and maintenance fees, annuities and the like associated with or required with respect to any of the Company Registered IP have been timely paid, except for any such actions and failures as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

        (c)   The Company and its Subsidiaries own or possess adequate licenses or other valid rights to use, all of the Intellectual Property that is necessary for the conduct of the Company's businesses as currently conducted and where the failure to own or possess such license or other valid rights to use such Intellectual Property would have a Material Adverse Effect. None of the Intellectual Property owned by the Company or any of its Subsidiaries is subject to any outstanding order, judgment, or stipulation restricting the use thereof by the Company or any of its Subsidiaries.

        (d)   Section 4.24(d) of the Company Disclosure Letter sets forth an accurate and complete list of all agreements in which Company or any of its Subsidiaries is granted the right to use Intellectual Property owned by a third party. The rights licensed under each agreement granting to the Company or any of its Subsidiaries any material right or license under or with respect to any Intellectual Property owned by a third party shall be exercisable by the Surviving Corporation on and after the Closing to the same extent in all material respects as by the Company prior to the Closing. No loss or expiration of any such agreement is pending or reasonably foreseeable or, to the knowledge of the Company, threatened. Any and all license fees, royalties, or other amounts due and payable prior to the date hereof with respect to any such licensed Intellectual Property have been paid in full or are accrued on the Company's financial statements. Neither the Company nor any of its Subsidiaries has granted to any third party any exclusive rights under any Intellectual Property owned by the Company or any of its Subsidiaries or otherwise granted any rights under such Intellectual Property outside the ordinary course of business.

        (e)   The Intellectual Property owned by or validly licensed to the Company or its Subsidiaries constitutes all the material Intellectual Property rights necessary for the conduct of the Company's business as it is currently conducted and contemplated to be conducted.

        (f)    To the knowledge of Company, none of the products or services used, distributed, sold or offered by the Company or any of its Subsidiaries, nor any technology, materials or Intellectual Property used, sold, distributed or otherwise commercially exploited by or for the Company or any of its Subsidiaries, in any material respect, infringes upon, misappropriates or violates any Intellectual Property of any third party. Neither the Company nor any of its Subsidiaries has received any notice or claim asserting or suggesting in writing that any such infringement, misappropriation, violation, or dilution has occurred. To the knowledge of the Company (i) no third party is, in any material respect, misappropriating or infringing any material Intellectual Property owned by the Company or any of its Subsidiaries; and (ii) no third party has made any unauthorized disclosure of any material Trade Secrets of the Company or any of its Subsidiaries

        (g)   Neither Company nor any of its Subsidiaries has licensed, distributed or disclosed, and knows of no distribution or disclosure by others (including its employees and contractors) of, the source code for any software currently included in the products or used in the services of Company and its Subsidiaries ("Company Source Code") to any Person, and Company and each of its Subsidiaries has taken all reasonable physical and electronic security measures to prevent disclosure of such Company Source Code. No event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time, or both) will, nor will the consummation of the transactions contemplated hereby, result in the disclosure or release of such Company Source Code by Company or its Subsidiaries, an escrow agent(s) or any other Person to any third party.

        (h)   All of the software included in the current products or used in the services of Company and its Subsidiaries (i) have been designed, authored, tested and debugged by regular employees of Company or its Subsidiaries within the scope of their employment or by independent contractors of Company or its Subsidiaries who have executed valid and binding agreements expressly assigning all right, title and interest in such copyrightable materials to Company and waived any non-assignable rights (including moral rights therein) or (ii) is software for which the Company or its Subsidiaries had or has, as applicable, the rights to use in performing the services of the Company and its Subsidiaries pursuant to agreements listed in Section 4.24(h) of the Company Disclosure Letter.

        (i)    Section 4.24(i) of the Company Disclosure Letter lists all Open Source Materials that Company or any of its Subsidiaries has utilized in any way in the software included in the products or used in the services of Company or any of its Subsidiaries and describes the manner in which such Open Source Materials have been utilized, including, without limitation, whether and how the Open Source Materials have been modified and/or distributed by Company or any of its Subsidiaries, and whether the Company or any of its Subsidiaries has (i) incorporated Open Source Materials into, or combined Open Source Materials with, the software included in the products or used in the services of Company or any of its Subsidiaries; (ii) distributed Open Source Materials in conjunction with any other software developed or distributed by Company or any of its Subsidiaries; or (iii) used Open Source Materials that create, or purport to create, obligations for Company or any of its Subsidiaries with respect to the software included in the products or used in the services of Company or any of its Subsidiaries or grant, or purports to grant, to any third party, any rights or immunities under Intellectual Property rights (including, but not limited to, using any Open Source Materials that require, as a condition of exploitation of such Open Source Materials, that other software incorporated into, derived from or distributed with such Open Source Materials be (a) disclosed or distributed in source code form, (b) licensed for the purpose of making derivative works, or (c) redistributable at no charge or minimal charge). "Open Source Materials" means all software, documentation or other material that is distributed as "free software", "open source software" or under a similar licensing or distribution model, including, but not limited to, the GNU General Public License (GPL), GNU Lesser General Public License (LGPL) Mozilla Public License (MPL), or any other license described by the Open Source Initiative as set forth on www.opensource.org.

        (j)    Since January 1, 2000, each employee of Company and its Subsidiaries and each independent contractor of Company and its Subsidiaries has executed a valid and binding written agreement expressly assigning to Company and its Subsidiaries all right, title and interest in any inventions and works of authorship, whether or not patentable, invented, created, developed, conceived and/or reduced to practice during the term of such employee's employment or such independent contractor's work for Company and its Subsidiaries, and all Intellectual Property rights therein, and has waived all moral rights therein to the extent legally permissible.

        4.25.    Fairness Opinion.    Company has received the opinion of ValueScope, Inc. dated as of the date hereof, to the effect that, based upon and subject to the matters set forth in the opinion, the Merger Consideration is fair from a financial point of view to the holders of the Company Stock.

        4.26.    Restrictions on Business Activities.    Neither the Company nor any of its Subsidiaries is party to or bound by any contract containing any covenant limiting in any material respect the right of the Company or any of its Subsidiaries to engage or compete in any line of business.

        4.27.    Customers.    Section 4.27 of the Company Disclosure Letter accurately identifies, and provides an accurate and complete breakdown of the revenues received from, each of the top 20 customers of Company by revenue for each of the fiscal years ended January 31, 2007 and January 31, 2008.

        4.28.    No Additional Representations.    Company does not make, and has not made, any representations or warranties relating to Company or any of its Subsidiaries or the business of Company or otherwise in connection with the transactions contemplated hereby other than those expressly set forth in this Agreement that are made by Company. Without limiting the generality of the foregoing, Company has not made, and shall not be deemed to have made, any representations and warranties in any presentation of the business of Company in connection with the transactions contemplated hereby and, accordingly, no statement made in any such presentation shall be deemed a representation or warranty hereunder or otherwise. It is understood that any cost estimates, projections or other predictions, any data, any financial information or any memoranda or offering materials or presentations are not and shall not be deemed to be or to include representations or warranties of Company. No person has been authorized by Company to make any representation or warranty relating to Company, or any of its Subsidiaries, the business of Company or otherwise in connection with the transactions contemplated hereby and, if made, such representation or warranty must not be relied upon as having been authorized by Company.

ARTICLE 5.

REPRESENTATIONS AND WARRANTIES OF PARENT

        Parent represents and warrants to Company as follows:

        5.1.    Incorporation, Standing and Power.    Parent has been duly organized, is validly existing and in good standing as a corporation under the laws of the State of Delaware. Merger Sub has been duly organized, is validly existing and in good standing as a corporation under the laws of the State of Delaware. Merger Sub has conducted no business or operations and has no material liabilities other than its obligations under this Agreement.

        5.2.    Authority.

        (a)   The execution and delivery by Parent of this Agreement, and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Parent. The execution and delivery by Merger Sub of this Agreement, and the consummation of the transactions contemplated hereby, have been duly and validly authorized by all necessary corporate action on the part of Merger Sub.

        (b)   This Agreement is a valid and binding obligation of Parent and Merger Sub, in each case enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, liquidation, receivership, conservatorship, insolvency, fraudulent conveyance, moratorium or other similar laws affecting the rights of creditors generally and by general equitable principles.

        (c)   Neither the execution and delivery by Parent or Merger Sub of this Agreement, the consummation of the transactions contemplated herein, nor compliance by Parent and Merger Sub with any of the provisions hereof, will: (a) conflict with or result in a breach of any provision of their respective governing documents; (b) constitute a breach of or result in a default (or give rise to any rights of termination, cancellation or acceleration, or any right to acquire any securities or assets) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, franchise, license, permit, agreement or other instrument or obligation to which Parent or any Subsidiary of Parent is a party, or by which Parent or any Subsidiary of Parent or any of its properties or assets is bound; or (c) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Parent or any Subsidiary of Parent or any of their respective properties or assets (except with respect to clauses (b) and (c) as would not be reasonably likely to have a material adverse effect on the ability of Parent and Merger Sub to consummate the transactions contemplated by this Agreement).

        (d)   No consent of, approval of, notice to or filing with any Governmental Entity having jurisdiction over any aspect of the business or assets of Parent or any of its Subsidiaries, is required in connection with the execution and delivery by Parent or Merger Sub of this Agreement, or the consummation by Parent and Merger Sub of the Merger or the transactions contemplated hereby, except (i) applicable filings, notifications, approvals or consents under the HSR Act; and (ii) the filing of a Certificate of Merger with the Secretary of State of the State of Georgia and the Secretary of State of the State of Delaware.

        5.3.    Financing.    Parent has available sufficient cash or other liquid assets or financial resources which may be used to fund the Merger and perform its other obligations hereunder. Parent's ability to consummate the transactions contemplated by this Agreement is not contingent on raising any equity capital, obtaining financing therefor, consent of any lender or any other matter.

        5.4.    Litigation.    No claim, action, proceeding or investigation is pending or, to the knowledge of Parent, threatened, that seeks to delay or prevent the consummation of, or that would be reasonably likely to materially adversely affect Parent's or Merger Sub's ability to consummate the transactions contemplated by this Agreement.

        5.5.    Ownership of Merger Sub.    Merger Sub is a direct wholly owned subsidiary of Parent. Merger Sub has not conducted any activities other than in connection with the organization of Merger Sub, the negotiation and execution of this Agreement and the consummation of the transactions contemplated hereby. Merger Sub has no Subsidiaries.

        5.6.    Accuracy of Information Furnished for Company Proxy Statement.    None of the information supplied or to be supplied by or on behalf of Parent in writing ("Parent Supplied Information") for inclusion in any documents to be filed by Company with the SEC or any other Governmental Entity in connection with the transactions contemplated in this Agreement will, at the respective times such documents are filed or become effective, or with respect to the Proxy Statement when mailed, at the time of the Company Shareholders' Meeting or of the Effective Time of the Merger, with respect to the Parent Supplied Information, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

        5.7.    Ownership of Company Capital Stock.    Neither Parent nor Merger Sub is, nor at any time during the last three (3) years has it been, an "interested stockholder" of the Company as defined in the GBCC. Neither Parent nor Merger Sub owns (directly or indirectly, beneficially or of record) or is a party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in each case, any shares of capital stock of the Company (other than as contemplated by this Agreement).

ARTICLE 6.

COVENANTS OF COMPANY PENDING EFFECTIVE TIME OF THE MERGER

        Company covenants and agrees with Parent and Merger Sub as follows:

        6.1.    Limitation on Conduct Prior to Effective Time of the Merger.    Between the date hereof and the earlier of the Effective Time of the Merger or the termination of the Agreement, except as contemplated by this Agreement and subject to requirements of law and regulation, Company agrees to conduct, and to cause each Subsidiary to conduct, its business in the ordinary course in substantially the manner heretofore conducted, and, except as provided in Section 6.1 of the Company Disclosure Letter, Company shall not, and shall cause each of its Subsidiaries not to, without the prior written consent of Parent, which consent shall not be unreasonably withheld or delayed:

          (a)   issue, sell or grant any Company Stock (except pursuant to the exercise of Company Stock Options outstanding as of the date hereof), any other securities (including long term debt) of Company, or any rights, stock appreciation rights, options or securities to acquire any Company Stock, or any other securities (including long term debt) of Company or enter into any agreements to take any such actions, or authorize the issuance of any other securities in lieu of or in substitution for, shares for its capital stock;

          (b)   (i) declare, set aside or pay any dividend or make any other distribution upon any of the capital stock of Company, or (ii) split, combine or reclassify any shares of capital stock or other securities of Company;

          (c)   purchase, redeem or otherwise acquire any capital stock or other securities of Company or any rights, options, or securities to acquire any capital stock or other securities of Company;

          (d)   except as may be required to effect the transactions contemplated herein, amend its Articles of Incorporation or Bylaws;

          (e)   except as provided in Article XII, grant any increase in salary, incentive compensation or employee benefits or pay any bonus to any Person or voluntarily accelerate the vesting of any employee benefits, other than payments of bonuses consistent with past practice pursuant to plans in effect on the date hereof and disclosed in Section 4.20 of the Company Disclosure Letter, increases in salary consistent with past practice to Persons eligible for such salary increases on the regularly scheduled review dates of their employment, provided that the percentage increase in salaries for all such Persons shall not exceed four percent on average;

          (f)    make any capital expenditure or commitments with respect thereto in excess of $350,000 in the aggregate, except for capital expenditures described in the Company Disclosure Letter and ordinary repairs, renewals and replacements in the ordinary course of business consistent with past practice;

          (g)   compromise or otherwise settle or adjust any assertion or claim of a deficiency in taxes (or interest thereon or penalties in connection therewith), extend the statute of limitations with any tax authority or file any pleading in court in any tax litigation or any appeal from an asserted deficiency, or file or amend any federal, foreign, state or local tax return, or make any tax election that is inconsistent with Company's current tax election practices;

          (h)   change or make any tax elections or its tax or accounting policies and procedures or any method or period of accounting unless required by GAAP or a Governmental Entity;

          (i)    grant or commit to grant any extension of credit or amend the terms of any such credit outstanding on the date hereof to any executive officer, director or holder of 10% or more of the outstanding Company Stock, or any Affiliate of such Person;

          (j)    close or relocate any offices at which business is conducted or open any new offices;

          (k)   adopt or enter into any new employment agreement with any executive level employee or other employee benefit plan or arrangement or amend or modify any employment agreement or employee benefit plan or arrangement of any such type except for such amendments as are required by law including amendments to comply with Section 409A of the Code; provided, however, that Parent shall have a reasonable opportunity to review and comment on any such amendments prior to their effectiveness;

          (l)    initiate, solicit or knowingly encourage (including by way of furnishing information or assistance), or take any other action to facilitate, any inquiries or the making of any proposal which constitutes, or would reasonably be expected to lead to, any Competing Transaction (as such term is defined below), or negotiate or have any discussions with any person in furtherance of such inquiries or to obtain a Competing Transaction, or agree to or endorse any Competing Transaction, or approve or recommend, or execute or enter into, any letter of intent, agreement in principle, merger agreement, asset purchase or share exchange or issuance agreement, option agreement, or other similar agreement related to any Competing Transaction or agree to do any of the foregoing, or authorize any of its officers, directors or employees or any investment banker, financial advisor, attorney, accountant or any other representative retained by it or any of its Affiliates (the "Representatives") to take any such action, and will cause the Representatives not to take any such action. For purposes of this Agreement, "Competing Transaction" shall mean any of the following involving Company and any Person other than Parent or any of its Affiliates: any merger, consolidation, share exchange or other business combination; a sale, lease, exchange, mortgage, pledge, transfer or other disposition of assets of Company representing 20% or more of the consolidated assets of Company; a sale of shares of capital stock (or securities convertible or exchangeable into or otherwise evidencing, or any agreement or instrument evidencing, the right to acquire capital stock) by the Company, representing 20% or more of the voting power of Company; or a tender offer or exchange offer for at least 20% of the outstanding shares of Company. Company will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties (other than Parent) conducted heretofore with respect to any of the foregoing. Company shall take the necessary steps to inform promptly the appropriate individuals or entities referred to above of the obligations undertaken in this Section. Company shall notify Parent within 48 hours of the receipt of any such inquiries, proposals or offers, the request for any such information, or the initiation or continuation of any such negotiations or discussions which are sought to be initiated or continued with Company. Notwithstanding any other provision in this Section 6.1(l), prior to the duly convened meeting of the shareholders of the Company required by Section 6.6, and subject to compliance with the other terms of this Section 6.1(l), and to first entering into a confidentiality agreement having confidentiality provisions that are no less favorable to Company than those contained in the Confidentiality Agreement, the Board of Directors of Company shall be permitted to engage in discussions or negotiations with, or provide any nonpublic information or data to, any Person in response to an unsolicited bona fide written proposal for a Competing Transaction by such Person first made after the date hereof which the Board of Directors of Company concludes in good faith (after consultation with its financial advisor) constitutes or is reasonably likely to result in a Superior Proposal (as defined below), or to recommend such Superior Proposal to the holders of Company Stock, if and only to the extent that the Board of Directors of Company reasonably determines in good faith (after consultation with outside legal counsel) that failure to do so would be inconsistent with its fiduciary duties under applicable law; provided, that Company and the

  Board of Directors of Company shall have given Parent at least three calendar days prior notice of its intent to determine that a Competing Transaction constitutes or is reasonably likely to result in a Superior Proposal (the "Three Day Period") before taking any such action (with any modification to the financial or other material terms of any such Competing Transaction requiring a new notice to Parent and a new Three Day Period); provided, further, that Company and the Board of Directors of Company shall keep Parent informed on a current basis of the status and terms of any such proposals, offers, discussions or negotiations (including the parties thereto) and shall consider any amendments or modifications to this Agreement that Parent may propose to make during any such Three Day Period in making any determination regarding such Competing Transaction (including whether such Competing Transaction is or remains a Superior Proposal). For purposes of this Agreement, "Superior Proposal" shall mean a bona fide written proposal for a Competing Transaction which the Board of Directors concludes in good faith, after consultation with its financial advisor and its outside legal advisors, taking into account all legal, financial, regulatory and other aspects of the proposal and the Person making the proposal, that the proposal is more favorable to the Company's shareholders from a financial point of view, than the transactions contemplated by this Agreement; provided, however, that no Competing Transaction shall be deemed a Superior Proposal if any financing required to consummate the Competing Transaction is not committed. Provided, that, for purposes of this definition of "Superior Proposal" the term Competing Transaction shall have the meaning assigned to such term in this Section 6.1(l), except that the reference to "20% or more" in the definition of Competing Transaction shall be deemed to be a reference to "a majority". Nothing in this Section 6.1(l) shall prohibit Company or its Board of Directors from taking and disclosing to the Company shareholders a position with respect to a Competing Transaction to the extent required under Rule 14d-9 or 14e-2 of the Exchange Act, or from making such disclosure to the Company shareholders that, after consultation with outside counsel, the Board of Directors determines is otherwise required under applicable law; provided, however, that any disclosure by the Company constituting a withdrawal, modification or change in its recommendation to approve this Agreement in a manner adverse to Parent or an approval, adoption or recommendation of a Competing Transaction (it being agreed that a recommendation against a tender or exchange offer or a "stop-look-and-listen" communication to shareholders of Company limited to the statements described in Rule 14d-9(f) of the Exchange Act shall not in and of themselves be deemed such a withdrawal, modification or change in its recommendation or an approval, adoption or recommendation of a Competing Transaction), shall be deemed to constitute an approval or recommendation of a Competing Transaction for purposes of this Section 6.1(l) and Section 13.1(h);

          (m)  grant any Person a power of attorney or similar authority;

          (n)   make any investment by purchase of stock or securities, contributions to capital, property transfers or otherwise in any other Person, except for federal funds, obligations of the United States Treasury or an agency of the United States Government the obligations of which are entitled to or implied to have the full faith and credit of the United States government and which have an original maturity not in excess of one year, bank qualified investment grade municipal bonds, in any case, in the ordinary course of business consistent with past practices;

          (o)   amend or modify any Scheduled Contract or enter into any agreement or contract that would be required to be a Scheduled Contract under Section 4.15 or waive, release or assign any rights or claims thereunder; provided, that Company may renew an existing Scheduled Contract in the ordinary course of business on substantially equivalent terms and may amend any Scheduled Contract, employment agreement or other agreement to comply with Section 409A of the Code; provided, however, that Parent shall have a reasonable opportunity to review and comment on any such amendments prior to their effectiveness;

          (p)   sell, transfer, mortgage, encumber or otherwise dispose of any assets or release or waive any claim, except in the ordinary course of business and consistent with past practices;

          (q)   take any action which would or could reasonably be expected to (i) adversely affect the ability of Parent or Company to obtain any necessary approval of any Governmental Entity required for the transactions contemplated hereby; (ii) adversely affect Company's ability to perform its covenants and agreements under this Agreement; or (iii) result in any of the conditions to the performance of Parent's or Company's obligations hereunder, as set forth in Articles 9, 10 or 11 herein, not being satisfied;

          (r)   except as allowed under this Section 6.1, make any special or extraordinary distributions or payments to any Person;

          (s)   initiate or settle any material claim, action or proceeding involving any material liability for monetary damages or enter into any settlement agreement containing material obligations;

          (t)    incur any indebtedness for borrowed money or assume, guaranty, endorse or otherwise as an accommodation become responsible for the obligations of any other person, except for in the ordinary course or short-term borrowings made at prevailing market rates and terms consistent with prior practice;

          (u)   enter into any new line of business;

          (v)   acquire (A) by merging or consolidating with, or by purchasing all or a substantial portion of the assets or any stock of, or by any other manner, any business or any corporation, partnership, joint venture, limited liability company, association or other business organization or division thereof or (B) any assets that are material, in the aggregate, to Company and its Subsidiaries, taken as a whole;

          (w)  fail to pay accounts payable and other obligations in the ordinary course of business;

          (x)   except for a confidentiality agreement as permitted by Section 6.1(l), enter into an agreement with respect to any merger, consolidation, liquidation or business combination, or any acquisition or disposition of all or substantially all of the assets or securities of Company or any of its Subsidiaries;

          (y)   adopt or implement any shareholder rights plan;

          (z)   except in the ordinary course of business, license any material intellectual property rights to or from any third party;

          (aa) engage in any material transaction or incur or sustain any material obligation not in the ordinary course of business consistent with past practice; and

          (bb) agree or make any commitment to take any actions prohibited by this Section 6.1.

        6.2.    Affirmative Conduct Prior to Effective Time of the Merger.    Between the date hereof and the Effective Time of the Merger, Company shall:

          (a)   use its commercially reasonable efforts consistent with this Agreement to maintain and preserve intact its present business organization and to maintain and preserve its relationships and goodwill with customers, employees and others having business relationships with Company;

          (b)   use its commercially reasonable efforts to keep in full force and effect all of the existing material permits and licenses of Company;

          (c)   use its commercially reasonable efforts to maintain insurance coverage at least equal to that now in effect on all properties which it owns or leases and on its business operations;

          (d)   perform its material contractual obligations and not become in material default on any such obligations;

          (e)   duly observe and conform in all material respects to all lawful requirements applicable to its business;

          (f)    maintain its assets and properties in good condition and repair, normal wear and tear excepted;

          (g)   except as provided in Section 6.2(g) of the Company Disclosure Letter, file all Tax Returns required to be filed with any tax authority in accordance with all applicable laws, timely pay all Taxes due and payable as shown in the respective Tax Returns that are so filed and ensure that the Tax Returns will, as of the time of filing, be based on tax positions that have substantial support under all applicable laws; and

          (h)   promptly notify Parent regarding receipt from any tax authority of any notification of the commencement of an audit, any request to extend the statute of limitations, any statutory notice of deficiency, any revenue agent's report, any notice of proposed assessment, or any other similar notification of potential adjustments to the Tax liabilities or attributes of Company, or any actual or threatened collection enforcement activity by any Tax authority with respect to tax liabilities of Company.

        6.3.    Access to Information.    Company will (and will cause its Subsidiaries to) afford, upon reasonable notice, to Parent and its representatives, counsel, accountants, agents and employees reasonable access during normal business hours to all of their business, operations, properties, books, files and records and will do everything reasonably necessary to enable Parent and its representatives, counsel, accountants, agents and employees to make a complete examination of the financial statements, business, assets and properties of Company and its Subsidiaries and the condition thereof and to update such examination at such intervals as Parent shall deem appropriate. Such examination shall be conducted in cooperation with the officers of Company and in such a manner as to minimize any disruption of, or interference with, the normal business operations of Company. Upon the request of Parent, and upon Parent's execution and delivery of a customary waiver, Company will request BDO to provide reasonable access to representatives of Ernst & Young LLP, working on behalf of Parent, to auditors' work papers with respect to the business and properties of Company and its Subsidiaries, including tax accrual work papers prepared for Company during the preceding 60 months, other than (a) books, records and documents covered by the attorney-client privilege, or that are attorneys' work product, and (b) books, records and documents that Company are legally obligated to keep confidential. All documents and information concerning Company and its Subsidiaries so obtained from any of them (except to the extent that such documents or information are a matter of public record or require disclosure in the Proxy Statement or any of the public portions of any applications required to be filed with any Governmental Entity to obtain the approvals and consents required to effect the transactions contemplated hereby), shall be subject to the Confidentiality Agreement.

        6.4.    Filings.    Company agrees that through the Effective Time of the Merger, Company's reports, proxy statements, registrations, statements and other filings required to be filed with any applicable Governmental Entity will comply in all material respects with all the applicable statutes, rules and regulations enforced or promulgated by the Governmental Entity with which it will be filed and none will contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

        6.5.    Notices; Reports.    Company agrees that through the Effective Time of the Merger, Company will promptly notify Parent of any event of which Company obtains knowledge which has had or may have a Material Adverse Effect, or in the event that Company determines that it is unable to fulfill any of the conditions to the performance of Parent's obligations hereunder, as set forth in Articles 9 or 11 herein, and Company will furnish Parent (i) as soon as available, and in any event within one Business Day after it is mailed or delivered to the Board of Directors of Company or committees thereof, any report by Company for submission to the Board of Directors of Company or committees thereof, provided, however, that Company need not furnish to Parent communications of Company's legal counsel regarding Company's rights and obligations under this Agreement, (ii) as soon as available, all proxy statements, information statements, financial statements, reports, letters and communications sent by Company to its shareholders or other security holders, and all reports filed by Company with the SEC or other Governmental Entities, and (iii) such other existing reports as Parent may reasonably request relating to Company.

        6.6.    Company Shareholders' Meeting.    As promptly as practicable after the execution of this Agreement, Company will take action necessary in accordance with applicable law and its Articles of Incorporation and Bylaws to convene a meeting of its shareholders to consider and vote upon this Agreement and the transactions contemplated hereby so as to permit the consummation of the transactions contemplated hereby. The Board of Directors of Company shall recommend that its shareholders approve this Agreement and the transactions contemplated hereby, including the Merger; provided, however, that the Board of Directors of Company may withdraw, modify or change its recommendation to the shareholders if the Board determines in good faith, following consultation with outside legal counsel, that failure to do so would be inconsistent with its fiduciary duties under applicable law. Subject to the proviso of the immediately preceding sentence, Company will use its reasonable efforts to obtain the requisite affirmative vote of the holders of the outstanding Company Stock for the approval and adoption of this Agreement and the Merger. Prior to the termination of this Agreement in accordance with Section 13.1, (i) nothing contained in Section 6.1 shall limit in any way the obligation of Company to convene and hold the Company Shareholders' Meeting in accordance with this Section 6.6 and (ii) Company shall not submit to the vote of its shareholders any Competing Transaction other than the transactions contemplated by this Agreement.

        6.7.    Proxy Statement.    Company will promptly prepare or cause to be prepared the Proxy Statement, and further agrees to provide any information reasonably requested by Parent for the preparation of any applications necessary to consummate the transactions contemplated hereby. Company shall afford Parent a reasonable opportunity to review all such applications and all amendments and supplements thereto before the filing thereof. Company covenants and agrees that, with respect to the information relating to Company, the Proxy Statement will comply in all material respects with the provisions of applicable law, and will not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading and will correct any statement in any earlier communication with respect to the solicitation of proxies for the Company's Shareholders' Meeting which has become false or misleading. If at any time prior to the Company Shareholders' Meeting any fact or event relating to Company or any of its Affiliates which should be set forth in a supplement to the Proxy Statement should be discovered by Company or should occur, Company shall, promptly after becoming aware thereof, inform Parent of such fact or event. Company will use its commercially reasonable efforts to assist Parent in obtaining all approvals or consents of Governmental Entities necessary to effect the Merger and the transactions contemplated herein. Notwithstanding anything to the contrary stated above, prior to filing or mailing the Proxy Statement or any other filing with the SEC required in connection with the transactions contemplated hereby (or, in each case, any amendment to supplement thereto) or responding to any comments of the SEC with respect thereto, the party responsible for filing or mailing such document shall provide the other party an opportunity to review and comment on such document or response and shall include in such document or response comments reasonably proposed by the other party; provided, however, the party responsible for filing or mailing such document shall not be liable for the comments included at the request of such other party to the extent such comments consist of information provided by such other party.

        6.8.    FIRPTA Certificate.    At the Closing, Company shall deliver to Parent a properly executed Foreign Investment in Real Property Tax Act of 1980 Certificate, in form and substance satisfactory to Parent, which states that shares of capital stock of Company do not constitute "United States real property interests" under Section 897(c) of the Code, for purposes of satisfying Parent's obligations under Treasury Regulations Section 1.1445-2(c)(3).

ARTICLE 7.

COVENANTS OF PARENT AND MERGER SUB

        Parent and Merger Sub covenant and agree with Company as follows:

        7.1.    Limitation on Conduct Prior to Effective Time of the Merger.    Between the date hereof and the Effective Time of the Merger, except as contemplated by this Agreement, each of Parent and its Subsidiaries shall not, without the prior written consent of Company, which consent Company shall not unreasonably withhold or delay:

          (a)   take any action which would or is reasonably likely to (i) materially adversely affect the ability of Parent or Merger Sub to obtain any necessary approvals of any Governmental Entity required for the transactions contemplated hereby; (ii) materially adversely affect Parent's or Merger Sub's ability to perform its covenants and agreements under this Agreement; or (iii) result in any of the conditions to the performance of Company's, Parent's or Merger Sub's obligations hereunder, as set forth in Articles 9, 10 or 11 herein, not being satisfied; or

          (b)   agree or make any commitment to take any actions prohibited by this Section 7.1.

        7.2.    Applications.    Parent will, as promptly as practicable, but in any event within 20 days of the date hereof, prepare and file in final form or cause to be prepared and filed in final form (it being recognized that applicable Governmental Entities may require supplemental filings after such filing in final form) any applications with Governmental Entities necessary to consummate the transactions contemplated hereby. Parent shall afford Company a reasonable opportunity to review all such applications (except for the confidential portions thereof) and all amendments and supplements thereto before the filing thereof.

        7.3.    Notices; Reports.    Parent will promptly notify Company in the event that Parent determines that it is unable to fulfill any of the conditions to the performance of Company's obligations hereunder, as set forth in Articles 9 or 10 herein.

        7.4.    Indemnification and Directors' and Officers' Insurance.

        (a)   From and after the Effective Time of the Merger, the Surviving Corporation shall, to the fullest extent permitted by applicable law, indemnify, defend and hold harmless, and provide advancement of expenses to, each person who is now, or has been at any time prior to the date hereof or who becomes prior to the Effective Time of the Merger, an officer or director or employee of Company or any of its Subsidiaries (the "Indemnified Parties") against all losses, claims, damages, costs, expenses, liabilities or judgments or amounts that are paid in settlement of or in connection with any claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of the fact that such person is or was a director or officer of Company or any of its Subsidiaries, and pertaining to any matter existing or occurring, or any acts or omissions occurring, at or prior to the Effective Time of the Merger, whether asserted or claimed prior to, or at or after, the Effective Time of the Merger (including matters, acts or omissions occurring in connection with the approval of this Agreement and the consummation of the transactions contemplated hereby) ("Indemnified Liabilities") to the same extent such persons are indemnified or have the right to advancement of expenses as of the date of this Agreement by Company pursuant to Company's Articles of Incorporation, Bylaws, any organizational documents of Company's Subsidiaries, and indemnification agreements of Company or any of its Subsidiaries, if any, in existence on the date hereof with any directors or officers of Company or any of its Subsidiaries.

        (b)   For a period of six years after the Effective Time of the Merger, the Surviving Corporation shall cause to be maintained in effect the current policies of directors' and officers' liability insurance maintained by Company (provided that the Surviving Corporation may substitute therefor policies with a substantially comparable insurer of at least the same coverage, amounts and retentions containing terms and conditions which are no less advantageous to the insured) with respect to claims arising from facts or events which occurred at or before the Effective Time of the Merger; provided, that in no event shall the Surviving Corporation be required to expend annually in excess of 200% of the annual premium currently paid by Company for such coverage.

        (c)   The Surviving Corporation shall pay (as incurred) all expenses, including reasonable fees and expenses of counsel, that an Indemnified Person may incur in enforcing the indemnity and other obligations provided for in this Section 7.4.

        (d)   If the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of the Surviving Corporation, as the case may be, shall assume the obligations set forth in this Section 7.4.

        (e)   The provisions of this Section 7.4 (i) are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, his or her heirs and representatives and (ii) are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have or contract or otherwise.

ARTICLE 8.

ADDITIONAL COVENANTS

        The parties hereto hereby mutually covenant and agree with each other as follows:

        8.1.  [intentionally omitted]

        8.2.    Reasonable Efforts.    Subject to the terms and conditions of this Agreement, each party will use its reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the transactions contemplated by this Agreement as promptly as practicable.

        8.3.    Public Announcements.    No press release or other public disclosure of matters related to this Agreement or any of the transactions contemplated hereby shall be made by Parent or Company unless the other party shall have provided its prior consent (which shall not be unreasonably withheld, delayed or conditioned) to the form and substance thereof; provided, however, that nothing herein shall be deemed to prohibit any party hereto from making any disclosure which its counsel reasonably deems necessary or advisable in order to fulfill such party's disclosure obligations imposed by law.

        8.4.    Takeover Statutes.    If any state takeover statute or similar law shall become applicable to the transactions contemplated by this Agreement, each of the Company and Parent and their respective boards of directors shall grant such approvals and take such actions as are reasonably necessary or appropriate so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of such statute or regulation on the transactions contemplated hereby.

        8.5.    Section 16 Matters.    Prior to the Effective Time of the Merger, Parent, Merger Sub and the Company shall take all such steps as may be necessary or appropriate to cause the transactions contemplated by this Agreement, including any dispositions of Company Stock (including derivative securities with respect to Company Stock) and any acquisitions of equity securities of Parent (if any) by each individual who is or will be subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company, to be exempt under Rule 16b-3 promulgated under the Exchange Act in accordance with that certain No-Action Letter dated January 12, 1999 issued by the SEC regarding such matters.

        8.6.    Stockholder Litigation.    Until the earlier of the termination of this Agreement in accordance with its terms or the Effective Time of the Merger, Company shall give Parent the opportunity to participate in the defense or settlement of any stockholder litigation against Company or the Board of Directors of Company relating to this Agreement or any of the transactions contemplated by this Agreement, and shall not settle any such litigation without Parent's prior written consent, which will not be unreasonably withheld or delayed.

        8.7.    Tax Matters.    The Merger shall be treated for federal income tax purposes as a purchase of the Company Stock by Parent from the Company shareholders, with no election being made or deemed made on such stock purchase under any provision of Section 338 of the Code.

        8.8.    Subsidiary Matters.    Company shall take such action as may be reasonably necessary to effect the transfer, as of the Closing Date, or as soon as reasonably practicable thereafter, in accordance with applicable law, of the shares of capital stock of Company's French Subsidiary held by parties other than Company to such parties as Parent shall designate in writing to Company no later than five Business Days prior to the Closing Date.

ARTICLE 9.

CONDITIONS PRECEDENT TO THE MERGER

        The obligations of each of the parties hereto to consummate the transactions contemplated herein are subject to the satisfaction or waiver, on or before the Closing Date, of the following conditions:

        9.1.    Shareholder Approval.    The Agreement and the transactions contemplated hereby shall have received all requisite approvals of the shareholders of Company.

        9.2.    No Judgments or Orders.    No judgment, decree, injunction, order or proceeding shall be outstanding by any Governmental Entity which prohibits or restricts the effectuation of, or threatens to invalidate or set aside, the Merger substantially in the form contemplated by this Agreement.

        9.3.    Employee Benefit Plans.    Parent and Company shall have received satisfactory evidence that all of Company's and its Subsidiaries' employee benefit plans, programs and arrangements have been treated as provided in Article 12 of this Agreement.

        9.4.    Proxy Statement.    No order suspending the use of the Proxy Statement shall have been issued and no proceeding for that purpose shall have been issued or threatened in writing.

ARTICLE 10.

CONDITIONS PRECEDENT TO THE OBLIGATIONS OF COMPANY

        All of the obligations of Company to effect the transactions contemplated hereby shall be subject to the satisfaction, on or before the Closing Date, of the following conditions, any of which may be waived in writing by Company:

        10.1.    Representations and Warranties; Performance of Covenants.    All the covenants, terms and conditions of this Agreement to be complied with and performed by Parent or Merger Sub on or before the Closing Date shall have been complied with and performed in all material respects. Each of the representations and warranties of Parent contained in Article 5 hereof shall have been true and correct in all respects on and as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date or for changes expressly contemplated by this Agreement) on and as of the Closing Date, subject to such exceptions as would not (individually or in the aggregate) reasonably be expected to have a Material Adverse Effect on Parent and its Subsidiaries, taken as a whole, with the same effect as though such representations and warranties had been made on and as of the Closing Date (it being understood that, for purposes of determining the effect of such exceptions, all materiality qualifications contained in such representations and warranties shall be disregarded).

        10.2.    Officers' Certificate.    There shall have been delivered to Company on the Closing Date a certificate executed by an officer of Parent and Merger Sub certifying compliance with all of the provisions of Section 10.1.

ARTICLE 11.

CONDITIONS PRECEDENT TO OBLIGATIONS OF PARENT AND MERGER SUB

        All of the obligations of Parent and Merger Sub to effect the transactions contemplated hereby shall be subject to the satisfaction, on or before the Closing Date, of the following conditions, any of which may be waived in writing by Parent:

        11.1.    Representations and Warranties; Performance of Covenants.    All the covenants, terms and conditions of this Agreement to be complied with and performed by Company at or before the Closing Date shall have been complied with and performed in all material respects. Each of the representations and warranties of Company contained in Article 4 (other than the representations and warranties set forth in Section 4.2 and 4.6(a)) hereof shall have been true and correct in all respects on and as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date or for changes expressly contemplated by this Agreement) on and as of the Closing Date, subject to such exceptions as would not (individually or in the aggregate) reasonably be expected to have a Material Adverse Effect, with the same effect as though such representations and warranties had been made on and as of the Closing Date (it being understood that, for purposes of determining the effect of such exceptions, all Material Adverse Effect and materiality qualifications contained in such representations and warranties shall be disregarded). The representations and warranties of Company contained in Section 4.2 and 4.6(a) shall be true and correct in all materials respects as of the Closing Date as if made on and as of the Closing Date (or, if given as of a specific date, at and as of such date).

        11.2.    Authorization of Merger.    All actions necessary to authorize the execution, delivery and performance of this Agreement by Company and the consummation of the transactions contemplated hereby shall have been duly and validly taken by the Board of Directors and shareholders of Company.

        11.3.    Officers' Certificate.    There shall have been delivered to Parent on the Closing Date a certificate executed by the Chief Executive Officer and the Chief Financial Officer of Company certifying compliance with all of the provisions of Sections 11.1 and 11.2.

        11.4.    No Material Adverse Effect.    Since the date of the Agreement, there shall not have occurred any circumstance, change in or effect on Company that, individually or in the aggregate, has had or is reasonably likely to result in a Material Adverse Effect.

        11.5.    Third Party Consents.    Company shall have obtained all consents and approvals of third parties listed in Section 11.5 of the Company Disclosure Letter.

        11.6.    Resignations.    Parent shall have received copies of the resignations, effective as of the Effective Time of the Merger, of each director of Company and its Subsidiaries.

ARTICLE 12.

EMPLOYEE BENEFITS

        12.1.    Employee Benefits.

        (a)   Following the Effective Time of the Merger, employees of Company and its Subsidiaries may continue in the Employee Plans and Benefit Arrangements (other than equity-based plans or arrangements) or shall become eligible for the employee benefit plans and benefit arrangements of Parent (including, without limitation, the medical, dental, short and long term disability, life insurance, cafeteria plan, paid time off and 401(k) Plan, including any matching contributions) on the same terms as such plans and arrangements are generally offered from time to time to employees of Parent in comparable positions with Parent, it being understood that, except as otherwise provided under the terms of any such Employee Plan or Benefit Arrangement, Parent shall be entitled from time to time to modify, terminate or supplement any such employee plans or benefit arrangements or to substitute new employee plans or benefit arrangements for such employee plans or benefit arrangements in the exercise of their business judgment.

        (b)   With respect to any employee plans and benefit arrangements of Parent in which any employees of Company or its Subsidiaries who are employed by the Company or its Subsidiaries at the Effective Time of the Merger (the "Continuing Employees") first become eligible to participate on or after the Effective Time of the Merger ("New Plans"), Parent shall (i) waive all pre-existing conditions, exclusions and waiting periods with respect to participation and coverage requirements under any such New Plans, except to the extent such conditions or exclusions would have been recognized under the Employee Plans or Benefit Arrangements, (ii) recognize service of the Continuing Employees credited by Company or its Subsidiaries prior to the Effective Time of the Merger for purposes of eligibility and vesting under the New Plans (and not for purposes of benefit accrual under any employee defined benefit pension or retiree medical plans), and (iii) use commercially reasonable efforts to credit any deductibles, co-payments or other out-of-pocket expenses for the benefit plan year for each Continuing Employee and dependent recognized or recognizable under the Employee Plans or Benefit Arrangements. Entitlement to Paid Time Off (PTO) of employees of Company and its Subsidiaries accrued as of the Effective Time of the Merger shall not be reduced.

        (c)   Parent agrees that those Continuing Employees who remain as employees of Parent or the Surviving Corporation after the Effective Time of the Merger will be entitled to participate in annual cash incentive performance programs generally offered to employees of Parent (to the extent that such programs are offered from time to time by Parent) on the same terms as such programs are generally offered from time to time to employees in comparable positions with Parent.

        (d)   (i) For a period until the first anniversary of the Effective Time of the Merger, Parent will cause the Surviving Corporation to pay and provide to Continuing Employees whose employment terminates on or after the Effective Time of the Merger severance benefits and other required benefits under conditions and in amounts that are no less favorable to the Continuing Employees than those provided for under the Company's severance programs as in effect as of the Effective Time of the Merger. Any such severance and other benefits under the Company's severance programs shall be in addition to, and shall not be reduced or offset by any notice pay, severance pay or pay in lieu of notice required under any federal or state statute or regulation.

          (ii)   Parent will cause the Surviving Corporation to assume and perform all of the obligations of Company under the terms of any executive employment agreement or change of control agreement with any of the Company's executive officers, and to pay and provide to Continuing Employees whose employment terminates on or after the Effective Time of the Merger and who, as a result, become eligible for benefits under the terms of any executive employment agreement, each and every benefit to which the employee is entitled under the terms of such agreements.

          (iii)  In the event Code Section 409A(a)(1)(B) requires a deferral of any payment to an employee who is a "specified employee" as that term is defined in Code Section 409A, such payment shall be accumulated and paid in a single lump sum on the earlier of (A) six (6) months following separation from service within the meaning of Code Section 409A of the "specified employee" or (B) the date of death of the "specified employee."

        (e)   If Parent so requests no later than 5 days before the Closing Date, Company shall terminate all Employee Plans that have a feature intended to qualify under Section 401(k) of the Code (each, a "401(k) Plan") and the following sentences of this Section 12.1(e) shall apply. No later than the day immediately before the Closing Date, Company shall provide Parent with evidence that the Board of Directors of Company has terminated each 401(k) Plan pursuant to resolutions of the Board of Directors of Company that are effective as of no later than the day immediately preceding the Closing Date. The form and substance of such resolutions shall be subject to the review and reasonable approval of Parent.

        12.2.    Company Stock Options and the Company Stock Option Plans.

        (a)   Except as provided in Section 12.2 of the Company Disclosure Letter, as soon as practicable following the date of this Agreement, the Board of Directors of Company (or, if appropriate, any committee administering the Company Stock Option Plans) shall take such actions as are required to: (i) provide that each outstanding Company Stock Option shall automatically accelerate so that each such Company Stock Option shall, immediately prior to the Effective Time of the Merger, become fully vested and fully exercisable for all the shares of Company Stock at the time subject to such Company Stock Option and may be exercised by the holder thereof for any or all of such shares of Company Stock as fully vested shares of Company Stock and (ii) provide that, upon the Effective Time of the Merger, all outstanding Company Stock Options, to the extent not exercised immediately prior to the Effective Time of the Merger, shall be cancelled (and each holder of a Company Stock Option shall cease to have any rights with respect thereto except as provided in this Section 12.2(a)(ii)) in exchange for a cash payment by Company of an amount equal to (A) the excess, if any, of (x) the Merger Consideration over (y) the exercise price per share of Company Stock subject to such Company Stock Option, multiplied by (B) the number of shares of Company Stock subject to such Company Stock Option.

        (b)   All amounts payable pursuant to this Section 12.2 shall be subject to any required withholding of taxes and shall be paid without interest.

        (c)   Except as provided in Section 12.2 of the Company Disclosure Letter, the Board of Directors of Company (or, if appropriate, any committee administering the Company Stock Option Plans) shall adopt such resolutions or take such actions as are required to delete as of the Effective Time of the Merger the provision in any other Benefit Arrangements of Company providing for the issuance, transfer or grant of any capital stock of Company or any interest in respect of any capital stock of Company and to ensure that following the Effective Time of the Merger no holder of a Company Stock Option or any participant in any Company Stock Option Plan or other Benefit Arrangement shall have any right thereunder to acquire any capital stock of Company or the Surviving Corporation.

ARTICLE 13.

TERMINATION

        13.1.    Termination.    This Agreement may be terminated at any time prior to the Effective Time of the Merger, whether before or after approval of this Agreement by the shareholders of Company, upon the occurrence of any of the following:

          (a)   By mutual agreement of Parent and Company, in writing;

          (b)   By Parent or Company upon the failure of the shareholders of Company to give the requisite approval of this Agreement at the duly convened meeting of the shareholders of the Company required by Section 6.6, or any adjournment or postponement thereof; provided that the right to terminate this Agreement under this Section 13.1(b) shall not be available where the failure to obtain the requisite shareholder approval of this Agreement shall have been caused by the action or failure of the Company and such action or failure to act constitutes a breach by the Company of this Agreement;

          (c)   By Company, upon written notice to Parent, if there shall have been a breach by Parent or Merger Sub of any of the covenants or agreements or any of the representations or warranties set forth in this Agreement on the part of Parent or Merger Sub, which breach, either individually or in the aggregate, would result in the failure of the condition set forth in Section 10.1 and which breach has not been cured within 30 days following written notice thereof to Parent or, by its nature, cannot be cured within such time period;

          (d)   By Parent, upon written notice to Company, if there shall have been a breach by Company of any of the covenants or agreements or any of the representations or warranties set forth in this Agreement on the part of Company, which breach, either individually or in the aggregate, would result in the failure of the condition set forth in Section 11.1 and which breach has not been cured within 30 days following written notice thereof to Company or, by its nature, cannot be cured within such time period;

          (e)   By Company or Parent if any conditions set forth in Article 9 shall not have been met by June 30, 2008; provided, however, that this Agreement shall not be terminated pursuant to this Section 13.1(e) if the relevant condition shall have failed due to the failure of the party seeking to terminate to comply in all material respects with its obligations under this Agreement;

          (f)    By Company if any of the conditions set forth in Article 10 shall not have been met by June 30, 2008; provided, however, that this Agreement shall not be terminated pursuant to this Section 13.1(f) if the relevant condition shall have failed due to the failure of Company to comply in all material respects with its obligations under this Agreement;

          (g)   By Parent if any of the conditions set forth in Article 11 shall not have been met by June 30, 2008; provided, however, that this Agreement shall not be terminated pursuant to this Section 13.1(g) if the relevant condition shall have failed due to the failure of Parent to comply in all material respects with its obligations under this Agreement;

          (h)   By Parent if (i) the Board of Directors of Company shall have failed to recommend approval of this Agreement at the duly convened meeting of the shareholders of the Company required by Section 6.6, (ii) the Board of Directors of Company shall have withdrawn or modified or qualified in a manner adverse to Parent its favorable recommendation of this Agreement,

  (iii) the Board of Directors of Company shall have recommended any Competing Transaction to the shareholders of Company or (iv) a tender offer or exchange offer for outstanding shares of Company Stock shall have been commenced (other than by Parent or an Affiliate of Parent) and the Board of Directors of Company shall have recommended that the shareholders of Company tender their shares in such tender or exchange offer or, within 10 Business Days after the commencement of such tender or exchange offer, the Board of Directors of Company shall have failed to recommend against acceptance of such offer;

          (i)    By Company if the Board of Directors of Company shall, concurrently with such termination, authorize Company to enter into an agreement with respect to a Competing Transaction; provided, however, that Company may only exercise its right to terminate this Agreement pursuant to this Section 13.1(i) if (i) Company shall have complied in all material respects with Section 6.1(l); (ii) the Board of Directors of Company, after consultation with its financial advisor, has reasonably determined in good faith that such Competing Transaction is a Superior Proposal (taking into account any proposal or offer which shall have been made by Parent to modify the terms of this Agreement); and (iii) the Board of Directors of Company has reasonably determined in good faith (after consultation with outside legal counsel) that the failure to exercise such right of termination would be inconsistent with its fiduciary duties under applicable law; provided, that for purposes of this Section 13.1(i) the term "Competing Transaction" shall have the meaning set forth in Section 6.1(l), except that the reference to "20% or more" in the definition of Competing Transaction shall be deemed to be a reference to "a majority"; or

          (j)    By Parent, if Company shall have willfully and materially breached Section 6.1(l) and which breach either has not been cured within 5 days following written notice thereof to Company or, by its nature, cannot be cured within such time period; it being understood and agreed that the Parent's termination rights upon any such breach shall be governed by this Section 13.1(j) and not Section 13.1(d).

        13.2.    Effect of Termination.

        (a)   In the event of termination of this Agreement by either Company or Parent as provided in Section 13.1, neither Company nor Parent shall have any further obligation or liability to the other party except under the terms of the Confidentiality Agreement, Section 13.1(i) and this Section 13.2; provided, however, that except as otherwise provided in this Section 13.2 nothing herein shall relieve any party from liability for any willful and material breach of the warranties and representations made by it, or willful and material failure in performance of any of its covenants, agreements or obligations hereunder.

        (b)   Company shall pay Parent an amount equal to the sum of $1.5 million (the "Termination Fee") if this Agreement is terminated as follows:

          (i)    If Parent or Company terminates the Agreement pursuant to 13.1(b) because of the failure of shareholders to approve the Agreement and within 12 months of such termination the Company has entered into a definitive agreement with a third party, such Termination Fee shall be due upon entry of a definitive agreement with a third party;

          (ii)   if Parent shall terminate this Agreement pursuant to Sections 13.1(h) or 13.1(j), then Company shall pay Parent the Termination Fee on the Business Day following such termination; and

          (iii)  if the Company terminates this Agreement pursuant to Section 13.1(i), the Company will pay the Termination Fee simultaneous with such termination.

        (c)   If Company fails to pay all amounts due to Parent on the dates specified in this Section 13.2, then Company shall pay Parent interest on such unpaid amounts at the prime lending rate prevailing at such time, as published in the Wall Street Journal, from the date such amounts were required to be paid until the date actually received by Parent.

        (d)   Each of Parent and the Company acknowledges and agrees that in the event that Parent is entitled to receive the Termination Fee pursuant to Section 13.2(b)(i) or Section 13.2(b)(iii), the right of Parent to receive such amount shall constitute Parent's sole and exclusive remedy for, and such amount shall constitute liquidated damages in respect of, such termination of this Agreement. Each of Parent and the Company acknowledges and agrees that in the event that Parent is entitled to receive the Termination Fee pursuant to Section 13.2(b)(ii), Parent is entitled either to receive the Termination Fee in which case the right of Parent to receive such amount shall constitute Parent's sole and exclusive remedy for, and such amount shall constitute liquidated damages in respect of such termination of this Agreement or enforce its remedies to require consummation of the transactions contemplated by this Agreement, in which case Parent shall not be entitled to receive the Termination Fee or any other remedy in respect of such occurrence.

ARTICLE 14.

MISCELLANEOUS

        14.1.    Expenses.    Except as otherwise provided herein, all Expenses incurred by Parent, Merger Sub and Company in connection with or related to the authorization, preparation and execution of this Agreement, the solicitation of shareholder approvals and all other matters related to the closing of the transactions contemplated hereby, including, without limitation of the generality of the foregoing, all fees and expenses of agents, representatives, counsel and accountants employed by either such party or its Affiliates, shall be borne solely and entirely by the party which has incurred the same. "Expenses" as used in this Agreement shall include all reasonable out-of-pocket expenses (including all fees and expenses of attorneys, accountants, investment bankers, experts and consultants to the party and its Affiliates) incurred by the party or on its behalf in connection with the consummation of the transactions contemplated by this Agreement.

        14.2.    Notices.    Any notice, request, instruction or other document to be given hereunder by any party hereto to another shall be in writing and delivered personally or by confirmed facsimile transmission or sent by a recognized overnight courier service or by registered or certified mail, postage prepaid, with return receipt requested, addressed as follows:

To Parent or Merger Sub:	Bottomline Technologies (de), Inc. 325 Corporate Drive Portsmouth, NH 03801 Attention: Robert A. Eberle, CEO Facsimile: (603) 436-0300
With a copy to:	Wilmer Cutler Pickering Hale and Dorr LLP 60 State Street Boston, MA 02109 Attention: John A. Burgess, Esq. Facsimile: (617) 526-500
To Company:	Optio Software, Inc. Windward Fairway II 3015 Windward Plaza Alpharetta, Georgia 30005 Attention: C. Wayne Cape, President and CEO Facsimile: (770) 576-3642
With a copy to:	Locke Lord Bissell & Liddell LLP 1900 The Proscenium 1170 Peachtree Street, NE Atlanta, Georgia 30309 Attention: Neil H. Dickson, Esq. Facsimile Number: (404) 872-5547

        Any such notice, request, instruction or other document shall be deemed received (i) on the date delivered personally or delivered by confirmed facsimile transmission, (ii) on the next Business Day after it was sent by overnight courier, delivery charges prepaid; or (iii) on the fourth Business Day after it was sent by registered or certified mail, postage prepaid. Any of the persons shown above may change its address for purposes of this section by giving notice in accordance herewith.

        14.3.    Assignment.    All terms and conditions of this Agreement shall be binding upon and shall inure, to the extent permitted by law, to the benefit of the parties hereto and their respective permitted transferees and successors and permitted assigns; provided, however, that this Agreement and all rights, privileges, duties and obligations of the parties hereto, without the prior written approval of the other parties hereto, may not be transferred, assigned or delegated by any party hereto (by operation of law or otherwise) and any such attempted transfer, assignment or delegation shall be null and void.

        14.4.    Counterparts.    This Agreement and any exhibit hereto may be executed in one or more counterparts, all of which, taken together, shall constitute one original document and shall become effective when one or more counterparts have been signed by the appropriate parties and delivered to each party hereto.

        14.5.    Effect of Representations and Warranties.    The respective representations, warranties and covenants of the parties contained in this Agreement and any certificate delivered pursuant hereto shall terminate at, and not survive, the Closing; provided, however, that this Section shall not limit any covenant or agreement of the parties that by its terms requires performance after the Closing.

        14.6.    Third Parties.    Each party hereto intends that this Agreement shall not benefit or create any right or cause of action to any person other than parties hereto, except as provided in Section 7.4(e).

As used in this Agreement the term "parties" shall refer only to Parent, Merger Sub and Company as the context may require.

        14.7.    Integration.    This Agreement constitutes the entire agreement between the parties pertaining to the subject matter hereof and supersedes all prior agreements and understandings of the parties in connection therewith.

        14.8.    Specific Performance.    Except where Section 13.2(d) is applicable, in which case Parent's rights shall be governed by Section 13.2(d), the parties hereto agree that irreparable damage would occur in the event any provision of this Agreement were not performed in accordance with the terms hereof and that money damages would not be a sufficient remedy for any breach of this Agreement, and accordingly, the parties hereto shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

        14.9.    Knowledge.    Whenever any statement herein or in any list, certificate or other document delivered to any party pursuant to this Agreement is made "to the knowledge" or "to the knowledge" of any party or another Person, such party or other Person shall make such statement based upon the actual knowledge of the senior executive officers of such Person.

        14.10.    Governing Law.    Except to the extent that the GBCC is applicable hereto, this Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflict of laws thereof.

        14.11.    Captions.    The captions contained in this Agreement are for convenience of reference only and do not form a part of this Agreement and shall not affect the interpretation hereof.

        14.12.    Severability.    If any portion of this Agreement shall be deemed by a court of competent jurisdiction to be unenforceable, the remaining portions shall be valid and enforceable only if, after excluding the portion deemed to be unenforceable, the remaining terms hereof shall provide for the consummation of the transactions contemplated herein in substantially the same manner and with substantially the same effect as originally set forth at the date this Agreement was executed.

        14.13.    Waiver and Modification; Amendment.    No waiver of any term, provision or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, provision or condition of this Agreement. Except as otherwise required by law, this Agreement, when executed and delivered, may be modified or amended by action of the Boards of Directors of Parent, Merger Sub and Company without action by their respective shareholders. This Agreement may be modified or amended or any provision hereof waived only by an instrument of equal formality signed by the parties or their duly authorized agents.

        14.14.    Personal Liability.    This Agreement shall not create or be deemed to create or permit any personal liability or obligation on the part of any direct or indirect stockholder of the Company or Parent or any officer, director, employee, representative or investor of any party hereto.

        14.15.    WAIVER OF JURY TRIAL.    EACH OF PARENT, MERGER SUB AND COMPANY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF PARENT, MERGER SUB OR COMPANY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT.

REMAINDER OF PAGE LEFT INTENTIONALLY BLANK.

        IN WITNESS WHEREOF, the parties to this Agreement have duly executed this Agreement as of the day and year first above written.

BOTTOMLINE TECHNOLOGIES (de), INC.
By:	/s/ KEVIN DONOVAN
Name:	Kevin Donovan
Its:	CFO
OLIVE ACQUISITION CORP.
By:	/s/ KEVIN DONOVAN
Name:	Kevin Donovan
Its:	Treasurer
OPTIO SOFTWARE, INC.
By:	/s/ C. WAYNE CAPE
Name:	C. Wayne Cape
Its:	CEO and President

EXHIBIT A

FORM OF VOTING AGREEMENT

Exhibit A

VOTING AGREEMENT

        THIS VOTING AGREEMENT (this "Agreement") is entered into as of March 3, 2008 by and among the stockholders listed on the signature page(s) hereto (collectively, the "Stockholders" and each individually, a "Stockholder"), Optio Software, Inc., a Georgia corporation (the "Company"), and Bottomline Technologies (de), Inc., a Delaware corporation ("Parent"). Capitalized terms used and not otherwise defined herein shall have the respective meanings assigned to them in the Merger Agreement referred to below.

        WHEREAS, as of the date hereof, the Stockholders collectively own of record and beneficially the shares of Company Stock (such shares being referred to herein collectively as the "Shares" and, for the avoidance of doubt, all references herein to a Stockholder's Shares shall include not only all the Shares opposite such Stockholder's name on Schedule I, but also all additional shares of Company Stock that are owned directly or indirectly by such Stockholder, subject in all cases to Transfers (as defined herein) of such Shares that have been made to Permitted Transferees (as defined herein) to the extent permitted by and in accordance with Section 2(a)) set forth opposite their respective names on Schedule I hereto;

        WHEREAS, concurrently with the execution of this Agreement, Parent, Olive Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and the Company are entering into an Agreement and Plan of Merger, dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof, the "Merger Agreement"), pursuant to which, upon the terms and subject to the conditions thereof, Merger Sub will be merged with and into the Company, and the Company will be the surviving corporation (the "Merger"); and

        WHEREAS, as a condition to the willingness of Parent to enter into the Merger Agreement, Parent has required that the Stockholders enter into, and in order to induce Parent to enter into the Merger Agreement, the Stockholders are willing to enter into, this Agreement.

        NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereby agree, severally and not jointly, as follows:

        Section 1.    Voting of Shares.

        (a)   Each Stockholder covenants and agrees that until the termination of this Agreement in accordance with the terms hereof, at the Company Shareholders' Meeting or any other meeting of the stockholders of the Company, however called, and in any action by written consent of the stockholders of the Company, such Stockholder (i) will vote or consent to, or cause to be voted or consented to, all of his, her or its Shares to approve the Merger Agreement and (ii) will vote all of his, her or its Shares against, and not provide consents to, any and all Competing Transactions and agreements providing for Competing Transactions or any proposal or nomination made by a Person who is, or whose Affiliate is, making, or has communicated an intention to make, a proposal for a Competing Transaction. In the event the Merger Agreement is amended in accordance with its terms to provide for a tender offer structure, such Stockholder shall tender his, her or its Shares before the scheduled expiration date for such tender offer by Parent.

        (b)   Each Stockholder hereby irrevocably grants to, and appoints, Parent, and any individual designated in writing by it, and each of them individually, as its proxy and attorney-in-fact (with full power of substitution), for and in its name, place and stead, to vote his, her or its Shares at the Company Shareholders' Meeting or any other meeting of the stockholders of the Company, however called, and in any action by written consent of the stockholders of the Company with respect to any of the matters specified in, and in accordance and consistent with, Section 1(a). Each Stockholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon the Stockholder's execution and delivery of this Agreement. Each Stockholder hereby affirms that the irrevocable proxy set forth in this Section 1(b) is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of such Stockholder under this Agreement. Except as otherwise provided for herein, each Stockholder hereby (i) affirms that the irrevocable proxy is coupled with an interest and may under no circumstances be revoked, (ii) ratifies and confirms all that the proxies appointed hereunder may lawfully do or cause to be done by virtue hereof and (iii) affirms that such irrevocable proxy is executed and intended to be irrevocable in accordance with the applicable provisions of the GBCC. Notwithstanding any other provisions of this Agreement, the irrevocable proxy granted hereunder shall automatically terminate upon the termination of this Agreement.

        Section 2.    Transfer of Shares; Non-Solicitation.

        (a)   Each Stockholder covenants and agrees that, without the written consent of Parent, such Stockholder will not directly or indirectly (i) sell, assign, transfer (including by merger, interspousal disposition pursuant to a domestic relations proceeding or otherwise by operation of law), pledge, encumber, assign or otherwise dispose of ("Transfer") any Shares or the Beneficial Ownership (as hereinafter defined) thereof (except to a Permitted Transferee), (ii) deposit any Shares into a voting trust or enter into a voting agreement or arrangement with respect to any Shares or the Beneficial Ownership thereof or grant or agree to grant any proxy or power of attorney with respect thereto which is inconsistent with this Agreement or (iii) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect Transfer of any Shares or the Beneficial Ownership thereof (except, in each case under clause (i) and this clause (iii), to a Permitted Transferee). For purpose of this Agreement, "Beneficial Ownership" shall have the meaning given to such term in Rule 13d-3 under the Exchange Act (disregarding the reference to "within 60 days" in Rule 13d-3(d)(1)(i)). As used herein, a "Permitted Transferee" shall mean a Person that (A) is a signatory to this Agreement as of the date hereof, owns Shares continuously from the date hereof through the time of the action proposed under Section 2(a)(i) or Section 2(a)(iii), and has not violated this Agreement or (B) before such action proposed under Section 2(a)(i) or Section 2(a)(iii) occurs, agrees in writing, in form and substance to the reasonable satisfaction of Parent, to be bound as a Stockholder under this Agreement and has not violated this Agreement. In connection with any Transfer of Shares to a Permitted Transferee, the transferring Stockholder may transfer its rights and obligations under this Agreement to the Permitted Transferee, but the transferring Stockholder shall remain primarily liable for all breaches of such obligations before such Transfer and shall remain secondarily liable for all breaches of such transferred obligations from and after such Transfer. Notwithstanding anything herein to the contrary, nothing in this Agreement shall permit any Transfer of Shares, Beneficial Ownership, rights or obligations or any other action that would otherwise be permitted by this Section 2(a) if such Transfer or other action would create any material impediment or delay to the performance or consummation of the Merger Agreement or this Agreement, including, without limitation, triggering the applicability of any state takeover statute or similar law to the Merger Agreement, this Agreement or any of the transactions contemplated by the Merger Agreement or this Agreement.

        (b)   Each Stockholder undertakes that, while this Agreement is in effect, except as contemplated by Section 8, such Stockholder shall not, directly or indirectly, (i) solicit, initiate, propose or knowingly encourage (including by way of furnishing information or assistance) or take any other action to facilitate, any inquiries or the making of any proposal which constitutes, or would reasonably be expected to lead to, any Competing Transaction, (ii) agree to, approve, endorse or recommend any Competing Transaction, (iii) execute or enter into any letter of intent, agreement in principle, memorandum of understanding, agreement, option agreement, merger agreement, asset purchase or share exchange or issuance agreement, voting agreement or similar agreement or arrangement with respect to any Competing Transaction, (iv) enter into, continue, participate, engage or knowingly assist in any manner in negotiations or discussions with, or provide any non-public information or data to, any person (other than Parent or any of its affiliates or representatives) relating to any Competing Transaction or (v) authorize any of such Stockholder's officers, directors or employees (where applicable) or any investment banker, financial advisor, attorney, accountant or other representatives retained by such Stockholder or by any of its Affiliates to take any of the actions set forth in clauses (i) through (iv) of this Section 2(b).

        Section 3.    Waiver of Appraisal Rights.    Stockholder hereby irrevocably and unconditionally waives any rights of appraisal, dissenters' rights or similar rights that Stockholder may have in connection with the transactions contemplated by the Merger.

        Section 4.    Reasonable Efforts to Cooperate.

        (a)   Except as contemplated by Section 8, each Stockholder will, without further consideration, promptly provide any information reasonably requested by the Company, Parent or Merger Sub for any regulatory application or filing made or approval sought in connection with the transactions contemplated by this Agreement or the Merger Agreement (including filings with the SEC or any other Governmental Entity).

        (b)   Each Stockholder hereby consents to the publication and disclosure in the Proxy Statement, statements of beneficial ownership filed by Parent and its Affiliates (and any other documents or communications provided by Parent, Merger Sub or the Company to any Governmental Entity or to security holders of the Company) such Stockholder's identity and Beneficial Ownership of the Shares and the nature of such Stockholder's commitments, arrangements and understandings under and relating to this Agreement.

        (c)   Each Stockholder agrees, while this Agreement is in effect, to notify Parent promptly in writing (i) of the number of additional Shares, any options to purchase Shares or other securities of the Company acquired by such Stockholder, if any, after the date hereof and (ii) if it receives, in its capacity as a Stockholder, any inquiries or proposals relating to the matters contemplated by Section 2(b) and to include in such notice the identity of the counterparty and the material provisions of the inquiry or proposal.

        (d)   Each Stockholder hereby covenants and agrees to execute and deliver any additional documents necessary or desirable, in the reasonable opinion of Parent, to carry out the intent of this Agreement.

        (e)   If Stockholder is the Beneficial Owner of the Shares but not the record owner, Stockholder agrees to take all actions necessary to cause the record owner and any nominees to vote all of the Shares in accordance with Section 1(a).

        Section 5.    Representations and Warranties of the Stockholders.    Each Stockholder on such Stockholder's own behalf hereby severally, and not jointly, represents and warrants to Parent as follows:

          (a)    Ownership of Shares.    Except as set forth on Schedule I hereto, the Stockholder (i) is the sole owner of record and Beneficial Owner of all of the Shares as set forth opposite his, her or its name on Schedule I hereto free and clear of any pledges, liens, security interests, mortgage, claims, defects or other encumbrances and (ii) has sole voting power with respect to all of such Shares and has not entered into any voting agreement or voting trust with respect to any such Shares and has not as of the date hereof granted a proxy, a consent or power of attorney with respect to such Shares and, so long as this Agreement is in effect, will not grant any such proxies, consents and powers of attorney with respect to such Shares that are inconsistent with this Agreement.

          (b)    Power, Binding Agreement.    The Stockholder has the requisite power and authority to enter into and perform all of his, her or its obligations under this Agreement, including the granting of the irrevocable proxy pursuant to Section 1(b), and no further proceedings or actions on the part of such Stockholder are necessary to authorize the execution, delivery or performance by such Stockholder of this Agreement or the consummation by such Stockholder of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Stockholder and constitutes a valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms.

          (c)    No Conflicts.    The execution and delivery of this Agreement by the Stockholder do not, and the consummation of the transactions contemplated hereby by the Stockholder will not, result in any breach or violation of, require any consent under, be in conflict with or constitute a default (whether with notice of lapse of time or both) under any mortgage, bond, indenture, agreement, instrument, obligation, judgment, order, decree, law or regulation to which the Stockholder is a party or by which the Stockholder (or his, her or its Shares) is bound, except for any such breach, violation, conflict or default which, individually or in the aggregate, would not in any material respect impair or adversely affect the Stockholder's ability to perform his, her or its obligations under this Agreement. Except as expressly contemplated hereby or as set forth on Schedule I hereto, the Stockholder is not a party to any voting agreement or voting trust relating to the Shares.

          (d)    Brokers and Finders.    Except as may be disclosed pursuant to the Merger Agreement, no investment banker, broker, finder or other intermediary is entitled to a fee or commission from Parent, Merger Sub or the Company based on any arrangement made on behalf of Stockholder.

        Section 6.    Termination.    This Agreement shall terminate upon the first to occur of (a) the Effective Time of the Merger and (b) any termination of the Merger Agreement in accordance with the terms thereof. Any such termination shall be without prejudice to liabilities arising hereunder before such termination.

        Section 7.    Specific Performance.    The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity without posting any bond or other undertaking.

        Section 8.    Fiduciary Duties.    Each Stockholder is signing this Agreement solely in such Stockholder's capacity as an owner of his, her or its respective Shares, and nothing herein shall prohibit, prevent or preclude such Stockholder from taking or not taking any action in his or her capacity as an officer or director of the Company, including any actions or inactions permitted under the Merger Agreement.

        Section 9.    Miscellaneous.

        (a)    Entire Agreement; Amendments, Modifications and Waivers.    This Agreement and the Merger Agreement constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all prior understandings, agreements or representations by or among the parties hereto, written or oral, with respect to the subject matter hereof, and the parties hereto specifically disclaim reliance on any such prior understandings, agreements or representations to the extent not embodied in this Agreement or the Merger Agreement. This Agreement may not be amended, modified or rescinded except by an instrument in writing signed by each of the parties hereto; provided, that Parent and Merger Sub may waive compliance by any other party with any representation, agreement or condition otherwise required to be complied with by any such party under this Agreement or release any other party from its obligations under this Agreement, but any such waiver or release shall be effective only if in writing and executed by Parent and Merger Sub.

        (b)    Severability.    Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term.

        (c)    Governing Law; Consent to Jurisdiction.    (i) Except to the extent that the GBCC is applicable hereto, this Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflict of laws thereof. (ii) In any action or proceeding between any of the parties arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement, each of the parties: (A) irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the state courts of the State of Delaware and to the jurisdiction of the United States District Court for the District of Delaware, and (B) agrees that all claims in respect of such action or proceeding may be heard and determined exclusively in any Delaware state or federal court sitting in the State of Delaware.

        (d)    Counterparts and Signature.    This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original but all of which together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties hereto and delivered to the other parties, it being understood that all parties need not sign the same counterpart. This Agreement may be executed and delivered by facsimile transmission.

        (e)    Notices.    Any notice, request, instruction or other document to be given hereunder by any party hereto to another shall be in writing and delivered personally or by confirmed facsimile transmission or sent by a recognized overnight courier service or by registered or certified mail, postage prepaid, with return receipt requested, addressed as follows:

            (i)    if to a Stockholder to the address set forth below such Stockholder's name on Schedule I to this Agreement;

            (ii)   if to the Parent, to:

      Bottomline Technologies (de), Inc.
      325 Corporate Drive
      Portsmouth, NH 03801
      Attn: Kevin Donovan
      Facsimile Number: (603) 436-0300

      with a copy (which shall not constitute notice) to:

      WilmerHale LLP
      60 State Street
      Boston, MA 02109
      Attn: John A. Burgess, Esq.
      Facsimile Number: (617) 526-5000

            (iii)  if to the Company, to:

      Optio Software, Inc.
      Windward Fairway II
      3015 Windward Plaza
      Alpharetta, Georgia 30005
      Attention: C. Wayne Cape, President and CEO
      Facsimile Number: (770) 576-3642

      with a copy (which shall not constitute notice) to:

      Locke Lord Bissell & Liddell LLP
      1900 The Proscenium
      1170 Peachtree Street, NE
      Atlanta, Georgia 30309
      Attention: Neil H. Dickson, Esq.
      Facsimile Number: (404) 872-5547

        Any such notice, request, instruction or other document shall be deemed received (i) on the date delivered personally or delivered by confirmed facsimile transmission, (ii) on the next Business Day after it was sent by overnight courier, delivery charges prepaid; or (iii) on the fourth Business Day after it was sent by registered or certified mail, postage prepaid. Any of the persons shown above may change its address for purposes of this section by giving notice in accordance herewith.

          (f)    No Third Party Beneficiaries.    This Agreement is not intended, and shall not be deemed, to confer any rights or remedies upon any person other than the parties hereto and their respective successors and permitted assigns or to otherwise create any third-party beneficiary hereto.

          (g)    Assignment.    Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise by any of the parties hereto without the prior written consent of the other parties, and any such assignment or delegation without such prior written consent shall be null and void, except that the Parent may assign this Agreement to any direct or indirect wholly owned subsidiary of the Parent without the consent of the Company or the Stockholders (provided that the Parent shall remain liable for all of its obligations under this Agreement) and any Stockholder may assign this Agreement to the extent permitted by, and in accordance with, Section 2(a). Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns.

          (h)    Interpretation.    When reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement, unless otherwise indicated. The headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." No summary of this Agreement prepared by the parties shall affect in any way the meaning or interpretation of this Agreement.

          (i)    WAIVER OF JURY TRIAL.    EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF THE OTHER PARTIES HERETO IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT.

          (j)    Confidentiality.    Stockholder recognizes that successful consummation of the transactions contemplated by the Merger Agreement may be dependent upon confidentiality with respect to the matters referred to herein. In this connection, pending public disclosure of the Merger Agreement, and so that Parent may rely on the safe harbor provisions of Rule 100(b)(2)(ii) of Regulation FD, Stockholder hereby agrees not to disclose or discuss such matters with anyone not a party to this Agreement (other than its counsel and advisors, if any) without the prior written consent of Parent and the Company, except for disclosures Stockholder's counsel advises are necessary to fulfill any legal requirement, in which case Stockholder shall give notice of such disclosure to Parent and the Company as promptly as practicable so as to enable Parent and the Company to seek a protective order from a court of competent jurisdiction with respect thereto.

        IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be signed individually or by its respective duly authorized officer as of the date first written above.

COMPANY
By:	/s/ C. WAYNE CAPE
Name:	C. Wayne Cape
Its:	CEO and President
PARENT
By:	/s/ KEVIN DONOVAN
Name:	Kevin Donovan
Its:	CFO
STOCKHOLDERS:
/s/ C. WAYNE CAPE Signature
/s/ DONALD FRENCH Signature
TRINAD CAPITAL MASTER FUND, LTD.
By:	/s/ JAY. A. WOLF
Name:	Jay. A. Wolf
Its:	Director

Schedule I

Stockholder Name and Address	Number of Shares
Wayne Cape c/o Optio Software, Inc. 3015 Windward Plaza Alpharetta, GA 30005	4,224,728	(1)
Donald French c/o Optio Software, Inc. 3015 Windward Plaza Alpharetta, GA 30005	1,246,500	(1)
Trinad Capital Master Fund, Ltd. 2121 Avenue of the Stars, Suite 2550 Los Angeles, CA 90067	3,141,547	(1)(2)
Total	8,612,775	(1)

(1)
The total number of Shares subject to this Agreement shall never be more than 40% of the Company's outstanding Shares as of the record date relating to the Company Shareholders' Meeting (the "Record Date"). To the extent that the total of the Shares owned by the above Stockholders exceeds 40% of the outstanding Shares as of the Record Date (such excess shares, the "Excess Shares"), the number of Shares held by each Stockholder above that are subject to this Agreement shall be reduced by one-third of the Excess Shares.

(2)
All Shares owned by Trinad are held in street name.

EXHIBIT B

FORM OF SECOND AMENDED AND RESTATED
ARTICLES OF INCORPORATION OF COMPANY

Exhibit B

SECOND AMENDED AND RESTATED
ARTICLES OF INCORPORATION OF
OPTIO SOFTWARE, INC.

        Pursuant to Sections 14-2-1001, 14-2-1003 and 14-2-1007 of the Georgia Business Corporation Code (the "Code"), Optio Software, Inc. (the "Corporation") hereby amends and restates its Articles of Incorporation in their entirety and substitutes the following in lieu thereof:

        These Second Amended and Restated Articles of Incorporation were adopted by the Board of Directors and Shareholders of the Corporation on                                    , 2008.

ARTICLE ONE
NAME

        The name of the Corporation is Optio Software, Inc.

ARTICLE TWO
CAPITALIZATION

        The Corporation shall have authority, exercisable by its Board of Directors, to issue up to 1,000 shares of common stock, $0.001 par value per share.

ARTICLE THREE
LIMITATION ON DIRECTOR LIABILITY

        No director of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for breach of the duty of care or any other duty as a director, except that such liability shall not be eliminated for:

            (i)  any appropriation, in violation of the director's duties, of any business opportunity of the Corporation;

           (ii)  acts or omissions that involve intentional misconduct or a knowing violation of law;

          (iii)  the types of liability under Section 14-2-832 (or any successor provision or redesignation thereof) of the Code; and

          (iv)  any transaction from which the director received an improper personal benefit.

        If at any time the Code shall have been amended to authorize the further elimination or limitation of the liability of a director, then the liability of each director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Code, as so amended, without further action by the shareholders, unless the provisions of the Code, as amended, require further action by the shareholders.

        Any repeal or modification of the foregoing provisions of this Article Three shall not adversely affect the elimination or limitation of liability or alleged liability pursuant hereto of any director of the Corporation for or with respect to any alleged act or omission of the director occurring prior to such a repeal or modification.

ARTICLE FOUR
SHAREHOLDER ACTION WITHOUT
MEETING BY LESS THAN UNANIMOUS CONSENT

        The shareholders, without a meeting, may take any action required or permitted to be taken at a meeting of the shareholders, if written consent setting forth the action to be taken is signed by those persons who would be entitled to vote at a meeting those shares having voting power to cast not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote were present and voted.

ARTICLE FIVE
CONSIDERATION OF INTERESTS OF
NON-SHAREHOLDER CONSTITUENCIES

        The Board of Directors, any committee of the Board of Directors and any individual Director, in discharging the duties of their respective positions and in determining what is believed to be in the best interest of the Corporation, may in their sole discretion consider the interests of the employees, customers, suppliers and creditors of the Corporation and its subsidiaries, the communities in which offices or other establishments of the Corporation and its subsidiaries are located, and all other factors such Directors consider pertinent, in addition to considering the effects of any action on the Corporation and its shareholders. Notwithstanding the foregoing, this Article Five shall not be deemed to provide any of the foregoing constituencies any right to be considered in any such discharging of duties or determination.

ARTICLE SIX
INDEMNIFICATION OF DIRECTORS

        Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact he or she, or a person of whom he or she is a legal representative, is or was a director of the Corporation, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Code, as the same exists or may hereafter be amended (but in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than the Code permitted the Corporation to provide prior to such amendment), against all expenses, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties, and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by such director in connection with any such proceeding. Such indemnification shall continue as to a director who has ceased to be a director and shall inure to the benefit of the director's heirs, executors and administrators. Except with respect to proceedings to enforce rights to indemnification by a director, the Corporation shall indemnify any such director in connection with a proceeding (or part thereof) initiated by such director only if such proceeding (or part thereof) was authorized by the board of directors of the Corporation. The Corporation shall pay for or reimburse the actual and reasonable expenses incurred by a director who is a party to a proceeding in advance of final disposition of the proceeding if the director furnishes the Corporation: (i) a written affirmation of his or her good faith belief that he or she has met the standard of conduct set forth in Section 14-2-851(a) of the Code; and (ii) a written undertaking, executed personally or on his or her behalf, to repay any advances if it is ultimately determined that he or she is not entitled to indemnification for such expenses under this Article Six or otherwise.

        IN WITNESS WHEREOF, the undersigned has executed these Second Amended and Restated Articles of Incorporation on                                    , 2008.

Name: Title:

Annex B

March 3, 2008

Optio Software, Inc.
3015 Windward Plaza
Windward Fairways II
Alpharetta, Georgia 30005

Dear Members of the Board:

        ValueScope, Inc. has been engaged to advise Optio Software, Inc. ("Optio"), its Board of Directors and its shareholders as to the fairness of the consideration to be paid by Bottomline Technologies, Inc. ("Bottomline") for all of the outstanding capital stock of Optio in connection with the Agreement of Plan and Merger dated March 3, 2008. Our analysis is based on financial information as of January 31, 2008 (the "Valuation Date").

        It is our understanding based on a review of the Agreement and Plan of Merger that each issued and outstanding share of Optio stock shall be cancelled and converted into the right to receive consideration of $1.85 per share.

        Our opinion is based on a review of certain publicly available business and financial information relating to Optio Software, Inc. and Bottomline Technologies, Inc. We have also reviewed certain internal financial and operating information related to Optio, including financial forecasts prepared by Optio management. In addition, we have discussed the business and prospects of Optio with Optio's senior management.

        This opinion is based on a valuation analysis in accordance with generally accepted valuation standards and included such valuation tests and procedures as we considered necessary under the circumstances. Our valuation analysis included, but was not necessarily limited to, the following procedures:

  •
  A review of a copy of the Agreement of Plan and Merger, dated March 3, 2008, among Bottomline Technologies, Inc., a Delaware corporation, Olive Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Bottomline Technologies, Inc., and Optio Software, Inc., a Georgia corporation, to acquire the outstanding capital stock of Optio Software, Inc.

  •
  A review of Optio's internal financial statements for the fiscal years ended January 31, 2005 through January 31, 2008.

  •
  A review of Optio's publicly available financial statements for the fiscal years ended January 31, 2004 through January 31, 2007 and the trailing twelve month period ended October 31, 2007.

  •
  A review of Optio's customer list and associated revenue for recent reporting periods.

  •
  A review of Optio's internal capitalization table as of February 20, 2008.

  •
  A review of Optio's stock options expected to be outstanding as of the effective merger date.

B-1

  •
  A review of management's projected income statement for Optio for the fiscal year ending January 31, 2009.

  •
  A review of information relating to Optio's industry and similar companies.

  •
  Discussions with Optio management regarding the historical and projected operating performance of Optio.

  •
  Discussions with Optio management regarding Optio's industry with respect to comparable companies and transactions.

  •
  A review of publicly available historical and financial information related to Bottomline.

  •
  A review of the transaction volumes and prices associated with Optio's share repurchase program from January 5, 2007 through January 4, 2008.

  •
  A review of Optio's recent trading activity on the Over-the-Counter Bulletin Board quotation service.

  •
  A review of pricing data of the selected comparable companies and industry transactions existing as of the Valuation Date.

        In connection with our review, we have not independently verified any of the foregoing information and have relied on its completeness and accuracy in all material aspects. With respect to the financial forecasts, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimate of the judgments of Optio management as to the expected financial performance of Optio Software, Inc. We have not made an independent evaluation or appraisal of the assets of Optio, nor have we been furnished with any such appraisals.

        We have not acted as the financial advisor to Bottomline or to Optio or its shareholders in connection with this acquisition. It is understood that this letter is for the use of the Board of Directors and shareholders of Optio Software, Inc. and may be quoted, referred to, in whole or in part, in Optio's proxy statement. This letter is not to be used with any other document in connection with the proposed merger without the express written consent of ValueScope, Inc.

        Based upon and subject to the foregoing, including the various assumptions and limitations as set forth herein, it is our opinion that the consideration to be paid by Bottomline Technologies, Inc. for the outstanding capital stock of Optio Software, Inc. as outlined in the Agreement and Plan of Merger is fair to the common shareholders of Optio Software, Inc. from a financial point of view.

        We are independent of Optio Software, Inc. and Bottomline Technologies, Inc. and we have no current or prospective economic interest in the assets that are the subject of this opinion. Our fee for this opinion was in no way influenced by our conclusion.

Respectfully submitted,

ValueScope, Inc.

180 State Street • Suite 202 • Southlake • Texas 76092 • Tel: 817.481.4900 • Fax: 817.481.4905
 www.valuescopeinc.com

B-2

Annex C

OFFICIAL CODE OF GEORGIA ANNOTATED
Copyright 2007 by The State of Georgia
All rights reserved.

*** Current Through the 2007 Regular Session ***
*** Annotations Current Through October 5, 2007 ***

TITLE 14. CORPORATIONS, PARTNERSHIPS, AND ASSOCIATIONS
CHAPTER 2. BUSINESS CORPORATIONS
ARTICLE 13. DISSENTERS' RIGHTS

Go to the Georgia Code Archive Directory

O.C.G.A. TITLE 14 Chapter 2 Article 13 (2007)

TITLE 14 Chapter 2 Article 13 Note

ARTICLE NOTES

        LAW REVIEWS.—For article discussing financial statements required under the Georgia Business Corporation Code, see 3 Ga. L. Rev. 11 (1968). For article, "The Acquisition Process and the Closely-Held Corporation: Selected Legal Aspects," see 36 Mercer L. Rev. 567 (1985). For article, "The Civil Jurisdiction of State and Magistrate Courts," see 24 Ga. St. B.J. 29 (1987). For article, "Georgia's New Business Corporation Code," see 24 Ga. St. B.J. 158 (1988). For article, "Changes in Corporate Practice under Georgia's New Business Corporation Code," see 40 Mercer L. Rev. 655 (1989). For article, "Why Discounts Are Now Inappropriate Under Georgia's Dissenters' Rights Statute," see 6 Ga. St. B.J. 12 (2001).

JUDICIAL DECISIONS

        EDITOR'S NOTES.—In light of the similarity of the provisions, decisions under former Code 1933, § 22-1202 and former Code Sections 14-2-251 and 14-2-252, which were repealed by Ga. L. 1988, p. 1070, § 1, effective July 1, 1989, are included in the annotations for this article.

        PURPOSE.—The general purpose of former § 14-2-251 was to provide an orderly and fair method to evaluate the ownership interests of shareholders who are forced from the corporation by their dissent from certain corporate action. Atlantic States Constr., Inc. v. Beavers, 169 Ga. App. 584, 314 S.E.2d 245 (1984) (decided under former § 14-2-251).

        CORPORATION'S POWER TO IMPAIR SHAREHOLDER'S RIGHTS DIFFERS FROM STATE'S POWER.—There is a substantial difference between corporation's attempting to reserve right to impair vested rights of its shareholders through altering or amending its internal structure and retention by state of power to modify or withdraw charters granted to corporations created by the state. Baugh v. Citizens & S. Nat'l Bank, 248 Ga. 180, 281 S.E.2d 531 (1981) (decided under former Code 1933, § 22-1202).

        EFFECT OF STATE BANK MERGER AND CONSOLIDATION PROVISIONS ON SHAREHOLDER'S RIGHTS.—Application of provisions dealing with merger and consolidation of state banks does not impair shareholder's rights in such a way as to offend constitutional prohibition against retroactivity. Baugh v. Citizens & S. Nat'l Bank, 248 Ga. 180, 281 S.E.2d 531 (1981) (decided under former Code 1933, § 22-1202).

        CONDITIONAL DISSENT BY SHAREHOLDER.—Former Code 1933, § 41A-2408 (see O.C.G.A. § 7-1-537) and former Code 1933, § 22-1202 (former § 14-2-251) make no provision for conditional dissent by shareholder to plan or propose merger. Baugh v. Citizens & S. Nat'l Bank, 248 Ga. 180, 281 S.E.2d 531 (1981) (decided under former Code 1933, § 22-1202).

        DISSENT BY MINORITY SHAREHOLDER.—Consideration of the minority nature of the dissenting shareholders' interest is not against public policy for purposes of determining fair value. Atlantic States Constr., Inc. v. Beavers, 169 Ga. App. 584, 314 S.E.2d 245 (1984) (decided under former § 14-2-251).

        MERGER STATUTES NOT TO BE USED SOLELY TO ELIMINATE MINORITY STOCKHOLDER. —Where a corporation is unable to eliminate a minority stockholder by simply adopting a bylaw or voting to purchase the minority's stock, its majority stockholders cannot accomplish the same purpose by setting up a second corporation wholly owned by them whose sole purpose is to enable it to take advantage of the merger statutes. Bryan v. Brock & Blevins Co., 490 F.2d 563 (5th Cir.), cert. denied, 419 U.S. 844, 95 S. Ct. 77, 42 L. Ed. 2d 72 (1974) (decided under former Code 1933, § 22-1202).

        INJUNCTION NOT AN AVAILABLE REMEDY.—The minority shareholders of a railroad company were not entitled to enjoin a merger between the railroad and a non-railroad corporation, having offered no facts to support the same, and having an adequate remedy at law under former § 14-2-251 and § 14-4-143, which provide for a fair and adequate price to dissenting shareholders. Long v. Atlanta & W.P.R.R., 253 Ga. 257, 320 S.E.2d 530 (1984) (decided under former § 14-2-251).

        TRIER OF FACT MAY REJECT EXPERT OPINION.—Nothing in former § 14-2-251 abrogates the general rule allowing the trier of fact to reject an expert opinion. Atlantic States Constr., Inc. v. Beavers, 169 Ga. App. 584, 314 S.E.2d 245 (1984) (decided under former § 14-2-251).

        NO DIRECT APPEAL TO SUPREME COURT.—An appraisal proceeding pursuant to former § 14-2-251 is legal, not equitable, in character; and thus no right of direct appeal to the Supreme Court lies from such a proceeding. Atlantic States Constr., Inc. v. Beavers, 250 Ga. 828, 301 S.E.2d 635 (1983) (decided under former § 14-2-251).

        CITED in Schnorbach v. Fuqua, 70 F.R.D. 424 (S.D. Ga. 1975); Gunter v. Hutcheson, 674 F.2d 862 (11th Cir. 1982); Multitex Corp. of Am. v. Dickinson, 683 F.2d 1325 (11th Cir. 1982); Atlantic States Constr., Inc. v. Beavers, 169 Ga. App. 584, 314 S.E.2d 245 (1984); Quinn v. Cardiovascular Physicians, 254 Ga. 216, 326 S.E.2d 460 (1985).

        "FAIR MARKET VALUE" DEFINED.—For discussion of establishment of "fair market value" under former Code 1933, § 22-1202 and pertinent jury instructions, see Multitex Corp. of Am. v. Dickinson, 683 F.2d 1325 (11th Cir. 1982) (decided under former Code 1933, § 22-1202).

        USE OF "WILLING SELLER AND BUYER" TEST.—The "willing seller, willing buyer" test should not be used to define "fair value," but should be limited to defining "market value." Atlantic States Constr., Inc. v. Beavers, 169 Ga. App. 584, 314 S.E.2d 245 (1984) (decided under former §§ 14-2-251 and 14-2-252).

        FACTORS TO BE CONSIDERED IN DETERMINING "FAIR VALUE".—When determining "fair value" of dissenting stockholder's shares under paragraph (4) of subsection (g) of former § 14-2-251, the trial court should maintain a flexible standard by considering all factors relevant to the per share fair value in each case, including market, earnings or investment, and asset value, and apply a reasonable methodology supported by the evidence. Atlantic States Constr., Inc. v. Beavers, 169 Ga. App. 584, 314 S.E.2d 245 (1984) (decided under former §§ 14-2-251 and 14-2-252).

        INITIAL BURDEN OF PROOF OF "FAIR VALUE" RESTS WITH THE CORPORATION. Atlantic States Constr., Inc. v. Beavers, 169 Ga. App. 584, 314 S.E.2d 245 (1984) (decided under former §§ 14-2-251 and 14-2-252).

        BURDEN OF PROOF FOR ESTABLISHMENT OF FAIR MARKET VALUE of stock under former § 14-2-251 is upon the corporation and is similar to establishing price under a condemnation action. Multitex Corp. of Am. v. Dickinson, 683 F.2d 1325 (11th Cir. 1982) (decided under former § 14-2-251).

Title Note
Chapter Note

O.C.G.A. TITLE 14 Chapter 2 Article 13 Part 1 (2007)

TITLE 14 Chapter 2 Article 13 Part 1 Note

PART NOTES

RESEARCH REFERENCES

        ALR.—Right of stockholder to redeem corporate property from execution or mortgage sale, 39 ALR 1056.

        Statute for protection of dissenting shareholder upon change of corporate structure affecting his preferential rights, 78 ALR 1118.

        Construction and effect of provisions for payment of dissenting stockholders in statutes relating to merger, consolidation, or reorganization of banks or other corporations, 87 ALR 597; 162 ALR 1237; 174 ALR 960.

        Duty and liability of closely held corporation, its directors, officers, or majority stockholders, in acquiring stock of minority shareholder, 7 ALR3d 500.

        Dominant shareholder's accountability to minority for profit, bonus, or the like, received on sale of stock to outsiders, 38 ALR3d 738.

Title Note
Chapter Note
Article Note

O.C.G.A. § 14-2-1301 (2007)

§ 14-2-1301.    Definitions

        As used in this article, the term:

          (1)   "Beneficial shareholder" means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

          (2)   "Corporate action" means the transaction or other action by the corporation that creates dissenters' rights under Code Section 14-2-1302.

          (3)   "Corporation" means the issuer of shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.

          (4)   "Dissenter" means a shareholder who is entitled to dissent from corporate action under Code Section 14-2-1302 and who exercises that right when and in the manner required by Code Sections 14-2-1320 through 14-2-1327.

          (5)   "Fair value," with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action.

          (6)   "Interest" means interest from the effective date of the corporate action until the date of payment, at a rate that is fair and equitable under all the circumstances.

          (7)   "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

          (8)   "Shareholder" means the record shareholder or the beneficial shareholder.

        HISTORY:    Code 1981, § 14-2-1301, enacted by Ga. L. 1988, p. 1070, § 1; Ga. L. 1993, p. 1231, § 16.

NOTES:

COMMENT

        Source: Model Act, § 13.01. Former law contained some of these definitions in § 14-2-251.

        Section 14-2-1301 contains specialized definitions applicable only to Article 13.

        The Model Act's definition of "beneficial shareholder" has been renumbered as subsection (1) and expanded to include holders of voting trust certificates.

        The definition of "dissenter" in subsection (3) is a limiting one, since only a shareholder who has performed all the conditions imposed on him by this article in order to obtain payment for his shares is a "dissenter." Under this definition, a shareholder who initially objects but fails to perform any of these conditions with the times specified by this article loses his status as "dissenter" under this section.

        The definition of "fair value" in subsection (4) leaves to the parties (and ultimately to the courts) the details by which "fair value" is to be determined within the broad outlines of the definition. This definition recognizes that determination of value is a question of fact, and is to be determined on the basis of the best available information in the particular case. It specifically preserves the language of former § 14-2-251(f) excluding appreciation and depreciation in anticipation of the proposed corporate action. The Model Act permitted an exception for equitable considerations that was deleted from the Code. The Code's approach of excluding appreciation or depreciation in anticipation of the corporate action provides a minority shareholder with full protection. The equitable exception only introduces vagueness and uncertainty into an already difficult determination.

        "Fair value" is to be determined immediately before the effectuation of the corporate action, instead of the date of the shareholder's vote, as was the case under former § 14-2-251(f). This comports with the plan of this article to preserve the dissenter's prior rights as a shareholder until the effective date of the corporate action, rather than leaving him in a twilight zone where he has lost his former rights, but has not yet gained his new ones.

        The definition of "interest" in subsection (5) of the Model Act has been altered. Former § 14-2-251(g)(6) provided for interest "at such rate as the court finds to be equitable." The Model Act's approach, tying interest rates to the average rate paid by a corporation on its principal bank loans, created factual difficulties, and would have led to varying interest rate awards for dissenters in different corporations at the same time. The date from which interest runs has been changed from the date of the shareholders' vote to the effective date of the corporate action, in conformity with the change of the valuation date in subsection (4).

        The definition of "record shareholder" in subsection (6) is the key to determination of dissenters' rights under Section 14-2-1302. This represents a departure from the Model Act, which granted dissenters' rights, under different conditions, to both "shareholders" and "record shareholders." Record ownership for purposes of determining who can vote on a transaction, under Section 14-2-707, may be set as much as 70 days in advance of the meeting. But the action triggering dissenters' rights in some cases may be taken without a shareholder vote (as in the case of a parent-subsidiary merger under Section 14-2-1104), or by written consent of the holders of a sufficient number of shares authorized by articles of incorporation under Section 14-2-704, in which cases notice must be sent within ten days after the action is taken. In these cases Section 14-2-1320(b) requires a notice of dissenters' rights to be sent at that time, which would create a new "record date" for determining who is a "record shareholder." See the Comment to Section 14-2-1323.

        Subsection (7) includes beneficial owners within the definition of "shareholder" for purpose of determining who can dissent, if a nominee certificate has been filed pursuant to Section 14-2-723 granting such rights.

NOTE TO 1993 AMENDMENT

        The 1993 amendment added the definition of corporate action.

CROSS-REFERENCES

        Act definitions, see § 14-2-140. Legal rate of interest, see § 7-4-12. Merger and share exchange, see Articles 11 and 11A (Article 11A has been redesignated as Part 3 of Article 11).

JUDICIAL DECISIONS

        DETERMINING FAIR VALUE.—Under the dissenters' rights statute a court should not apply minority or marketability discounts in determining the fair value of dissenters' shares; rather, the term fair value encompasses the modern view expressed by the Revised Model Business Corporation Act that a shareholder should generally be awarded his or her proportional interest in the corporation after valuing the corporation as a whole. Blitch v. Peoples Bank, 246 Ga. App. 453, 540 S.E.2d 667 (2000).

RESEARCH REFERENCES

        AM. JUR. 2D.—18A Am. Jur. 2d, Corporations, §§ 810, 811, 836, 837.

        C.J.S.—19 C.J.S., Corporations, §§ 799-801.

        ALR.—Status of owners of nonregistered stock as "stockholders" within state statute relating to merger or consolidation or reorganization of corporation, or sale of its entire assets, 158 ALR 983.

        Conclusiveness of statement or decision of accountant or similar third person under contract between others requiring property to be valued by him, 50 ALR2d 1268.

        Valuation of stock of dissenting stockholders in case of consolidation or merger of corporation, sale of its assets, or the like, 48 ALR3d 430.

Title Note
Chapter Note
Article Note
Part Note

O.C.G.A. § 14-2-1302 (2007)

§ 14-2-1302.    Right to dissent

        (a)   A record shareholder of the corporation is entitled to dissent from, and obtain payment of the fair value of his or her shares in the event of, any of the following corporate actions:

          (1)   Consummation of a plan of merger to which the corporation is a party:

            (A)  If approval of the shareholders of the corporation is required for the merger by Code Section 14-2-1103 or the articles of incorporation and the shareholder is entitled to vote on the merger, unless:

                (i)  The corporation is merging into a subsidiary corporation pursuant to Code Section 14-2-1104;

               (ii)  Each shareholder of the corporation whose shares were outstanding immediately prior to the effective time of the merger shall receive a like number of shares of the surviving corporation, with designations, preferences, limitations, and relative rights identical to those previously held by each shareholder; and

              (iii)  The number and kind of shares of the surviving corporation outstanding immediately following the effective time of the merger, plus the number and kind of shares issuable as a result of the merger and by conversion of securities issued pursuant to the merger, shall not exceed the total number and kind of shares of the corporation authorized by its articles of incorporation immediately prior to the effective time of the merger; or

            (B)  If the corporation is a subsidiary that is merged with its parent under Code Section 14-2-1104;

          (2)   Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;

          (3)   Consummation of a sale or exchange of all or substantially all of the property of the corporation if a shareholder vote is required on the sale or exchange pursuant to Code Section 14-2-1202, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale;

          (4)   An amendment of the articles of incorporation with respect to a class or series of shares that reduces the number of shares of a class or series owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under Code Section 14-2-604; or

          (5)   Any corporate action taken pursuant to a shareholder vote to the extent that Article 9 of this chapter, the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

        (b)   A shareholder entitled to dissent and obtain payment for his or her shares under this article may not challenge the corporate action creating his or her entitlement unless the corporate action fails to comply with procedural requirements of this chapter or the articles of incorporation or bylaws of the corporation or the vote required to obtain approval of the corporate action was obtained by fraudulent and deceptive means, regardless of whether the shareholder has exercised dissenter's rights.

        (c)   Notwithstanding any other provision of this article, there shall be no right of dissent in favor of the holder of shares of any class or series which, at the record date fixed to determine the shareholders entitled to receive notice of and to vote at a meeting at which a plan of merger or share exchange or a sale or exchange of property or an amendment of the articles of incorporation is to be acted on, were either listed on a national securities exchange or held of record by more than 2,000 shareholders, unless:

          (1)   In the case of a plan of merger or share exchange, any holders of shares of the class or series are required under the plan of merger or share exchange to accept for their shares:

            (A)  Anything except shares of the surviving corporation or another publicly held corporation which at the effective date of the merger or share exchange are either listed on a national securities exchange or held of record by more than 2,000 shareholders, except for scrip or cash payments in lieu of fractional shares; or

            (B)  Any shares of the surviving corporation or another publicly held corporation which at the effective date of the merger or share exchange are either listed on a national securities exchange or held of record by more than 2,000 shareholders that are different, in type or exchange ratio per share, from the shares to be provided or offered to any other holder of shares of the same class or series of shares in exchange for such shares; or

          (2)   The articles of incorporation or a resolution of the board of directors approving the transaction provides otherwise.

        HISTORY:    Code 1981, § 14-2-1302, enacted by Ga. L. 1988, p. 1070, § 1; Ga. L. 1989, p. 946, § 58; Ga. L. 1999, p. 405, § 11; Ga. L. 2003, p. 897, § 11; Ga. L. 2006, p. 825, § 16/SB 469.

NOTES:

        THE 2003 AMENDMENT, effective July 1, 2003, inserted "or her" throughout the Code section; in subsection (a), in subparagraph (a)(1)(A), deleted "14-2-1104 or" preceding "the articles", added ", unless the corporation:" at the end, and added subdivisions (a)(1)(A)(i) through (a)(1)(A)(iii), and rewrote paragraph (a)(4).

        THE 2006 AMENDMENT, effective July 1, 2006, in paragraph (c)(1), substituted "any holders" for "the holders", added a colon following "accept for their shares", and designated the remainder of the previously existing provisions as subparagraph (c)(1)(A), in subparagraph (c)(1)(A), substituted "Anything" for "anything" at the beginning, and added subparagraph (c)(1)(B).

        CODE COMMISSION NOTES.    Pursuant to Code Section 28-9-5, in 2003, "unless: (i) The corporation" was substituted for "unless the corporation: (i)", "(ii) Each" was substituted for "(ii) each", and "(iii) The" was substituted for "(iii) the" in subparagraph (a)(1)(A).

        LAW REVIEWS.    For article, "Business Associations," see 53 Mercer L. Rev. 109 (2001). For article, "Why Discounts are Now Inappropriate Under Georgia's Dissenters' Rights Statute," see 6 Ga. St. B.J. 12 (2001).

COMMENT

        Source: Model Act, § 13.02; former § 14-2-250(d).

        Subsection (a) establishes the scope of a shareholder's right to dissent (and his resulting right to obtain payment for his shares) by defining the transactions with respect to which a right to dissent exists. These transactions include, in subsection (a)(1), a plan of merger if (i) shareholder approval is required for the merger under Section 14-2-1103 or the articles of incorporation, and the shareholder is entitled to vote, or (ii) the shareholder is a shareholder of a subsidiary that is merged with a parent under Section 14-2-1104. Former § 14-2-250(a)(1) allowed a shareholder to dissent from any merger or consolidation. The reference to the shareholder's entitlement to vote excludes those shareholders of a surviving corporation who do not have the right to vote, as set out in Section 14-2-1103(g), generally because the number of shares being issued in the merger does not exceed those previously authorized, and because substantial rights of the shareholders are not being changed by the merger.

        Section 14-2-1103(c) permits the board to condition submission of the plan of merger on any basis, which may include approval through a vote of a class or series of shares that would not otherwise be entitled to voting rights. Normally shareholders of a merging corporation will be entitled to voting rights under Section 14-2-1103(f) if the merger has the effect of an amendment to articles of incorporation that would significantly alter rights, and create voting rights under Section 14-2-1004. This subsection should be read in conjunction with subsection (a)(5), which provides dissenters' rights with respect to any corporate action to the extent the articles, bylaws, or a resolution of the board of directors grant a right of dissent. Georgia law previously contained no provision comparable to subsection (a)(5). Thus the corporation can accord dissenters' rights to holders of a class or series of stock where neither the Code nor articles of incorporation permit. These dissenters' rights can be coupled with voting rights if the board so chooses.

        Other dissenters' rights are granted by subsection (a)(2) with respect to a share exchange under Section 14-2-1102 if the corporation is a party whose shares are being acquired by the plan and the shareholder is entitled to vote on the exchange; by subsection (a)(3) with respect to a sale or exchange of all or substantially all of the property of the corporation requiring approval by holders of the class of shares held by the shareholder under Section 14-2-1202 if a shareholder vote is required for the sale or exchange; and by subsection (a)(4) with respect to amendments to articles of incorporation that impair the shareholders' rights as shareholders in any of the enumerated ways.

        Subsection (a)(4)(i) gives shareholders dissenters' rights if an amendment of the articles of incorporation materially and adversely affects rights because it alters or abolishes a preferential right of the shares. Former Georgia law was much more detailed about which alterations trigger these rights. Former § 14-2-250(a)(4) allowed shareholders to dissent to amendments to articles of incorporation making dividends on preferred shares non-cumulative, from action reducing a dividend preference on preferred shares, and from action reducing a preferential right of preferred shares upon liquidation, from any amendment of the articles that would, among other things, "alter his percentage of the equity in the corporation," and from any amendment of the articles that adversely affects the shareholder by "Imposing, altering, or abolishing any restriction on the transfer of any of his shares." No comparable provisions are found in § 14-2-1302.

        Subsection (b) establishes dissenters' rights as the exclusive remedy of this article. Subsection (b) of the Model Act was amended by replacing the phrase "is unlawful" with "fails to comply with the procedural requirements of this chapter or the articles of incorporation or bylaws of the corporation." Thus, the fact that the merger might be argued to be unlawful as a breach of the directors' duty of care is not ground for equitable relief at the instance of a shareholder. The dissenters' rights remedy is the exclusive remedy unless the transaction is not in compliance with the requirements of the Code, or the vote required to approve the action was obtained by fraudulent and deceptive means.

        The theory underlying this section is as follows: when a majority of shareholders has approved a corporate change, the corporation should be permitted to proceed even if a minority considers the change unwise or disadvantageous, and persuades a court that this is correct. Since dissenting shareholders can obtain the fair value of their shares, they are protected from pecuniary loss. Thus in general terms an exclusivity principle is justified. But the prospect that shareholders may be "paid off" does not justify the corporation in proceeding unlawfully or fraudulently. If the corporation attempts an action in violation of the corporation law on voting, in violation of clauses in articles of incorporation prohibiting it, or by deception of shareholders—to take some examples—the court's freedom to intervene should be unaffected by the presence or absence of dissenters' rights under this article.

        Complaints of "unfairness" of the terms of a merger in which a majority takes out minority interests are not contemplated under subsection (b). In such business combinations, if the bylaws of the corporation so provide, minority shareholders frequently obtain their protection from the fair price and voting requirements of Sections 14-2-1111 and 14-2-1112(b), or from the business combination provisions of Article 11A. Thus, only those business combinations with an interested shareholder not subject to Part 2 of Article 11 raise issues of whether fairness requires some sharing of the gains with minority shareholders. The Code approach is to leave the parties with such rights as they may have contracted for, plus dissenters' rights. See Carney, Shareholder Coordination Costs, Shark Repellents, and Takeout Mergers: The Case Against Fiduciary Duties, 1983 Am. Bar Found. Res. J. 341.

        The approach of subsection (c) follows the general approach of former Georgia law, which contained a market exception to appraisal rights. The language was drawn from Del. Code Ann. tit. 8, § 262, which limits appraisal rights to those cases where the shareholders do not receive shares of a publicly held corporation with comparable liquidity. Therefore holders of listed shares would have appraisal rights in a merger converting their shares to cash. The Code uses the Delaware approach of a "national securities exchange," rather than the limitation of former § 14-2-250(d)'s reference to the New York and American stock exchanges. A "national securities exchange" is defined under Section 14-2-140 by reference to the Georgia Securities Act of 1973, and its designation is intended to govern. See Section 14-2-140.

        Restoration of dissenters' rights by the articles of incorporation, under subsection (c)(2) has the effect of making dissenters' rights exclusive under subsection (b). Similar treatment can be obtained under subsection (a) either by conditioning the merger upon approval of a class of shares (subsection (a)(1)) or by granting dissenters' rights to shareholders without voting rights by board resolution (subsection (a)(5)).

        Several provisions of Article 9 of the Code also trigger dissenters' rights. Section 14-2-902 provides that a shareholder who votes against an election of statutory close corporation status may dissent. Similarly, a shareholder who votes against an election to terminate such status may dissent under Section 14-2-931. Section 14-2-914 provides that a close corporation may elect, in its articles of incorporation, provisions for mandatory buy-out of deceased shareholders. The procedures and price formulae set out in Sections 14-2-915 to 917 may be modified by an amendment to the articles of incorporation, and a shareholder who votes against such an amendment is entitled to dissenters' rights if the amendment terminates or substantially alters his existing rights to have his shares purchased.

NOTE TO 1989 AMENDMENT

        The 1989 amendment emphasizes the exclusive nature of the appraisal remedy under the Code. First, appraisal is exclusive regardless of whether the shareholder has chosen to exercise this remedy. While this was the intended effect of subsection (b), the addition of this phrase reinforced this intent. Second, the only exceptions from the exclusivity of appraisal remain "fraud or illegality," but the terms are more clearly specified. While the 1988 Code specified that illegality meant failure to comply with the procedural requirements of the Code, concerning adoption of appropriate director resolutions, plans of mergers, and proper notice to shareholders, as well as obtaining the requisite shareholder vote, it did not specify the nature of the "fraud" that would allow collateral challenges to the corporate action. Because fraud can be "actual fraud" that involves deception, or "constructive fraud," in equity, that involves some claim of a breach of a fiduciary duty, litigants in some cases have been permitted to use "fraud" claims, which are in essence claims that a fiduciary has acted unfairly, to litigate valuation issues that are appropriately disposed of in appraisal proceedings. Accordingly, the 1989 amendment made it clear that only "actual fraud," involving traditional notions of deception, permits collateral attack on the corporate action. In this respect the Code follows the general approach, but not the language, of Cal. Corp. Code § 1312(a), which makes appraisal exclusive "except in an action to test whether the number of shares required to authorize or approve the reorganization have been legally voted...." (California permits broader equitable challenges to mergers with controlling shareholders, but the shareholder who sues must relinquish his right to an appraisal proceeding.)

        The 1989 amendment changed subsection (c)(1) by replacing the word "company" with "corporation." "Company" is not a defined word in the Code, although there are references to a "joint-stock company" as a form of "joint stock association" in section 14-2-1109(a)(1).

NOTE TO 1999 AMENDMENT

        Subsection (a)(1)(A) was amended to provide for dissenters' rights in favor of the minority shareholders of a subsidiary corporation that is merged with its parent corporation pursuant to Section 14-2-1104. See 1999 amendment to § 14-2-1104.

NOTE TO 2003 AMENDMENT

        See Comment to Code Section 14-2-1104 for an explanation of amendments to subparagraph (1) of subsection (a) of this Code Section.

        The amendments to subparagraph (4) of subsection (a) of Code Section 14-2-1302 conform to the language of Section 13.02 of The Model Business Corporation Act (the "Model Act"), as amended in 1999. Section 13.02 of the Model Act was amended to eliminate dissenters' rights in connection with amendments to the articles of incorporation other than amendments effectuating reverse stock splits which reduce the number of shares that a shareholder owns of a class or series to a fractional share if the corporation has the obligation or right to repurchase the fractional share so created. The reasons for granting dissenters' rights in this situation are similar to those granting such rights in cases of cash-out mergers, as both transactions could compel affected shareholders to accept cash for their investment in an amount established by the corporation. The right to dissent is afforded only for those shareholders of a class or series whose interest is so affected.

CROSS-REFERENCES

        Amendment of articles of incorporation, see Article 10, Part 1. Bylaws, see § 14-2-205 and Article 10, Part 2. Cumulative voting, see § 14-2-728. Dissolution, see Article 14. Fractional shares, see § 14-2-604. "National securities exchange" defined, see § 14-2-140. Preemptive rights, see § 14-2-630. Redemption of shares, see §§ 14-2-601 & 14-2-631. Sale of assets, see Article 12. Share dividends, see § 14-2-623. Share preferences, see §§ 14-2-601 & 14-2-602. "Voting group" defined, see § 14-2-140. Voting rights generally, see § 14-2-721.

NOTE TO 2006 AMENDMENT

        In order to provide additional protection to shareholders who may be treated differently in a plan of merger or exchange in accordance with the provisions of subsection (b)(3) of Code Section 14-2-1101, subsection (b)(3) of Code Section 14-2-1102, subsection (b)(2) of Code Section 14-2-1104 and clause (C) of subsection (d)(1) of Code Section 14-2-1109, new clause (B) of subsection (d)(1) of Code Section 14-2-1302 would exclude such shareholders from the "market exception" of Code Section 14-2-1302, which eliminates dissenters rights for transactions involving the issuance of shares of a public corporation to shareholders of a publicly held Georgia corporation. This new clause provides that a shareholder shall not be required by the terms of the plan of merger or exchange to accept any consideration that is different than the consideration to be provided to the holder of any other shares of the same class or series of shares held by that shareholder.

JUDICIAL DECISIONS

        DETERMINING FAIR VALUE.—Under the dissenters' rights statute a court should not apply minority or marketability discounts in determining the fair value of dissenters' shares; rather, the term fair value encompasses the modern view expressed by the Revised Model Business Corporation Act that a shareholder should generally be awarded his or her proportional interest in the corporation after valuing the corporation as a whole. Blitch v. Peoples Bank, 246 Ga. App. 453, 540 S.E.2d 667 (2000).

        EXCLUSIVITY OF REMEDY.—In an action by minority shareholders for breach of a merger agreement, where the claim was essentially one regarding the price the shareholders were to receive for shares, the statutory appraisal remedy was exclusive. Grace Bros. v. Farley Indus., Inc., 264 Ga. 817, 450 S.E.2d 814 (1994).

        Shareholders who object to a merger are entitled to receive the fair value of their shares prior to the effectuation of the merger, and any facts which shed light on the value of the dissenting shareholders' interests are to be considered in arriving at "fair value." Grace Bros. v. Farley Indus., Inc., 264 Ga. 817, 450 S.E.2d 814 (1994).

        Where shareholders' claims of fraud and violation of bylaws were not viable, they were precluded from claiming that the premium paid to certain shareholders in connection with a merger violated the corporation's articles of incorporation. Lewis v. Turner Broadcasting Sys., 232 Ga. App. 831, 503 S.E.2d 81 (1998).

        Appraisal remedy in O.C.G.A. § 14-2-1302(b) was the exclusive remedy when the dispute was essentially about the price of stock; where a stockholder did not show how the injuries were separate and apart from those of other shareholders, the shareholder was not allowed to bring suit for damages arising from a reverse stock split. Haskins v. Haskins, 278 Ga. App. 514, 629 S.E.2d 504 (2006).

        APPRAISAL REMEDY WAS NOT EXCLUSIVE.—Shareholder who had an individual, independent contract requiring the shareholder to sell, and the corporation to buy, the shareholder's shares at a certain time for a minimum price was not limited to the appraisal remedy set forth by O.C.G.A. § 14-2-1302. Croxton v. MSC Holding, Inc., 227 Ga. App. 179, 489 S.E.2d 77 (1997).

        DISSENTERS' RIGHTS WAIVED.—Minority shareholder failed to perfect shareholder's dissenters' rights under O.C.G.A. § 14-2-1302(a) where the shareholder did not tender stock certificates and demand payment as required by the Code, but canceled certificates and had new certificates issued to another legal entity, placing the shareholder's certificates beyond the shareholder's power to tender to the corporation; consequently, the shareholder gave up the right to dissent, a right which attached to the possession of those particular stock certificates. Magner v. One Secs. Corp., 258 Ga. App. 520, 574 S.E.2d 555 (2002).

RESEARCH REFERENCES

        AM. JUR. 2D.—18A Am. Jur. 2d, Corporations, §§ 805, 810; 19 Am. Jur. 2d, Corporations, § 2574.

        C.J.S.—19 C.J.S., Corporations, § 799.

        ALR.—Status of owners of nonregistered stock as "stockholders" within state statute relating to merger or consolidation or reorganization of corporation, or sale of its entire assets, 158 ALR 983.

        Construction and effect of provision for payment of dissenting stockholders in statutes relating to merger, consolidation, or reorganization of banks or other corporations, 162 ALR 1237; 174 ALR 960.

        Propriety of applying minority discount to value of shares purchased by corporation or its shareholders from minority shareholders, 13 ALR5th 840.

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O.C.G.A. § 14-2-1303 (2007)

§ 14-2-1303.    Dissent by nominees and beneficial owners

        A record shareholder may assert dissenters' rights as to fewer than all the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one beneficial shareholder and notifies the corporation in writing of the name and address of each person on whose behalf he asserts dissenters' rights. The rights of a partial dissenter under this Code section are determined as if the shares as to which he dissents and his other shares were registered in the names of different shareholders.

        HISTORY:    Code 1981, § 14-2-1303, enacted by Ga. L. 1988, p. 1070, § 1.

NOTES:

COMMENT

        Source: Model Act, § 13.03. This replaces former § 14-2-250(c).

        Section 14-2-1303 addresses the relationship between dissenters' rights and the widespread practice of nominee or street name ownership of publicly held shares. Generally, a shareholder must dissent with respect to all the shares he owns or over which he has power to direct the vote. If a record shareholder is a nominee for several beneficial shareholders, however, some of whom wish to dissent and some of whom do not, Section 14-2-1303(a) permits the record shareholder to dissent with respect to a portion of the shares owned by him but only with respect to all the shares beneficially owned by a single person. Former § 14-2-250(c) was less clear.

        The Model Act contained a subsection (b) that permitted beneficial owners to dissent directly. No such procedure existed in former Georgia law, in § 14-2-250(c), and that approach was preserved. The fiduciary duties of nominees and other fiduciaries will require them to dissent when requested by beneficial owners, unless they are trustees with trust powers to exercise their own discretion and judgment.

CROSS-REFERENCES

        "Beneficial shareholder" defined, see § 14-2-1301. Notice to the corporation, see § 14-2-141. "Person" defined, see § 14-2-140. "Record shareholder" defined, see § 14-2-1301. "Shareholder" defined, see §§ 14-2-140 & 14-2-1301. Shares held by nominee, see § 14-2-723. Voting agreements, see § 14-2-731. Voting trusts, see § 14-2-730.

RESEARCH REFERENCES

        AM. JUR. 2D.—18A Am. Jur. 2d, Corporations, §§ 810, 811.

        ALR.    Status of owners of nonregistered stock as "stockholders" within state statute relating to merger or consolidation or reorganization of corporation, or sale of its entire assets, 158 ALR 983.

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O.C.G.A. TITLE 14 Chapter 2 Article 13 Part 2 (2007)

TITLE 14 Chapter 2 Article 13 Part 2 Note

PART NOTES

JUDICIAL DECISIONS

        EDITOR'S NOTES.—In light of the similarity of the provisions, decisions under former Code Section 14-2-251, are included in the annotations for this section.

        ACCEPTING BENEFIT OF MERGER PRECLUDES ATTACK ON ITS VALIDITY. —Minority shareholders who failed to appeal the denial of their motion to enjoin a merger and chose to tender their shares at the offered price and accept the benefit of the merger, thereby abandoned their statutory rights and were barred from subsequently attacking the validity of the merger. Columbus Mills, Inc. v. Kahn, 259 Ga. 80, 377 S.E.2d 153 (1989) (decided under former § 14-2-251).

RESEARCH REFERENCES

        AM. JUR. 2D.—18A Am. Jur. 2d, Corporations, §§ 828-835.

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O.C.G.A. § 14-2-1320 (2007)

§ 14-2-1320.    Notice of dissenters' rights

        (a)   If proposed corporate action creating dissenters' rights under Code Section 14-2-1302 is submitted to a vote at a shareholders' meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters' rights under this article and be accompanied by a copy of this article.

        (b)   If corporate action creating dissenters' rights under Code Section 14-2-1302 is taken without a vote of shareholders, the corporation shall notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters' notice described in Code Section 14-2-1322 no later than ten days after the corporate action was taken.

        HISTORY:    Code 1981, § 14-2-1320, enacted by Ga. L. 1988, p. 1070, § 1; Ga. L. 1993, p. 1231, § 17.

NOTES:

COMMENT

        Source: Model Act, § 13.20. This replaces former § 14-2-251.

        Subsection (a) requires the corporation to notify record shareholders of the existence of dissenters' rights before the vote is taken on the corporate action. This notice provides the reassurance to investors that the right to dissent is intended to provide because many shareholders have no idea what rights of dissent they may have or how to assert them. If the corporation is uncertain whether or not the shareholders have dissenters' rights, it may comply with this notice requirement by stating that the shareholders "may have" dissenters' rights. Such notification was required by former law at the time of the notice of the meeting for amendments of the articles of incorporation by § 14-2-191(b)(2); for mergers by § 14-2-212(b)(2); and for asset sales by § 14-2-231(2).

        Subsection (b) provides that notice be given after the action is taken in situations where the action is validly taken without a vote of shareholders, e.g., in a merger of a subsidiary into its parent under Section 14-2-1104, or in amendments of articles of incorporation taken by written consent of shareholders by a required vote under Section 14-2-704. Subsection 14-2-1104(c) requires the notice to be sent within ten days after corporate action is taken. Similarly, if action amending articles of incorporation is taken by written consent of the required number of shareholders, Section 14-2-704(g) requires notice to be sent to the remaining shareholders within ten days. This notice may be combined with the dissenters' notice required by Section 14-2-1322. This was previously required by § 14-2-214(b).

NOTE TO 1993 AMENDMENT

        The 1993 amendment added the phrase "no later than ten days after the corporate action was taken" to clarify that the notice required by Section 14-2-1322 does not need to be provided when soliciting a consent, but only after the corporation takes the action creating the dissenters' rights.

CROSS-REFERENCES

        Acting without meeting, see § 14-2-704. Meeting notice, see § 14-2-705. "Notice" defined, see § 14-2-141. "Record shareholder" defined, see § 14-2-1301. Right to dissent, see § 14-2-1302. "Shareholder" defined, see § 14-2-1301. Shareholders' meetings, see § 14-2-701 et seq.

RESEARCH REFERENCES

        AM. JUR. 2D.—18A Am. Jur. 2d, Corporations, § 817.

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O.C.G.A. § 14-2-1321 (2007)

§ 14-2-1321.    Notice of intent to demand payment

        (a)   If proposed corporate action creating dissenters' rights under Code Section 14-2-1302 is submitted to a vote at a shareholders' meeting, a record shareholder who wishes to assert dissenters' rights:

          (1)   Must deliver to the corporation before the vote is taken written notice of his intent to demand payment for his shares if the proposed action is effectuated; and

          (2)   Must not vote his shares in favor of the proposed action.

        (b)   A record shareholder who does not satisfy the requirements of subsection (a) of this Code section is not entitled to payment for his shares under this article.

        HISTORY:    Code 1981, § 14-2-1321, enacted by Ga. L. 1988, p. 1070, § 1.

NOTES:

COMMENT

        Source: Model Act, § 13.21. This replaces former § 14-2-251.

        If a shareholder's vote is called for, subsection (a) requires the shareholder to give notice of his intent to demand payment before the vote on the corporate action is taken. This notice enables other voters to determine how much of a cash payment may be required. It also serves to limit the number of persons to whom the corporation must give further notice, including the technical details of depositing share certificates. This subsection has no application to actions taken without a shareholder vote. This is consistent with former law, § 14-2-251(a).

        In order to be and remain a dissenter eligible to demand payment for his shares, the section requires that a shareholder must not only give the notice required by this section, but must also vote against, or abstain from voting on, the proposal. This is clearer than the similar provision of former § 14-2-251(b).

        The time available to file the notice required in § 14-2-1321 may be shorter than the notice period previously available, because generally notice of meetings to approve mergers, share exchanges and asset sales is set at a minimum of 10 days under the Code, where it was 20 days under prior law. Thus § 14-2-1003(d) (amendments of articles of incorporation), § 14-2-1103(d) (mergers) and § 14-2-1202(d) (asset sales) all refer to the notice required by § 14-2-705, which sets notice requirements of no fewer than 10 nor more than 60 days, while previously the requirements were 10 days for amendments to articles (§ 14-2-191(b)(2) and § 14-2-113(a)); 20 days for mergers and consolidations (§ 14-2-212(b)(1), and 20 days for asset sales (§ 14-2-231(2)).

CROSS-REFERENCES

        "Deliver" includes mail, see § 14-2-140. Dissenters' rights as exclusive remedy, see § 14-2-1302. Effective date of notice, see § 14-2-141. "Notice" defined, see § 14-2-141.

JUDICIAL DECISIONS

        CITED in Blitch v. Peoples Bank, 246 Ga. App. 453, 540 S.E.2d 667 (2000).

RESEARCH REFERENCES

        AM. JUR. 2D.—18A Am. Jur. 2d, Corporations, §§ 818 to 824.

        C.J.S.—19 C.J.S., Corporations, §§ 800, 801.

        ALR.—Timeliness and sufficiency of dissenting stockholder's notice of his objection to consolidation or merger and of his demand for payment for his shares, 40 ALR3d 260.

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O.C.G.A. § 14-2-1322 (2007)

§ 14-2-1322.    Dissenters' notice

        (a)   If proposed corporate action creating dissenters' rights under Code Section 14-2-1302 is authorized at a shareholders' meeting, the corporation shall deliver a written dissenters' notice to all shareholders who satisfied the requirements of Code Section 14-2-1321.

        (b)   The dissenters' notice must be sent no later than ten days after the corporate action was taken and must:

          (1)   State where the payment demand must be sent and where and when certificates for certificated shares must be deposited;

          (2)   Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

          (3)   Set a date by which the corporation must receive the payment demand, which date may not be fewer than 30 nor more than 60 days after the date the notice required in subsection (a) of this Code section is delivered; and

          (4)   Be accompanied by a copy of this article.

        HISTORY:    Code 1981, § 14-2-1322, enacted by Ga. L. 1988, p. 1070, § 1.

NOTES:

COMMENT

        Source: Model Act, § 13.22. This replaces former § 14-2-251(b) & (c).

        The basic purpose of Section 14-2-1322 is to require the corporation to tell all actual or potential dissenters what they must do in order to take advantage of their right of dissent. The requirements of what this notice (called a "dissenters' notice") must contain are spelled out in detail to ensure that this notice serves this basic purpose. Section 14-2-1322(a) is substantially similar to former § 14-2-251(b).

        In the case of an action that is submitted to the vote of shareholders, the dissenters' notice must be sent only to those persons who gave notice of their intention to dissent under Section 14-2-1321 and who refrained from voting in favor of the proposed actions. In the case of a transaction not involving a vote by shareholders, the dissenters' notice must be sent to all persons who are eligible to dissent and demand payment. In either case the dissenters' notice must be sent within 10 days after the corporate action is taken and must be accompanied by a copy of this article.

        The notice must contain or be accompanied by a form which a person asserting dissenters' right may use to complete the demand for payment under Section 14-2-1323. The notice must also specify the date by which the payment demand must be received by the corporation, which date must be at least 30 days and not more than 60 days after the effective date of the notice of how to demand payment.

        The dissenters' notice must also specify where and when share certificates must be deposited, or, in the case of uncertificated shares, when restrictions on transfer will become effective under Section 14-2-1324. The date for deposit of share certificates may not be set at a date earlier than the date for receiving the demand for payment.

        The demand period set in subsection (b)(4), not less than 30 days, is longer than the 20 days previously provided by § 14-2-251(c).

CROSS-REFERENCES

        Action without meeting, see § 14-2-704. Certificateless shares, see § 14-2-626. "Deliver" includes mail, see § 14-2-140. Effective date of notice, see § 14-2-141. "Notice" defined, see § 14-2-141. Share transfer restrictions, see §§ 14-2-627 & 14-2-1324.

RESEARCH REFERENCES

        AM. JUR. 2D.—18A Am. Jur. 2d, Corporations, § 825.

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O.C.G.A. § 14-2-1323 (2007)

§ 14-2-1323.    Duty to demand payment

        (a)   A record shareholder sent a dissenters' notice described in Code Section 14-2-1322 must demand payment and deposit his certificates in accordance with the terms of the notice.

        (b)   A record shareholder who demands payment and deposits his shares under subsection (a) of this Code section retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

        (c)   A record shareholder who does not demand payment or deposit his share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for his shares under this article.

        HISTORY:    Code 1981, § 14-2-1323, enacted by Ga. L. 1988, p. 1070, § 1.

NOTES:

COMMENT

        Source: Model Act, § 13.23. This replaces former § 14-2-251(d) & (e).

        The demand for payment required by Section 14-2-1323 is the definitive statement by the dissenter. In the case of a transaction involving a vote by shareholders, it is a confirmation of the "intention" expressed earlier; in the case of any other transaction, it is the person's first statement of position. In either event, the filing of these demands informs the corporation of the extent of the potential cash drain if it proceeds with the proposed corporate action.

        The record date for approval or the date of announcement of corporate action is the cut-off date for determining who has dissenters' rights under this article. Former § 14-2-251(e) only required a dissenter to state his or her name, address, number, classes and series of shares as to which he or she dissented and a demand for payment of fair value.

        Section 14-2-1323(a) also requires a person who files a demand for payment to deposit his share certificates as directed by the corporation in its dissenters' notice. The deposit of share certificates is necessary to prevent dissenters from giving themselves a 30-day option to take payment if the market price of the shares goes down, but sell their shares on the open market if the price goes up. If this kind of speculation were possible, all sophisticated investors might be expected to file demands that they would not intend to carry through unless the price should fall. If the shares are not represented by certificates, the corporation can prevent speculation by restricting their transfer, as authorized by Section 14-2-1324.

        With respect to certificated shares, this provision differs from former law in that the certificates are "deposited" for retention, rather than "submitted for notation." Former § 14-2-251(e) required dissenters to submit certificates at the time of filing their notice of election to dissent or within 30 days thereafter. The corporation was required to note the election to dissent and to return the certificate to the shareholder. This change assumes that the corporation will retain the certificates unless it fails to effectuate the proposed corporate action; it thus avoids the need of sending the certificates back to the shareholders, only to be surrendered again when payment is made.

        A shareholder who deposits his shares retains all other rights of a shareholder until those rights are modified by effectuation of the proposed corporate action. See Section 14-2-1323(b). Former § 14-2-251(d) was much more detailed, and limited dissenters' rights by providing that a notice of election to dissent terminates the shareholder's rights except to receive payment.

        Subsection (c) provides that a person who fails to file the demand for payment or does not deposit his share certificates as required by Section 14-2-1323(a) loses his status as a dissenter entitled to payment for his shares. Former § 14-2-251(e) provided that if an electing shareholder failed to make a timely tender of his certificate, the corporation could cancel his dissenter's rights by written notice within 45 days of the date of filing of the notice of election to dissent. There was a final out: if the shareholder could show "good cause," (not defined in the statute) dissenters' rights could be preserved. The Code creates a bright line rather than leave the matter uncertain for extended periods.

CROSS-REFERENCES

        Dissenters' notice, see § 14-2-1322. Dissenters' rights as exclusive remedy, see § 14-2-1302. Effective date of notice, see § 14-2-141. Share transfer restrictions, see §§ 14-2-627 & 14-2-1324.

JUDICIAL DECISIONS

        TENDER OF STOCK CERTIFICATES.—Where actions of the corporation deprived a dissenter of physical possession of a stock certificate, the dissenter was in compliance with the requirements establishing dissenters' rights, even though the certificate was not tendered within the dissenters' rights time period. VSI Enters., Inc. v. Edwards, 238 Ga. App. 369, 518 S.E.2d 765 (1999).

        WAIVER OF TIMELINESS OF DISSENTER'S NOTICE.—Dissenter was in compliance with the requirements establishing dissenter's rights, even though the dissenter did not tender the stock certificate within the dissenters' rights time period. Just as O.C.G.A. § 14-2-1323 provides that a dissenter may waive the right to dissent by failing to comply, O.C.G.A. § 14-2-1330 provides that the corporation may waive its right to contest the dissenter's evaluation by not timely filing suit. VSI Enters., Inc. v. Edwards, 238 Ga. App. 369, 518 S.E.2d 765 (1999).

RESEARCH REFERENCES

        AM. JUR. 2D.—18A Am. Jur. 2d, Corporations, §§ 815, 825.

        C.J.S.—19 C.J.S., Corporations, §§ 800, 801.

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O.C.G.A. § 14-2-1324 (2007)

§ 14-2-1324.    Share restrictions

        (a)   The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is taken or the restrictions released under Code Section 14-2-1326.

        (b)   The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

        HISTORY:    Code 1981, § 14-2-1324, enacted by Ga. L. 1988, p. 1070, § 1.

NOTES:

COMMENT

        Source: Model Act, § 13.24. There were no comparable provisions in former Georgia law, since certificateless shares were not provided for.

        Section 14-2-1324 deals with uncertificated shares in the dissent process. Section 14-2-1323(a) requires certificated shares to be deposited as directed by the corporation in its dissenters' notice; the restrictions on transfer of uncertificated shares provided by this section impose an analogous restriction on uncertificated shares for the same reasons. See the Comment to Section 14-2-1323.

        Section 14-2-1324(b) makes express that the restriction on transfer of shares provided by this section does not affect any other rights of the shareholder until these rights are modified by the corporate action.

CROSS-REFERENCES

        Certificateless shares, see § 14-2-626. Information statement for certificateless shares, see § 14-2-626. Payment demand, see § 14-2-1323. Share transfer restrictions generally, see § 14-2-627.

JUDICIAL DECISIONS

        TENDER OF STOCK CERTIFICATES.—Where actions of the corporation deprived a dissenter of physical possession of the stock certificate, the dissenter was in compliance with the requirements establishing dissenters' rights, even though the certificate was not tendered within the dissenters' rights time period. VSI Enters., Inc. v. Edwards, 238 Ga. App. 369, 518 S.E.2d 765 (1999).

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O.C.G.A. § 14-2-1325 (2007)

§ 14-2-1325.    Offer of payment

        (a)   Except as provided in Code Section 14-2-1327, within ten days of the later of the date the proposed corporate action is taken or receipt of a payment demand, the corporation shall by notice to each dissenter who complied with Code Section 14-2-1323 offer to pay to such dissenter the amount the corporation estimates to be the fair value of his or her shares, plus accrued interest.

        (b)   The offer of payment must be accompanied by:

          (1)   The corporation's balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year, and the latest available interim financial statements, if any;

          (2)   A statement of the corporation's estimate of the fair value of the shares;

          (3)   An explanation of how the interest was calculated;

          (4)   A statement of the dissenter's right to demand payment under Code Section 14-2-1327; and

          (5)   A copy of this article.

        (c)   If the shareholder accepts the corporation's offer by written notice to the corporation within 30 days after the corporation's offer or is deemed to have accepted such offer by failure to respond within said 30 days, payment for his or her shares shall be made within 60 days after the making of the offer or the taking of the proposed corporate action, whichever is later.

        HISTORY:    Code 1981, § 14-2-1325, enacted by Ga. L. 1988, p. 1070, § 1; Ga. L. 1989, p. 946, § 59; Ga. L. 1993, p. 1231, § 18.

NOTES:

COMMENT

        Source: Model Act, § 13.25. This replaces former § 14-2-251(f).

        Subsection (a) departs from the Model Act by preserving the approach of former Georgia law, in § 14-2-251(f). Former § 14-2-251(f) provided for the corporation to make a written offer of its estimate of fair value. Payment is only required to be made if the shareholder accepted the offer within 30 days, and then payment must be made within 60 days of the making of the offer or consummation of the corporate action, whichever is later. The Model Act contemplated changing this procedure by requiring immediate payment by the corporation upon completion of the transaction, without awaiting final agreement or a determination of fair value. As long as interest is paid on the amount finally determined or agreed upon, this shift adds nothing of substance to a dissenter's rights. Thus Section 14-2-1325(a) requires the corporation only to make an offer of the fair value of the shares.

        Since the shareholder must decide whether or not to accept the payment in full satisfaction, he must be furnished at this time with the financial information specified in Section 14-2-1325(b), with a reminder of his further rights and liabilities, and with a copy of this article.

NOTE TO 1989 AMENDMENT

        The 1989 amendments added subsection (c) to preserve the timetable of the former Code, set out in O.C.G.A. § 14-2-251(f) (1982). If the shareholder fails to accept the corporation's offer within 30 days, he loses the right to receive payment within the 60 day period provided. Under former § 14-2-251(f) his right to payment depended upon completion of the appraisal proceeding the corporation was obligated to initiate.

NOTE TO 1993 AMENDMENT

        The 1993 amendment also adds a default provision in subparagraph (c) providing that if a shareholder who has asserted dissenters' rights pursuant to Section 14-2-1323 does not respond to the corporation's offer of payment within thirty days, the shareholder will be deemed to have accepted the offer.

CROSS-REFERENCES

        Dissenters' notice, see § 14-2-1322. "Fair value" defined, see § 14-2-1301. "Interest" defined, see § 14-2-1301. Payment demand, see § 14-2-1323. Rejection of corporation's estimate of fair value, see § 14-2-1327.

RESEARCH REFERENCES

        ALR.—Construction and effect of provision for payment to dissenting shareholders in statute relating to merger, consolidation, or reorganization of banks or other corporations, 162 ALR 1237; 174 ALR 960.

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O.C.G.A. § 14-2-1326 (2007)

§ 14-2-1326.    Failure to take action

        (a)   If the corporation does not take the proposed action within 60 days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

        (b)   If, after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it must send a new dissenters' notice under Code Section 14-2-1322 and repeat the payment demand procedure.

        HISTORY:    Code 1981, § 14-2-1326, enacted by Ga. L. 1988, p. 1070, § 1; Ga. L. 1990, p. 257, § 20.

NOTES:

COMMENT

        Source: Model Act, § 13.26. This was formerly covered by § 14-2-251(f).

        Section 14-2-1326 essentially grants the corporation 60 days after the payment demand date to complete the transaction and make payment for the shares as required by Section 14-2-1325. If the corporation is unable to complete the corporate action within 60 days, it must release the shares, and give a new notice when it is ready to repeat the cycle. This requirement prevents the corporation from holding the dissenter indefinitely in a position where he has no possibility of realizing on his shares either by obtaining payment from the corporation or by selling them. Former § 14-2-251(f) contained a similar requirement, but it gave the corporation 90 days from the date of shareholder action approving the transaction. If the transaction has been effected but the corporation fails to make payment as required by this article, it is subject to the sanctions of Section 14-2-1331(b).

        Subsection (b) makes it clear that the corporation at any time after returning the deposited shares may send a new dissenters' notice under Section 14-2-1322 and repeat the procedure.

NOTE TO 1990 AMENDMENT

        The 1990 amendment corrected an erroneous statutory cross-reference.

CROSS-REFERENCES

        Certificateless shares, see § 14-2-626. Court action to compel payment, see §§ 14-2-1330 & 14-2-1331. Dissenters' notice, see § 14-2-1322. Information statement for certificateless shares, see § 14-2-626. Share transfer restrictions, see § 14-2-1324.

RESEARCH REFERENCES

        AM. JUR. 2D.—18A Am. Jur. 2d, Corporations, § 826.

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O.C.G.A. § 14-2-1327 (2007)

§ 14-2-1327.    Procedure if shareholder dissatisfied with payment or offer

        (a)   A dissenter may notify the corporation in writing of his own estimate of the fair value of his shares and amount of interest due, and demand payment of his estimate of the fair value of his shares and interest due, if:

          (1)   The dissenter believes that the amount offered under Code Section 14-2-1325 is less than the fair value of his shares or that the interest due is incorrectly calculated; or

          (2)   The corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within 60 days after the date set for demanding payment.

        (b)   A dissenter waives his or her right to demand payment under this Code section and is deemed to have accepted the corporation's offer unless he or she notifies the corporation of his or her demand in writing under subsection (a) of this Code section within 30 days after the corporation offered payment for his or her shares, as provided in Code Section 14-2-1325.

        (c)   If the corporation does not offer payment within the time set forth in subsection (a) of Code Section 14-2-1325:

          (1)   The shareholder may demand the information required under subsection (b) of Code Section 14-2-1325, and the corporation shall provide the information to the shareholder within ten days after receipt of a written demand for the information; and

          (2)   The shareholder may at any time, subject to the limitations period of Code Section 14-2-1332, notify the corporation of his own estimate of the fair value of his shares and the amount of interest due and demand payment of his estimate of the fair value of his shares and interest due.

        HISTORY:    Code 1981, § 14-2-1327, enacted by Ga. L. 1988, p. 1070, § 1; Ga. L. 1989, p. 946, § 60; Ga. L. 1990, p. 257, § 21; Ga. L. 1993, p. 1231, § 19.

NOTES:

        LAW REVIEWS.—For annual survey of cases discussing business associations, see 57 Mercer L. Rev. 49 (2005).

COMMENT

        Source: Model Act, § 13.28. (Section 14-2-1327 of the Model Act was deleted entirely by the Code.) This replaces former § 14-2-251(e) & (g), and departs significantly from former law.

        Under subsection (a), the dissenter who is not content with the corporations's offer must state in writing the amount he is willing to accept. A dissenter cannot, by remaining silent, force the corporation into the expense and delay of a judicial appraisal. Furthermore, if his demand is unreasonable, he runs the risk of being assessed litigation expenses under Section 14-2-1331. These provisions are designed to encourage settlement without a judicial proceeding. Former law did not require the dissenter to communicate the amount the dissenter would accept at any time prior to initiation of judicial proceedings. See former § 14-2-251(g).

        Under subsection (b), a dissenter who has been offered payment must make his supplemental demand within 30 days after receipt of the offer of payment in order to permit the corporation to make an early decision on initiating appraisal proceedings. If he fails to do so, he loses the right to demand additional payment beyond that offered by the corporation.

        If the corporation, having failed to take the corporate action and to make payment, also fails to return the certificates previously deposited or release the restrictions on transfer of uncertificated securities within 60 days, the shareholder may treat the shares as purchased by the corporation and demand payment of the full amount claimed under this section. See Section 14-2-1330(a) . This provision creates no hardship for the corporation since, if it cannot complete the transaction within 60 days, it may return the certificates (or release the restrictions on uncertified shares) and start the process over again at any time. Former law contained no comparable provisions where the corporate action was not completed; § 14-2-251(e) merely contemplated that the corporation could make its offer conditional upon completion of the transaction.

NOTE TO 1989 AMENDMENT

        The 1989 amendment added subsection (c). Where the corporation has failed to observe the procedures required by this part, subsection (c)(1) provides that the shareholder may demand the information that should have been provided by the corporation under Code Section 14-2-1325(b). Subsection (a) provides a procedure for a shareholder who disagrees with the amount offered by the corporation pursuant to section 1325; subsection (c)(2) provides a parallel procedure where the corporation has failed to make such an offer. This demand for payment has the same effect as one made under subsection (a). Thus, under Section 14-2-1330(a), if the corporation does not settle or commence an appraisal proceeding within 60 days after receiving a payment demand, the amount demanded becomes an absolute obligation of the corporation.

NOTE TO 1990 AMENDMENT

        Under § 14-2-1325, a corporation must offer to pay its estimate of the fair value of the shares held by a dissenting shareholder who has complied with the terms of the dissenters' rights provisions. Unlike the Model Act, the corporation is not required to pay out, but only to offer, its estimate of the fair value of the shares. Thus, the procedure outlined in § 14-2-1327 is triggered only if a shareholder is dissatisfied with a corporation's offer of payment. Therefore, the words "made or" in subsection (b) were considered extraneous and were deleted by the 1990 amendment.

NOTE TO 1993 AMENDMENT

        The 1993 amendment added the phrase "and is deemed to have accepted the corporation's offer" to clarify the effect of a dissenter's failure to respond within the applicable period.

CROSS-REFERENCES

        "Deliver" includes mail, see § 14-2-140. "Dissenter" defined, see § 14-2-1301. Dissenters' rights as exclusive remedy, see § 14-2-1302. Effective date of notice, see § 14-2-141. "Fair value" defined, see § 14-2-1301. "Interest" defined, see § 14-2-1301. "Judicial appraisal" see § 14-2-1330. Limitation of actions, see § 14-2-1332. "Notice" defined, see § 14-2-141. Offer of payment for shares, see § 14-2-1325.

JUDICIAL DECISIONS

        CITED in Riddle-Bradley, Inc. v. Riddle, 217 Ga. App. 725, 459 S.E.2d 576 (1995).

        APPLICABILITY.—Trial court erred by granting partial summary judgment to a doctor in a declaratory judgment action against the former clinic the doctor had worked for and was a shareholder of, because the trial court erroneously interpreted the professional corporation's bylaws as a restrictive covenant in restraint of trade when, in fact, the bylaws were not part of the doctor's employment contract and did not provide for a noncompetition penalty or forfeiture provision upon the doctor's departure. Albany Bone & Joint Clinic, P.C. v. Hajek, 272 Ga. App. 464, 612 S.E.2d 509 (2005).

RESEARCH REFERENCES

        AM. JUR. 2D.—18A Am. Jur. 2d, Corporations, § 825.

        ALR.—Construction and effect of provision for payment of dissenting stockholders in statutes relating to merger, consolidation, or reorganization of banks or other corporations, 162 ALR 1237; 174 ALR 960.

        Timeliness and sufficiency of dissenting stockholder's notice of his objection to consolidation or merger and of his demand for payment for his shares, 40 ALR3d 260.

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O.C.G.A. § 14-2-1330 (2007)

§ 14-2-1330.    Court action

        (a)   If a demand for payment under Code Section 14-2-1327 remains unsettled, the corporation shall commence a proceeding within 60 days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the 60 day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

        (b)   The corporation shall commence the proceeding, which shall be a nonjury equitable valuation proceeding, in the superior court of the county where a corporation's registered office is located. If the surviving corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

        (c)   The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unsettled parties to the proceeding, which shall have the effect of an action quasi in rem against their shares. The corporation shall serve a copy of the petition in the proceeding upon each dissenting shareholder who is a resident of this state in the manner provided by law for the service of a summons and complaint, and upon each nonresident dissenting shareholder either by registered or certified mail or statutory overnight delivery or by publication, or in any other manner permitted by law.

        (d)   The jurisdiction of the court in which the proceeding is commenced under subsection (b) of this Code section is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them or in any amendment to it. Except as otherwise provided in this chapter, Chapter 11 of Title 9, known as the "Georgia Civil Practice Act," applies to any proceeding with respect to dissenters' rights under this chapter.

        (e)   Each dissenter made a party to the proceeding is entitled to judgment for the amount which the court finds to be the fair value of his shares, plus interest to the date of judgment.

        HISTORY:    Code 1981, § 14-2-1330, enacted by Ga. L. 1988, p. 1070, § 1; Ga. L. 1989, p. 946, § 61; Ga. L. 1993, p. 1231, § 20; Ga. L. 2000, p. 1589, § 3.

NOTES:

        EDITOR'S NOTES.—Ga. L. 2000, p. 1589, § 16, not codified by the General Assembly, provides that the amendment to this Code section is applicable with respect to notices delivered on or after July 1, 2000.

COMMENT

        Source: Model Act, § 13.30. Section 14-2-1330 retains the concept of judicial appraisal as the ultimate means of determining fair value. It thus follows the basic pattern of former § 14-2-251(g).

        Subsection (a) requires the proceeding to be commenced by the corporation within 60 days after receiving a demand for payment under Section 14-2-1327. Subsection (a) makes this time period critical; if the proceeding is not commenced within this period the corporation must pay the additional amounts demanded by the shareholders under Section 14-2-1327. See the Comment to that section. Former law merely provided that dissenters may begin an action if the corporation failed to do so. See former § 14-2-251(g)(2). Each shareholder may sue directly for this amount, if necessary, and in an appropriate case may be entitled to charge the corporation with the costs of suit. See Section 14-2-1331.

        Subsections (b) and (c) provide that all demands for payment made under Section 14-2-1327 are to be resolved in a single proceeding brought in the county where the corporation's registered office is located. All shareholders making Section 14-2-1327 demands must be made parties, with service by publication authorized if necessary. Subsection (b) of the Model Act was amended to add the word "surviving" before "corporation" in the second sentence. This is intended to clarify the application of the dissenters' rights article—that it applies only to shareholders of Georgia corporations, but that their rights may be claims against a surviving corporation which is a foreign corporation. Subsection (c) was amended to restore language from former § 14-2-251(g)(3), which expressly provided that the action was quasi in rem against the shares.

        Subsection (d) provides that appraisers may be appointed within the discretion of the court.

        Subsection (e) provides that the final judgment establishes not only the fair value of the shares in the abstract but also determines how much each shareholder who made a Section 14-2-1327 demand should actually receive. The Model Act provision was amended to conform to previous Code changes in the Model Act, that eliminated a payment by the corporation before agreement is reached on the amount, and eliminated dissenters' rights for holders of after acquired shares.

NOTE TO 1989 AMENDMENT

        The 1989 amendment to subsection (b) added the phrase "which shall be a non-jury equitable valuation proceeding," to clarify the nature of the proceeding. Appraisal proceedings have traditionally been proceedings in equity, with appraisers appointed to assist the court in determining fair value.

NOTE TO 1993 AMENDMENT

        The 1993 amendment changed the notice by publication to be optional rather than mandatory, so that the corporation may choose to serve non-resident dissenting shareholders either by registered or certified mail or by publication, and no longer requires both methods.

CROSS-REFERENCES

        "Dissenter" defined, see § 14-2-1301. "Fair value" defined, see § 14-2-1301. "Interest" defined, see § 14-2-1301. "Person" defined, see § 14-2-140. "Principal office": defined, see § 14-2-140; designated in annual registration, see § 14-2-1622. "Proceeding" defined, see § 14-2-140. Registered office: designated in annual registration, see § 14-2-1622; required, see §§ 14-2-202 & 14-2-501.

JUDICIAL DECISIONS

        FAILURE TO TIMELY COMMENCE PROCEEDING.—Because the time for filing a petition for judicial appraisal is set by O.C.G.A. § 14-2-1330(a) and O.C.G.A. § 9-11-6(b) did not apply to permit a trial court to grant an extension of time before the commencement of such a legal action; thus, where a corporation failed to commence the proceeding within the statutory 60-day period, the court did not have subject matter jurisdiction to reach the merits of the petition. Riddle-Bradley, Inc. v. Riddle, 217 Ga. App. 725, 459 S.E.2d 576 (1995).

        WAIVER OF TIMELINESS OF DISSENTER'S NOTICE.—Dissenter was in compliance with the requirements establishing dissenter's rights, even though the dissenter did not tender the stock certificate within the dissenters' rights time period. Just as O.C.G.A. § 14-2-1323 provides that a dissenter may waive the right to dissent by failing to comply, O.C.G.A. § 14-2-1330 provides that the corporation may waive its right to contest the dissenter's evaluation by not timely filing suit. VSI Enters., Inc. v. Edwards, 238 Ga. App. 369, 518 S.E.2d 765 (1999).

        FEES AND EXPENSES NOT ALLOWABLE.—Because the action was not brought under this O.C.G.A. §§ 14-2-1330 and 14-2-1331 were not applicable and the court erred in awarding attorney fees, attorney expenses, and expert witness fees and expenses to the dissenter. VSI Enters., Inc. v. Edwards, 238 Ga. App. 369, 518 S.E.2d 765 (1999).

RESEARCH REFERENCES

        ALR.—Conclusiveness of statement or decision of accountant or similar third person under contract between others requiring property to be valued by him, 50 ALR2d 1268.

        Valuation of stock of dissenting stockholders in case of consolidation or merger of corporation, sale of its assets, or the like, 48 ALR3d 430.

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O.C.G.A. § 14-2-1331 (2007)

§ 14-2-1331.    Court costs and counsel fees

        (a)   The court in an appraisal proceeding commenced under Code Section 14-2-1330 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court, but not including fees and expenses of attorneys and experts for the respective parties. The court shall assess the costs against the corporation, except that the court may assess the costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under Code Section 14-2-1327.

        (b)   The court may also assess the fees and expenses of attorneys and experts for the respective parties, in amounts the court finds equitable:

          (1)   Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of Code Sections 14-2-1320 through 14-2-1327; or

          (2)   Against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this article.

        (c)   If the court finds that the services of attorneys for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these attorneys reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

        HISTORY:    Code 1981, § 14-2-1331, enacted by Ga. L. 1988, p. 1070, § 1.

NOTES:

COMMENT

        Source: Model Act, § 13.31. This replaces former § 14-2-251(g)(7).

        Subsection (a) provides that generally the costs of the appraisal proceeding should be assessed against the corporation. But the court is authorized to assess these costs, in whole or in part, against the dissenters if it concludes they acted arbitrarily, vexatiously, or not in good faith in making the Section 14-2-1327 demand for additional payment. Attorneys' fees and the costs of experts employed by the parties have been excluded from these assessments. This preserves the approach of former law, § 14-2-251(g)(7).

        Similarly, subsection (b) provides that counsel fees and fees of experts may be charged against the corporation or against dissenters upon a finding of a failure to comply in good faith with the requirements of this article. Further, subsection (b)(1) permits the court to assess these fees against a corporation that has substantially failed to comply with this article, without a finding that the corporation has acted arbitrarily, vexatiously, or not in good faith. While this approach is similar to that of former law, § 14-2-251(g)(7) contained specific criteria for assessing these expenses. Under Section 14-2-1330(a) if the corporation fails to begin the proceeding, it is liable for the amount demanded by each dissenter whose claim remains unsettled, in addition to assessments made under this section.

        Under subsection (c), individual dissenters, in turn, can be called upon to pay counsel fees for other dissenters if the court finds that the services were of substantial benefit to the other dissenters.

        The purpose of all these grants of discretion with respect to costs and counsel fees is to increase the incentives of both sides to proceed in good faith under this article to attempt to resolve their disagreement without the need of a formal judicial appraisal of the value of shares.

CROSS-REFERENCES

        Appraisers, see § 14-2-1330. "Dissenter" defined, see § 14-2-1301. "Proceeding" defined, see § 14-2-140.

JUDICIAL DECISIONS

        EDITOR'S NOTES.—In light of the similarity of the provisions, decisions under former Code Section 14-2-251, are included in the annotations for this section.

        CONSTITUTIONALITY.—Federal district court's determination that a dissenting shareholder's refusal to accept a stock tender offer was "arbitrary, vexatious, or otherwise not in good faith" did not violate the shareholder's seventh amendment right to have a jury decide whether the dissenter had acted arbitrarily. Columbus Mills, Inc. v. Freeland, 918 F.2d 1575 (11th Cir. 1990) (decided under former § 14-2-251).

        FEES AND EXPENSES NOT ALLOWABLE.—Because the action was not brought under O.C.G.A. §§ 14-2-1330 and 14-2-1331 were not applicable and the court erred in awarding attorney fees, attorney expenses, expert witness fees and expenses to the dissenter. VSI Enters., Inc. v. Edwards, 238 Ga. App. 369, 518 S.E.2d 765 (1999).

RESEARCH REFERENCES

        ALR.—Attorneys' fees and other expenses incident to controversy respecting internal affairs of corporation as charge against the corporation, 39 ALR2d 580.

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O.C.G.A. § 14-2-1332 (2007)

§ 14-2-1332.    Limitation of actions

        No action by any dissenter to enforce dissenters' rights shall be brought more than three years after the corporate action was taken, regardless of whether notice of the corporate action and of the right to dissent was given by the corporation in compliance with the provisions of Code Section 14-2-1320 and Code Section 14-2-1322.

        HISTORY:    Code 1981, § 14-2-1332, enacted by Ga. L. 1988, p. 1070, § 1.

NOTES:

COMMENT

        This section has no counterpart in the Model Act, or in former Georgia law, which was governed by general statutes of limitations. Three years is ample time for shareholders to assert dissenters' rights, even if they do not receive the notices required by this article. Normally a shareholder would become aware of corporate action giving rise to dissenters' rights in considerably less than three years after the action is taken. This provision will, after a reasonable period, remove the cloud of uncertainty that arises from failure to comply with the dissenters' rights provisions. Without certainty that no further contingent claims exist, new financings and other business activities may be severely hampered.

CROSS-REFERENCES

        Dissenters' notice, see § 14-2-1322. Duty to bring action after demand for payment, see § 14-2-1330. Notice of corporate action creating dissenters' rights, see § 14-2-1320.

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OPTIO SOFTWARE, INC. 3015 WINDWARD PLAZA WINDWARD FAIRWAYS II ALPHARETTA, GA 30005
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Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the special meeting date. Have your proxy card in hand when you call and then follow the simple instructions the Vote Voice provides you.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Optio Software, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by Optio Software, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	OPTIO1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

OPTIO SOFTWARE, INC.

The Board of Directors Recommends a vote "FOR" Proposal 1 and "FOR" Proposal 2.

Vote On Proposal 1			For	Against	Abstain

To approve the Agreement and Plan of Merger, dated as of March 3, 2008, among Bottomline Technologies (de), Inc., a Delaware corporation, Olive Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Bottomline, and Optio Software, Inc., a Georgia corporation.			☐	☐	☐

Vote On Proposal 2			For	Against	Abstain

To adjourn or postpone the special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes in favor of the Agreement and Plan of Merger or not sufficient shares present to constitute a quorum at the time of the special meeting.			☐	☐	☐

In their discretion, the proxy holders are authorized to vote upon such other matter(s) which may properly come before the special meeting and any adjournment(s) or postponements thereof.

	Yes	No
Please indicate if you plan to attend this meeting. Please mark, date and sign as your name appears above and return in the enclosed envelope.	☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature [PLEASE SIGN WITHIN BOX]	Date

Optio Software, Inc.
3015 Windward Plaza
Windward Fairways II
Alpharetta, Georgia 30005

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
IN CONNECTION WITH THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON [DATE], 2008

        The undersigned hereby appoints C. Wayne Cape and Caroline Bembry, and each of them, with full power of substitution, as Proxy, to represent and vote all the shares of common stock of Optio Software, Inc. held of record by the undersigned on March 14, 2008, at the special meeting of shareholders to be held on [date], 2008 and any postponement or adjournment thereof, as designated on the reverse side hereof, and, in their discretion, as to other matters.

        Please sign exactly as name appears on the reverse side. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

        THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED "FOR" THE PROPOSAL TO APPROVE THE AGREEMENT AND PLAN OF MERGER AND "FOR" THE PROPOSAL TO ADJOURN OR POSTPONE THE SPECIAL MEETING, IF NECESSARY OR APPROPRIATE, TO SOLICIT ADDITIONAL PROXIES IF THERE ARE NOT SUFFICIENT VOTES IN FAVOR OF THE APPROVAL OF THE MERGER AGREEMENT OR NOT SUFFICIENT SHARES PRESENT TO CONSTITUTE A QUORUM AND IN ACCORDANCE WITH THE BEST JUDGMENT OF THE DESIGNATED INDIVIDUALS WITH RESPECT TO MATTERS INCIDENTAL TO THE CONDUCT OF THE MEETING OR WHICH MAY OTHERWISE PROPERLY COME BEFORE THE MEETING.

(Please date and sign on reverse)
(Continued on reverse side)

QuickLinks

OPTIO SOFTWARE, INC. NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
OPTIO SOFTWARE, INC. SPECIAL MEETING OF SHAREHOLDERS TABLE OF CONTENTS
Annexes
FORWARD-LOOKING INFORMATION
QUESTIONS AND ANSWERS ABOUT THE MERGER
SUMMARY
MARKET PRICES AND DIVIDEND DATA
THE SPECIAL MEETING
THE COMPANIES
THE MERGER
THE MERGER AGREEMENT
THE VOTING AGREEMENT
SECURITY OWNERSHIP OF EXECUTIVE OFFICERS AND CERTAIN BENEFICIAL OWNERS
FUTURE SHAREHOLDER PROPOSALS
OTHER MATTERS
WHERE YOU CAN FIND MORE INFORMATION
MISCELLANEOUS
CERTAIN INFORMATION REGARDING OPTIO AND BOTTOMLINE
  Annex A
AGREEMENT AND PLAN OF MERGER DATED AS OF MARCH 3, 2008 AMONG BOTTOMLINE TECHNOLOGIES (de), INC., OLIVE ACQUISITION CORP. AND OPTIO SOFTWARE, INC.
Table of Contents
AGREEMENT AND PLAN OF MERGER
ARTICLE 1. DEFINITIONS
ARTICLE 2. TERMS OF MERGER
ARTICLE 3. THE CLOSING
ARTICLE 4. REPRESENTATIONS AND WARRANTIES OF COMPANY
ARTICLE 5. REPRESENTATIONS AND WARRANTIES OF PARENT
ARTICLE 6. COVENANTS OF COMPANY PENDING EFFECTIVE TIME OF THE MERGER
ARTICLE 7. COVENANTS OF PARENT AND MERGER SUB
ARTICLE 8. ADDITIONAL COVENANTS
ARTICLE 9. CONDITIONS PRECEDENT TO THE MERGER
ARTICLE 10. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF COMPANY
ARTICLE 11. CONDITIONS PRECEDENT TO OBLIGATIONS OF PARENT AND MERGER SUB
ARTICLE 12. EMPLOYEE BENEFITS
ARTICLE 13. TERMINATION
ARTICLE 14. MISCELLANEOUS
EXHIBIT A FORM OF VOTING AGREEMENT
  Exhibit A
VOTING AGREEMENT
Schedule I
EXHIBIT B FORM OF SECOND AMENDED AND RESTATED ARTICLES OF INCORPORATION OF COMPANY
  Exhibit B
SECOND AMENDED AND RESTATED ARTICLES OF INCORPORATION OF OPTIO SOFTWARE, INC.
ARTICLE ONE NAME
ARTICLE TWO CAPITALIZATION
ARTICLE THREE LIMITATION ON DIRECTOR LIABILITY
ARTICLE FOUR SHAREHOLDER ACTION WITHOUT MEETING BY LESS THAN UNANIMOUS CONSENT
ARTICLE FIVE CONSIDERATION OF INTERESTS OF NON-SHAREHOLDER CONSTITUENCIES
ARTICLE SIX INDEMNIFICATION OF DIRECTORS
  Annex B
  Annex C
  § 14-2-1301. Definitions
  § 14-2-1302. Right to dissent
  § 14-2-1303. Dissent by nominees and beneficial owners
  § 14-2-1320. Notice of dissenters' rights
  § 14-2-1321. Notice of intent to demand payment
  § 14-2-1322. Dissenters' notice
  § 14-2-1323. Duty to demand payment
  § 14-2-1324. Share restrictions
  § 14-2-1325. Offer of payment
  § 14-2-1326. Failure to take action
  § 14-2-1327. Procedure if shareholder dissatisfied with payment or offer
  § 14-2-1330. Court action
  § 14-2-1331. Court costs and counsel fees
  § 14-2-1332. Limitation of actions